Exhibit 10.5

To

Trumar Capital LLC

1675 South State St.,

Ste B Dover-19901, Delaware, USA,

Email: d.white@maxrs.group

To the kind attention of Andrew Dominique White

and

Mr. Ambrogio D'Arrezzo

Majority Stockholder ofTekne S.p.A.,

Piazza Gualdi n. 19,

42016 -Guastalla (RE), Italy,

E-mail: ambrogio@tekne.it

February 14, 2025

RE: Binding and Irrevocable Commitment Letter -Acquisition of the 100% of the corporate capital of TCEI S.a.r.l.

Dear Sirs,

The Board of Directors of Nuburu Inc. (the "Company" or "Nuburu"), a Delaware corporation, hereby issues this binding and irrevocable commitment letter (the "Letter") in connection with the proposed transactions as outlined below, to be entered into, directly and indirectly, with Trumar Capital LLC ("Trumar").

Whereas that:

A.
Trumar holds 100 % of the share capital ofTCEI S.a.r.l. ("TCEI").
B.
Nuburu acknowledges that TCEI and the selling stockholders of Tekne S.p.A. (the "Sellers Tekne") in February 2025 will enter into a binding and conditional agreement regarding the acquisition by TCEI of 70% of the share capital of Tekne S.p.A. ("Tekne") for a maximum amount equal to $42 million ("Acquisition Tekne Liability"), consisting of (i) $8,4 million in cash and (i) $33,6 million in Nuburu stock (the "Acquisition Tekne"), as detailed in the agreement attached hereto as Exhibit A (the "Tekne Acquisition Agreement").
C.
The Sellers Tekne are aware that the Acquisition Tekne is part of a more complex transaction, under which, prior to the Acquisition Tekne, Nuburu will acquire 100% of the share capital of TCEI from Trumar, as follows: (i) Nuburu will acquire 20% of the share capital of TCEI (the "First Acquisition TCEI"); and (ii) Nuburu will acquire the remaining 80% of the share capital of TCEI (the "Second Acquisition TCEI") in order to provide, inter a/ia, the necessary financial resources for TCEI to fulfill its obligations under the Tekne Acquisition Agreement and the acquisition of 100% of the share capital of 1AF2 S.r.1. ("Orbit") by TCEI (the "Acquisition Orbit" and, jointly with the Acquisition Tekne and the Second Acquisition TCEI, the "Final Transaction"),

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D.
The stockholders of Nuburu approved on December 27, 2024, the issuance of shares of common stock in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous LP1.
E.
Trumar, TCEI and their representatives provided certain supportive documentation (the "Transaction Documentation") regarding the First Acquisition TCEI and the Final Transaction.
F.
Nuburu has reviewed the Transaction Documentation that has been made available and confirms: (i) the feasibility and the intent to execute the First Acquisition TCEI; and (ii) the feasibility of the Final Transaction, subject to (i) the exhaustive, complete and satisfactory completion of the Due Diligence (as defined under the Tekne Acquisition Agreement), which does not result in serious and justified reasons that, in the interest of the TCEI, prevent the conclusion of the said Acquisition Tekne or the Final Transaction (as regulated under the clause 6.1.1.(iii) of the Tekne Acquisition Agreement), (ii) the obtainment to Nuburu of an independent evaluation from a designated advisor appointed by Nuburu's independent director (the "Independent Evaluation"), and (iii) the necessary regulatory, stockholders' approvals (collectively, the "Transaction Conditions").
G.
By means of this Letter, the Board of Directors of Nuburu hereby commits to proceed with the (i) First Acquisition TCEI under the terms and conditions below; and (ii) the Final Transaction under the terms and conditions precedent below indicated.

NOW, THEREFORE, in consideration of the foregoing, the recitals and annexes form an integral part of this Letter, and the following commitments and guarantees are hereby given to Trumar:

1.
Proposal to Nuburu Stockholders.
1.1.
In connection with the First Acquisition TCEI, Nuburu and the Board of Directors of Nuburu hereby irrevocably undertakes within 5 (five) business days from the date of this Letter, to execute the First Acquisition TCEI with payment to Trumar (or other party delegated by Trumar) for a total consideration equal to $25 million (the "TCEI First Closing") consisting of amount equal to (collectively, the "First Closing Consideration"):
(i)
$23,5 million by issuing Nuburu' notes, with a maturity of 5 (five) years, an annual interest rate of 10%, with a repayment schedule over 36 months and a three-month pre-amortization period with payable monthly (the "Nuburu Notes"); and
(ii)
$1,5 million in cash.
1.2.
In connection to the Final Transaction, the Board of Directors of Nuburu hereby commits to (i) prepare and filing a proxy statement for the special meeting of stockholders to consider the proposal to approve the Fina I Transaction, within 5 (five) days of receipt of any financial information (including pro forma information) regarding Tekne or Orbit that is required to be included in the proxy statement; and (ii) hold such special meeting by a certain date2, in line with the closing date of the Acquisition Tekne as defined in the Tekne Acquisition Agreement.

1.
NUBURU Secures Strategic $65 Million Funding Program to Accelerate Commercialization, Including $15 Million PIPE Investment & $SOM Equity Line of Credit I Business Wire.
2.
That date may be extended solely in the event that the Securities and Exchange Commission is reviewing the proxy statement filed by Nuburu or to comply with applicable law).

2

1.3.
In connection with the Second Acquisition TCEI, Nuburu and the Board of Directors of Nuburu hereby irrevocably undertakes, by no later than the end of March 2025, subject to the Transaction Conditions, to execute the Second Acquisition TCEI with payment to Trumar (or other party delegated by Trumar) for a total consideration consisting of an amount consistent with the Independent Evaluation or as otherwise agreed by the parties, taking into consideration the Independent Evaluation (the "TCEI Second Closing"). The payment terms and conditions will be as mutually agreed with Trumar under the definitive documentation related to TCEI Second Closing.
1.4.
In connection with the Acquisition Orbit and Acquisition Tekne, Trumar hereby irrevocably undertakes to ensure that TCEI, following the execution of the TCEI First Closing:
(i)
enter into a binding agreement with Orbit' sellers to finalise, within 30 days, the Acquisition Orbit, taking in consideration the payment of the First Closing Consideration;
(ii)
signs a financing agreement on behalf of TCEI to:
a)
execute and pay all liabilities ofTCEI specifically disclosed in writing in connection with the Acquisition Orbit (the "Acquisition Orbit Liability"); and
b)
pay a consideration equal to$ 50,000 to Epsion Capital (or any other entity designated by Trumar) as retainer fee for the preparatory and advisory activities related to Acquisition Tekne.
(iii)
procures that Tekne shall negotiate in good faith with Nuburu a licensing agreement at market conditions where Nuburu can develop derivative technologies regarding the application of the blue-laser technology in the defence sector, leveraging the expertise and know-how of Tekne.
2.
Guarantee Deposit.

In relation to TCEl's undertakings pursuant to the Tekne Acquisition Agreement, and considering the current financial situation ofTekne, Nuburu hereby irrevocably commits to depositing a guarantee in the value of$ 4,200,000.00 in listed securities within the timelines specified in Exhibit A.

3.
Information Provision.

Nuburu hereby irrevocably allows to provide all necessary and relevant information regarding the Company to Tekne, TCEI and all relevant Italian and European authorities in order to obtain the required and necessary authorizations to proceed with the Acquisition Tekne.

4.
Financial Support for TCEI.

In connection to the Final Transaction, Nuburu hereby undertakes to provide, directly and indirectly, all necessary financial resources to ensure that TCEI shall fulfill its liabilities and obligations specifically disclosed in writing under the Tekne Acquisition Agreement (including the Acquisition Tekne Liability) and the Acquisition Orbit (including the Acquisition Orbit Liability), subject to the Transaction Conditions.

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5.
Post-closings Appointment of Advisors and Key Roles.
5.1.
Upon the TCEI First Closing, Nuburu shall be entitled to appoint a director of TCEI (the "New Director"), which New Director shall have a veto right with respect to the approval of the Acquisition Tekne, provided that the New Director's consent will not be unreasonably withheld.
5.2.
Upon the Closing of the Acquisition TCEI and Acquisition Tekne, Nuburu and its Board of Directors, hereby ensure that Tekne appoints the following individuals and entities to support its debt restructuring and business turnaround efforts:
(i)
Epsion Capital (or any other entity designated by Trumar) as the advisor for debt restructuring and business relaunch, with an annual retainer fee of EUR 120,000, payable monthly, and a success fee of EUR 250,000 upon Tekne's exit from its restructuring process, as declared by the relevant authorities;
(ii)
Dr. Luca Zanni as Chief Restructuring Officer ofTekne S.p.A., with compensation in line with the industry's best practices; and
(iii)
Gianni & Origoni Law Firm as the legal advisor for the debt restructuring and relaunch of Tekne.

This Letter shall be binding and irrevocable and shall remain in full force and effect unless otherwise mutually agreed by the parties in writing.

We trust that the contents of this Letter accurately reflect our shared commitment to proceeding with the outlined transactions and look forward to working together towards their successful conclusion.

Sincerely,

/s/ Alessandro Zamboni

Nuburu Inc.

Name: Alessandro Zamboni

Title: Executive Chairman

For acceptance:

/s/ Andrew Dominique White

Trumar Capital LLC

Name: Andrew Dominique White

Title: Authorized person

For knowledge:

/s/ Ambrogio D'Arrezzo

Ambrogio D'Arrezzo

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Exhibit A - Agreement of Tekne Acquisition

5

Execution Version

To

Ambrose D'Arrezzo

Gualdi Square No. 19

42016 - Guastalla (RE)

By pec and e-mail: ambrogio.darrezzo@cert.cna.it; ambrogio@tekne.it

Charles Ulacco

Contrada Piane No. 8

66023 - Francavilla Al Mare (CH)

By e-mail: ulacco@tekne.it

Andrea Lodi

Isonzo Street No. 2

42042 - Fabbrico (RE)

By e-mail: andrea.lodi@lodispa.it

February 14, 2025

-via PEC or e-mail-

Re: Framework Agreement - Proposal

Dear Sirs,

We refer to our recent discussions and agreements to submit our proposal for the execution of the framework agreement.

* * *

Execution Version

FRAMEWORK AGREEMENT

between

TCEI S.À.R.L.

-on the one hand-

e

AMBROSE D'ARREZZO, CARLO ULACCO and ANDREA LODI

-on the other side-

Execution Version

TABLE OF CONTENTS

1.	Definitions	2
2.	Certain Rules Of Interpretation	7
3.	Subject Matter Of The Agreement	7
4.	Sale And Purchase Of The Participation	8
5.	Pre-Closing Covenants	13
6.	Conditions Precedent	16
7.	Closing	18
8.	Post-Closing Covenants	20
9.	Representations And Warranties Of The Sellers	22
10.	Warranties Of The Investor	27
11.	Investor's Indemnification Obligations	27
12.	Corporate Governance Rules Of Tekne	28
13.	Taxes Costs, And Expenses	33
14.	Miscellaneous	33
15.	Dispute Resolution	36

i

Execution Version

FRAMEWORK AGREEMENT

This framework agreement (the "Agreement") is entered into on February 14, 2025 between

TCEI S.À.R.L., a company incorporated under the laws of Luxembourg, having its registered office at Rue Jean-Pierre Brasseur no. 1, L-1258, Luxembourg, Luxembourg Commercial Register entry number B267726, in the person of Andrew Dominique White, who signs this agreement in his capacity as legal representative (the “Investor”);

- on the one hand -

and

Ambrogio D'Arrezzo, born in Crecchio (CH), January 14, 1962, Italian tax code DRRMRG62A14D137F (“AD”);

and

Carlo Ulacco, born in Rome (RM), April 15, 1976, Italian tax code LCCCRL76D15H501S (“CU”);

and

Andrea Lodi, born in Carpi, August 25, 1979, Italian tax code LDONDR79M25B819A (“AL” and jointly with AD and CU, the “Sellers”);

- on the other side - (the Investor and the Sellers, individually, a “Party” and jointly, the “Parties”).

RECITALS

(A) AD, CU, and AL hold, respectively, 86.2%, 10.8%, and 3% of the share capital of TEKNE S.p.A. (“TEKNE” or the “Company”), a company incorporated under the laws of Italy, with registered office at Contrada San Matteo no. 42, Poggiofiorito (CH), 66030, registration number with the Companies’ Register of Chieti-Pescara, Italian tax code and VAT number 01992140697, with share capital equal to Euro 30,500,000.00 (thirty million five hundred thousand/00), fully paid up, represented by no. 30,500,000 shares with a nominal value equal to Euro 1.00 each;

(B) TEKNE is a company active in the development of the design, production and outfitting of industrial, special and military vehicles, and in the development of products, systems and services related to electronics for automotive, defense and security, in the military and in the military and civilian fields;

(C) TEKNE needs to obtain additional financial resources, including, lines of credit for a total value equal to Euro 50,000,000.00 (fifty million/00), in order to be able to complete the composition with creditors procedure (composizione negoziata della crisi) to which TEKNE is a party, as well as to complete certain orders related to its business as described in the Recovery Plan (the “Pending Orders”). In such respect, the Investor has approached the Sellers for the creation of a commercial investment and strategic partnership with TEKNE through the possible entry of the Investor in the share capital of TEKNE, by the means of a potential acquisition of 70% of TEKNE’s share capital (the “Transaction”). The aforementioned Transaction is part of a more

Execution Version

complex transaction that the Investor is finalizing with Nuburu Inc., listed on the U.S. regulated market (the “Final Investor”), through which the Investor will contribute all of its assets, including the Company, into the capital of the Final Investor, involving the transfer of a certain number of shares (the “U.S. Participation”) of the Final Investor (the “Final Transaction”);

(D) in accordance with the foregoing, the Investor is interested in investing in the Company through the purchase by the Investor of a shareholding equal to 70% of the Company’s share capital (the “Participation”).

NOW, THEREFORE,

the Parties, intending to be legally bound, hereby agree as follows.

SECTION I INTRODUCTORY PROVISIONS AND SUBJECT OF THE AGREEMENT

1. DEFINITIONS

In addition to the terms and expressions defined in other Clauses, Paragraphs, in the Recitals, Annex, Appendix and preamble to this Agreement, the following terms and expressions have the following meanings in the context of this Agreement:

1.1. “Acceptance Date”: means the date on which the Parties duly and validly executed and delivered this Agreement, pursuant to Clause 14.2, by exchange of proposal and acceptance (scambio per corrispondenza).

1.2. “Accounting Principles”: means the provisions dictated by section 2423 et seq. of the Civil Code for the preparation of the financial statements of companies, as interpreted and supplemented by the national accounting standards issued by the Italian Accountants’ Organization (“Consigli Nazionali dei Dottori Commercialisti e dei Ragionieri”), applied in a manner consistent and coherent with the Company's previous practice.

1.3. “Agreement”: has the meaning set forth in the preamble.

1.4. “Antitrust Regulations”: means (i) Law No. 287 of October 10, 1990, as subsequently amended and implemented; and (ii) EU Regulation No. 1/2003.

1.5. “Authority”: means any public authority, including legislative, executive, administrative, fiscal, or judicial bodies (including European community, international, foreign, federal, state, regional, interregional, or local authorities as well as European authorities and by way of example but not limited to, the Department of Security Information “DIS”) or any commission, board, agency, bureau, official as well as any other regulatory, administrative, judicial authority including arbitration courts and arbitrators and all their divisions and subdivisions.

1.6. “Authorization(s)”: means all authorizations, licenses, concessions, permits, approvals, certifications, clearances (nulla osta), as well as any other measure of any Authority necessary for the management of the Company as it is currently conducted.

1.7. “Bankruptcy Law”: means Royal Decree No. 267 of March 16, 1942, as subsequently supplemented and amended.

1.8. “Binding Exchange Share”: has the meaning set forth in Clause 4.3.1(ii)(b).

1.9. “Binding Price-Exchange Date”: has the meaning set forth in Clause 4.3.3 (a)(v).

Execution Version

1.10. “Business Day”: means a day on which banks operating in the Rome and Milan are open for the conduct of their normal business.

1.11. “Candidates”: has the meaning set forth in Clause 12.4.1a).

1.12. “Candidate Designated Investor”: has the meaning set forth in Clause 12.4.1 b).

1.13. “Civil Code”: means Royal Decree No. 262 of March 16, 1942, as amended from time to time.

1.14. “Claim”: has the meaning set forth in Clause 9.4 (a).

1.15. “Closing”: means the performance of all acts, operations, fulfilments, exchanges of documents, none excluded and/or excepted, to be performed on the Closing Date, as well as the completion of all transactions that, according to the provisions of this Agreement, are to take place on the Closing Date.

1.16. “Closing Date”: means the date on which the Closing (as defined below) will take place in accordance with this Agreement.

1.17. “CNC Expert”: means the independent expert appointed by measure by the Chieti-Pescara Companies’ Register on August 14, 2024 in the person of Dr. Luigi Carunchio pursuant to section 17 et seq. of Legislative Decree No. 18/2021.

1.18. “Compensation Notice”: has the meaning set forth in Clause 4.3.3.

1.19. “Competition Activities”: has the meaning set forth in Clause 12.9.1(i).

1.20. “Conditions Precedent”: has the meaning set forth in Clause 6.1.1.

1.21. “Confidential Information”: has the meaning set forth in Clause14.7.1.

1.22. “Confirmatory Due Diligence”: has the meaning set forth in Clause8.1“Control”: means the case referred to in section 2359, par. 1 and 2 of the Civil Code; the terms “Parent” and “Subsidiary”, and the verb “Control” will have a meaning consistent with the definition of Control.

1.23. “Decree 231”: means Legislative Decree No. 231/2001, as subsequently amended.

1.24. “Direct Claim”: has the meaning set forth in Clause 9.4 (a).

1.25. “Designated Investor Chief Executive Officer”: has the meaning set forth in Clause12.4.1 d).

1.26. “Due Diligence”: has the meaning set forth in Clause 5.1.

1.27. “Due Diligence Documentation”: has the meaning set forth in Clause 5.1(i).

1.28. “Encumbrances”: means pledges, mortgages, rights of use, usufruct, garnishments, seizures, pre-emptions, options, charges, prejudicial passive transcripts, general and special privileges, pending litigation, third party rights, for any reason, including inheritance, redemption rights in favor of third parties pursuant to section 1500 of the Civil Code, and any other encumbrances, charges or encumbrances.

1.29. “Escrow Account”: means the bank account to be opened by either Party with the Escrow Agent, pledged for the benefit of the Parties to secure (i) the Fixed Binding Price payment, (ii) the transfer of the Binding Exchange Share, and (iii) the Sellers’ indemnification obligations, in accordance with the terms and conditions set forth in this Agreement and the Escrow Agreement.

Execution Version

1.30. “Escrow Agent”: means escrow agent, as a notary or bank of primary standing, jointly selected by the Parties.

1.31. “Escrow Agreement”: means the mandate and escrow agreement to be entered into between the Parties and the Escrow Agent as of the Closing Date substantially in accordance with the text attached to this Agreement as Annex 1.33, designed to secure (i) the payment of the Fixed Binding Price, (ii) the transfer of the Binding Exchange Share, (iii) the deduction of the Relevant Results, and (iv) the indemnification obligations of the Sellers, in accordance with the provisions of this Agreement and the Escrow Agreement.

1.32. “Escrow Amount”: has the meaning set forth in Clause 4.3.2(ii).

1.33. “Exchange Share”: has the meaning set forth given in Clause 4.3.1(ii)(b).

1.34. “Exchange Share Closing”: has the meaning set forth in Clause 4.3.1(ii)(b).

1.35. “Expert's Decision”: has the meaning given in Clause 4.3.3(b)(iv).

1.36. “Final Investor”: has the meaning set forth in Recital (C).

1.37. “Final Transaction”: has the meaning set forth in Recital (C).

1.38. “Final Transaction Authorization”: means (i) the granting by any competent Authority of authorization, approval or consent to execute the Final Transaction contemplated by this Agreement, such as, by way of example but not limited to, antitrust authorization, the so-called golden power authority under the Golden Power Legislation to execute the Final Transaction notified to it; or (ii) the silence-consent provided for in the Golden Power Legislation as a result of the expiration of the deadline for the verification of the request for golden power authorization; or (iii) the notice that the Golden Power Legislation is not applicable to the Final Transaction contemplated by this Agreement.

1.39. “Financial Statement(s)”: means the Company's financial statements for the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, respectively, duly approved by the Company's corporate bodies.

1.40. “First Chief Executive Officer”: has the meaning set forth in Clause 12.3.

1.41. “Fixed Price”: has the meaning set forth in Clause 4.3.1(ii)(a).

1.42. “Fixed Price Closing”: has the meaning set forth in Clause 4.3.1(ii)(a).

1.43. “Fixed Binding Price”: has the meaning set forth in Clause 4.3.1(ii)(a).

1.44. “Golden Power Regulations”: means (i) Decree-Law No. 21 of March 15, 2012, converted into law by Law No. 56 of March 11, 2012, as subsequently amended or supplemented; (ii) Decree-Law No. 105 of September 21, 2019, converted into law by Law No. 133 of November 18, 2019, as subsequently amended and implemented; and (iii) EU Regulation No. 452/2019.

1.45. “Group”: means the Company and its Subsidiaries, and “Group Companies” shall be interpreted accordingly.

1.46. “Indemnification”: has the meaning set forth in Clause 9.6(a).

1.47. “Investor”: has the meaning set forth in preamble.

1.48. “Indemnifiable Event”: has the meaning set forth in Clause 9.6

Execution Version

1.49. “Independent Expert”: has the meaning set forth in Clause 4.3.3.

1.50. “Intellectual Property Rights”: means any and all intellectual and/or industrial property rights owned by the Company, including but not limited to rights relating to: firm, company name, company name, patents for inventions, ornamental and utility models, trademarks (including unregistered), distinctive signs, applications relating to the foregoing, industrial and trade secrets, software, Internet domains, databases (including where “non-creative”), contact lists used by the Company in the exercise of its activities, know-how, the processes, productive and commercial, image rights and domain names.

1.51. “Interim Period”: means the period from the Acceptance Date to the Closing Date.

1.52. “Internal Contact Person”: has the meaning set forth in Clause 5.2.3.

1.53. “Investor’s Representations and Warranties”: has the meaning set forth in Clause 10.1.

1.54. “Law”: means any supranational, national, regional, state, provincial or local law or other form of regulatory provision, statute, ordinance, rule, regulation, code, order, injunction or decree, and any rule of primary or secondary status applicable to the Parties and/or the Company (as applicable).

1.55. “Lock-Up”: has the meaning set forth in Clause 12.2(a).

1.56. “Lock-up Period”: has the meaning set forth in Clause 12.2(a).

1.57. “Long Stop Date”: has the meaning set forth in Clause 6.1.1.

1.58. “Loss(es)”: means all losses and damages determined in accordance with section 1223 of the Civil Code, including expressly the loss of profit, and any contingent liabilities, non-existence of assets, costs, expenses, charges, disbursements, including those in the nature of Tax.

1.59. “Material Adverse Change”: means any event (or series of events) related to the Company that results in a material adverse change or impact on the Company's assets, financial or earnings conditions or business activities, such as impairing the Company’s ordinary operations or result in its insolvency.

1.60. “New By-laws”: has the meaning set forth in Clause 7.2 (a)(v).

1.61. “Notary”: means the notary who will be chosen by the Investor.

1.62. “Notice of Candidates”: has the meaning set forth in Clause 12.4.1(a).

1.63. “Notice of Designated”: has the meaning set forth in Clause 12.4.1(b).

1.64. “Objection to Claim”: has the meaning set forth in Clause 9.4 (b).

1.65. “Objection to the Compensation”: has the meaning set forth in Clause4.3.3(b)(i).

1.66. “Objection Term”: has the meaning set forth in Clause 4.3.3.

1.67. “Participation”: has the meaning given in Recital (D).

1.68. “Parties”: has the meaning set forth in preamble.

1.69. “Penalty for Breach of Non-Competition Obligations”: has the meaning set forth in Clause 12.9.4.

1.70. “Pending Orders”: has the meaning set forth in Recital (C).

Execution Version

1.71. “Related Parties”: means any natural person and legal entity identified as such in accordance with the “Regulation of Related Party Transactions” adopted by CONSOB Resolution No. 17221 of March 12, 2010, as amended and in accordance with IAS ("International Accounting Standards") No. 24.

1.72. “Relevant Results”: means any findings noted by the Investor and/or its advisors (if any) during the exercise of Due Diligence and Confirmatory Due Diligence that (if any) result in a net loss or Loss for any of the Group Companies in excess of an amount equal to Euro 250,000.00 (two hundred and fifty thousand/00) arising from any breach arising from contractual relationships, third party rights or any other relationship to which any of the Group Companies are party or from the Law or Accounting Principles applicable to the Group Companies. It remains understood that any liabilities or Losses arising from one or more contracts for causes of production delays caused by the compositions with creditors procedure (composizione negoziata della crisi) to which the Company is subject shall not be included as Relevant Results, only in the event that such liabilities or Losses are offset by new orders or contracts that the Company receives or enters into in the following 6 months from the Acceptance Date.

1.73. “Relevant Territory”: means the territory, Cities, Regions, States, without limitation, where the Company carries out and/or organizes and/or maintains relations with third parties in connection with its business and corporate purpose.

1.74. “Sellers’ Representations and Warranties”: has the meaning set forth in Clause 9.

1.75. “Tax(es)”: means any charge payable, obligation to pay, including any fee, tax (direct or indirect,

including VAT, income tax, regional business tax, sales or transfer tax), government concessions occupation tax, excise tax, duty, customs tax, stamp duty, registration tax, IMU charge, tax burden, withholding tax, imposed by Law or any Authority (including those due as a substitute for tax), as well as any interest or penalty, surtax and/or surcharge related thereto.

1.76. “Termination of Office”: has the meaning set forth in Clause 12.4.1.

1.77. “Third Party Claim”: has the meaning set forth in Clause 9.4(a).

1.78. “Transaction”: has the meaning set forth in Recital (C).

1.79. "Transfer": means (i) any inter vivos transaction or act, whether in whole or in part, in a particular or universal capacity (a titolo particolare o universale), for valuable consideration (fungible or non-fungible) or gratuitous, and (ii) any inter vivos transaction, deed or agreement in a universal or particular capacity (a titolo particolare o universale), whether for valuable consideration (fungible or non-fungible) or gratuitous - including but not limited to, sales, exchanges, donations, constitution of separate estates, contributions to trusts, contributions to companies or estate funds, pledges, enforcement of security interests (including but not limited to forced sales and forced assignments) constitutions or transfers of usufruct or other right of guarantee or enjoyment (diritto di garanzia o godimento), securities lending, mergers and demergers, preliminary contracts, trust transfers, options and deferred execution contracts - by virtue of which the result of the transfer or constitution (or commitment to transfer or constitution) of ownership or any other real or personal right (including usufruct,

Execution Version

bare ownership and pledge) is achieved. The verb "Transfer," in all its conjugations, shall have a meaning consistent with the definition of Transfer.

1.80. “US Escrow Participation”: has the meaning set forth in Clause 4.3.2(ii).

1.81. “Value of the Participation”: has the meaning set forth in Clause 4.3.1(i).

2. CERTAIN RULES OF INTERPRETATION

2.1. The Premises referred to above the Annexes and Appendix to this Agreement shall be construed and interpreted as an integral and essential part of this Agreement.

2.2. References to “Premises”, “Clauses”, “Paragraphs”, “Annexes, and “Appendix” shall be construed as to refer to the respective premises, clauses, paragraphs, annexes and appendix of this Agreement.

2.3. The expressions "therein included," "includes," or similar shall be construed as introducing a mere exemplification as if they were always followed by "without limitation," and the singular includes the plural and vice versa, the masculine includes the feminine and vice versa.

2.4. The obligation to "cause" certain activities to be carried out by third parties shall be construed under section 1381 of the Civil Code.

2.5. The definitions in Clause 1 apply to both the singular and plural of the respective headings where the context so requires.

2.6. The headings of the Clauses, Paragraphs and Annexes are inserted for convenience only, for the sole purpose of ease of reference, and shall in no way affect the meaning, interpretation or effectiveness of this Agreement.

2.7. The agreements in favor of third parties are deemed to be stipulated pursuant to section 1411 of the Civil Code.

3. SUBJECT MATTER OF THE AGREEMENT

The purpose of this Agreement is:

(i) to regulate the transfer of the Participation on the Closing Date by the Sellers in favor of the Investor. The provisions relating to this stage are contained in Section II of this Agreement, without prejudice to the application of any additional provisions contained in other Sections of this Agreement as relevant;

(ii) to set forth the corporate governance rules, as shareholder agreement, relating to the Company following the Closing Date. The relevant provisions are contained in Section III of this Agreement, without prejudice to the application of any additional provisions contained in other Sections of this Agreement as relevant; and

(iii) to regulate the additional commitments to be borne by the Parties. The relevant provisions are contained in Section VI of this Agreement, without prejudice to the application of any additional provisions contained in other Sections of this Agreement as relevant.

Execution Version

SECTION II

4.
Sale and Purchase of the Participation
4.1.
Sale and purchase
4.1.1.
Under the terms and conditions set forth in this Agreement, each of the Sellers sells to the Investor, who acquires from each of the Sellers, effective as of the Closing Date and subject to the fulfilment of the Conditions Precedent (or the waiver thereof in accordance with this Agreement), against the payment of the Fixed Price and the transfer of the Exchange Share, paid in under the terms and conditions set forth in Clause 4.3, the full and exclusive ownership of all of the shares constituting the Participation, consisting of no. 21,350,000 shares of the Company, representing 70% of the Company’s share capital, free and clear of all Encumbrances, as further set forth below:
(a)
AD holds no. 18,403,700 shares of the Company, representing 60% of the Participation;
(b)
CU holds no. 2,305,800 shares of the Company, representing 8% of the Participation; and
(c)
AL holds no. 640,500 shares of the Company, representing 2% of the Participation.
4.1.2.
It is understood that pursuant to and for the purposes of section 1316 of the Civil Code, the Participation is conventionally considered as a single and indivisible object in its entirety. Therefore, any possibility of partial fulfilment consisting in the transfer of portions of the Participation is excluded.
4.2.
Translative effect and enjoyment

The transfer of ownership of the Participation takes place on the Closing Date, subject to the occurrence of the Closing, as provided in Clause 7, and the Participation is transferred to the Investor, with regular enjoyment as of the Closing Date.

4.3.
Fixed Price and Exchange Share
4.3.1.
Participation Value
(i)
The Parties agree that the value of the Participation is, as of today's date, conventionally determined in the fixed and unchangeable amount (except as set forth below) equal in the aggregate to the sum of USD 42,000,000.00 (forty-two million/00) (the “Value of the Participation”).
(ii)
The Parties agree that, based on the Value of the Participation, the Investor will pay the price of the Participation to the Sellers, pro-rata to the portion of the Participation transferred by each of the Sellers, by:
(a)
the payment in cash of an amount equal to USD 8,400,000.00 (eight million four hundred thousand/00) (the “Fixed Price”) of which: (i) an amount equal to USD 4,200,000.00 (four million two hundred thousand/00) (the “Fixed Price Closing”) shall be paid on the Closing

Execution Version

Date in the manner set forth in Clause 4.3.2(i) below, and (ii) an amount equal to USD 4.200,000.00 (four million two hundred thousand/00) shall be paid net of any Relevant Results calculated in the manner set forth in Clause 4.3.2(i) below (the “Fixed Binding Price”); and
(b)
the exchange shares, by way of an exchange pursuant to section 1554 of the Civil Code, of a portion of the U.S. Participation, equal to the value of USD 33,600,000.00 (thirty-three million six hundred thousand/00) in accordance with the criteria and terms of the monetary currency, as agreed between the Parties, on the Closing Date (the “Exchange Share”), of which: (i) a portion of the U.S. Participation, equal to the value of USD 16,800.000.00 (sixteen million eight hundred thousand/00) (the “Exchange Share Closing”) shall be transferred on the Closing Date the manner set forth in Clause 4.3.2 below, and (ii) a portion of the US Participations, equal to the value of USD 16,800.000.00 (sixteen million eight hundred thousand) net of any Relevant Results calculated in the manner set forth in Clause 4.3.3 below (the “Binding Exchange Share”), shall be transferred on the Closing Date in the manner set forth in Clause 24.3 below.
4.3.2.
Method of Payment of Fixed Price Closing and Exchange Share Closing
(i)
The Parties agree that, on the Closing Date, the Fixed Price Closing shall be paid by instant transfer to the respective bank accounts of the Sellers, which shall be notified to the Investor at least 5 Business Days prior to the Closing Date, and the Exchange Share Closing shall be transferred, from the Investor to the Sellers, pro rata to the portion of the equity interest transferred by each of the Sellers.
(ii)
For the purpose of the payment of the Fixed Binding Price and the transfer of the Binding Exchange Share, on the Closing Date, the Investor shall (i) pay an amount equal to USD 4,200.000.00 (four million two hundred thousand/00) (the “Escrow Amount”) to the Escrow Agent on the Escrow Account, and (ii) will deliver by way of deposit a portion of the U.S. Participations, equal to USD 16,800,000.00 (sixteen million eight hundred thousand) to the Escrow Agent (the “U.S. Escrow Participation”).
(iii)
The Parties agree that the Escrow Amount and the U.S. Escrow Participation, when respectively accredited and delivered by Investor to Escrow Agent on the Closing Date to the Escrow Account, shall remain on deposit in the Escrow Account and shall be released by Escrow Agent to Sellers as Binding Fixed Price and Binding Exchange Share, on the terms and conditions set forth in the Escrow Agreement within 5 Business Days after the Binding Price-Closing Date, less any amounts due from Sellers to Investor under this Agreement and the Escrow Agreement.

Execution Version

(iv)
The Escrow Amount and US Escrow Participations may be moved by the Escrow Agent only and exclusively in accordance with the irrevocable provisions and instructions set forth in the Escrow Agreement.
(v)
Within the next 7 (seven) Business Days from the Acceptance Date of this Agreement, the Investor and an escrow agent, selected by the Investor, shall enter into a warrant and escrow agreement designed to guarantee the payment of an aggregate amount equal to USD 4,200,000.00 (four million two hundred thousand/00) (the “Guarantee”), by way of security, which shall be released to the Sellers if the Closing fails to complete due to causes directly attributable to the Investor. In such event, subject to the provisions of Clause 6 (Conditions Precedent), Sellers shall be entitled to receive from the escrow agent the Guarantee. It is understood that if (i) any of the above Conditions Precedent have not occurred or (ii) the Parties, directly or indirectly, have executed the Closing, the Guarantee shall be released in favor of the Investor by the escrow agent.
4.3.3.
Calculation of Fixed Binding Price and Binding Exchange Share
(a)
The Parties agree that the Fixed Binding Price and the Binding Exchange Share will be calculated through a contingent and variable compensation mechanism, which, in any case, may not result in a decrease by more than USD 21,000,000.00 (twenty-one million/00) and will be equal to the result of the following formula:

Fixed Binding Price= 20%*Binding Value; and

Binding Exchange Share= 80%*Binding Value.

Where:

“Binding Value”: means the value resulting from the following formula:

Binding Value = 21,000,000.00 (twenty-one million/00) - the maximum value converted into USD of the Relevant Results (the "Maximum Compensated Value").

(b)
In order to calculate the amount, if any, due as Binding Fixed Price and Binding Exchange Share, the Parties will follow the following procedure:
(i)
within 30 Business Days from the date of the conclusion of the Confirmatory Due Diligence, the Investor shall calculate (if necessary also by using external professionals) and transmit to the Sellers its determination of the Binding Fixed Price and the Binding Exchange Share by sending to the Sellers an appropriate written communication (the “Objection to the Compensation”) containing the Binding Value, the Binding Fixed Price, the Binding Exchange Share and the Relevant Results calculated by the Investor pursuant to Clause 4.3.3(a). In the absence of the submission of the Compensation Notice within the specified time limit, the amount determined in this Agreement by way of Binding Fixed Price and

Execution Version

Binding Exchange Share shall become final and immediately due to the Sellers in the manner set forth in the Escrow Agreement. The Sellers undertake that the Company shall give full cooperation to the Investor and provide any documents or data requested by the Investor for the purpose of calculating the Binding Value, Binding Fixed Price, Binding Exchange Share and Relevant Results.
(ii)
Sellers may contest the determination of the Fixed Binding Price and Binding Exchange Share made by Investor by sending the latter a written notice (the "Objection to the Compensation") containing: (a) the Relevant Findings values disputed and recalculated by Sellers and the grounds for such disputes; and (b) the amount by way of Fixed Binding Price and Binding Exchange Share based on the Relevant Results values deemed correct by Sellers. The Objection to the Compensation shall be delivered to Investor within 20 (twenty) Business Days of receipt of the Compensation Notice (the "Objection Term").
(iii)
In the event that the Investor does not receive any Objection to the Compensation, the value of the Binding Fixed Price and Binding Exchange Share determined by the Investor and contained in the Compensation Notice shall be deemed finally accepted by the Sellers and shall become binding between the Parties.
(iv)
In the event the Objection to the Compensation is sent within the Objection Term, the Investor and the Sellers shall be required to discuss in good faith in order to reach an agreement to resolve the dispute amicably. In the event that the Investor and the Sellers fail to reach an agreement within 20 (twenty) Business Days of receipt of the Objection to the Compensation, the resolution of such dispute shall be submitted to a chartered accountant or an auditing firm of primary standing appointed jointly by the Parties or, in the event the Parties fail to agree on the choice of such accountant or such auditing firm, by the President of the Court of Rome upon the application of the most diligent Party (the "Independent Expert") and the following shall apply:
1)
the Parties involved shall instruct the Independent Expert to take into account only those items and amounts set forth in the Objection to the Compensation on which the Parties have not yet reached agreement, and shall, each to the extent of its responsibility, cause the Independent Expert to have access to all books, records, financial statements, data and other relevant information and documentation of the Company, and to cooperate with the Independent Expert in complying with all requests reasonably made by the Independent Expert in connection with the exercise of his or her mandate;

Execution Version

2)
the Parties shall instruct the Independent Expert to deliver to the Parties, in the shortest possible time (and in any event no later than 20 (twenty) Business Days after his designation), a written decision setting forth the resolution of the disagreement on the Binding Fixed Price and the Binding Exchange Share of the Compensation Notice and the Objection to the Compensation (the "Expert's Decision"). The Expert's Decision shall be final and binding between the Parties;
3)
the Independent Expert will act with fair appreciation pursuant to sections 1349 and 1473 of the Civil Code, expressly excluding mere arbitrariness and not acting as an arbitrator; and
4)
fees and expenses related to the appointment of the Independent Expert will be borne by the losing Party.
(v)
The Parties agree that upon the outcome of the procedure set forth in the preceding Clause 4.3.3 (b) (ii) , (iii) and (iv) , the Binding Fixed Price and the Binding Exchange Share shall be final and binding between the Parties, within 20 (twenty) Business Days (the "Binding Price-Exchange Date") (1) after the expiration of the Objection Term, if an Objection to the Compensation has not been transmitted pursuant to Clause (iii) above; or (2) by the reaching of an amicable agreement between the Parties involved pursuant to the preceding Paragraph (iv), where, following the transmission of an Objection to the Compensation pursuant to the preceding Paragraph (iii) , such amicable agreement has been reached; or (3) from the receipt of the Expert's Decision, where, following the transmission of an Objection to the Compensation pursuant to the preceding Paragraph (iii), the resolution of such dispute has been submitted by the most diligent Party to the judgment of the Independent Expert pursuant to the preceding Paragraph (iv).
4.4.
Method of Payment of Binding Fixed Price and Binding Exchange Share
(a)
Subject to the provisions of Clause 4.3.2 above, the payment of the Fixed Binding Price and the transfer of the Binding Exchange Share shall be made by the Escrow Agent, dollar for dollar and pro rata to the portion of the Participation transferred by the Sellers, and specifically, (i) with respect to the Fixed Binding Price, by wire transfer at least 5 Business Days following the Binding Price-Purchase Date, to the current accounts of Sellers pursuant to the Escrow Agreement, and
(ii)
with respect to the Binding Exchange Share, shall be transferred directly or indirectly to Sellers, pursuant to applicable law as soon as practicable after the Binding Price-Purchase Date.
(b)
Notwithstanding the provisions of Clause 4.3.2 above, following the payment of the Binding Fixed Price and the transfer of the Binding Exchange Share, the remaining

Execution Version

amounts and the remaining U.S. Participation held by the Escrow Agent, if any, and therefore due to the Investor, shall be made by the Escrow Agent, dollar for dollar, by wire transfer at least 5 Business Days following the Binding Price-Exchange Date, to the bank account that of the Investor under the Escrow Agreement.
5.
Pre-Closing Covenants
5.1.
Due Diligence

The Parties agree that, during the Interim Period, the Investor, together with its advisors, may and will be permitted to carry out, within a maximum period of 30 (thirty) Business Days from the Acceptance Date, due diligence (including questions and answers with relevant persons within the Group Companies) (the "Due Diligence"), provided that:

(i)
the Due Diligence activity will be based on the analysis of the information and documents provided by the Group Companies and the Sellers, directly or indirectly through their advisors, as listed in the checklist in Annex5.1(i), and from the additional questions and requests that will be provided during the Due Diligence (the "Due Diligence Documentation");
(ii)
advisors of the Investor shall be disclosed in writing to the Company for the purpose of the Company's authorization to analyse the information and documents provided by the Group Companies and Sellers;
(iii)
the Sellers, either directly or through their advisors, will ensure that the Due Diligence Documents are made available in a virtual data room, established and maintained by the Sellers, at the beginning of the Due Diligence and that the Investor and its advisors have access to them during the Due Diligence period; and
(iv)
the Due Diligence and the relevant results derived from the Due Diligence (including, without limitation, the Relevant Results), if any, shall constitute a condition precedent to the completion of the Closing and shall entitle the Investor not to consummate the Transaction (and, in fact, the Final Transaction) and/or to terminate, cancel or rescind this Agreement, within the maximum period of 40 Business Days from the Acceptance Date.
5.2.
Interim Management
5.2.1.
Actions prior to Closing

The Sellers undertake to ensure that, during the Interim Period, the Group Companies are managed in a prudent manner, by which term is meant consistent, diligent management and in line with past practice, in compliance with applicable Laws and without engaging in any acts that may give rise to a breach or misstatement of the Sellers' Representations and Warranties, except as provided in this Agreement and as expressly permitted in writing by the Investor. Without prejudice to the foregoing general provisions, the Sellers undertake to cause the Group Companies, except as permitted under this Agreement and/or any express authorization by the Authorities

Execution Version

and/or the Investor, including through its Internal Contact Person referred to in the following Clause 5.2.3.

(i)
do not make, nor undertake to make, any by-laws changes;
(ii)
shall not make, nor undertake to make, any Transfer to third parties of the shares of the Company and/or the shares or units of its Subsidiaries and not to create in any way Encumbrances on the same or, in any case, to carry out any transaction that may prejudice the Investor's rights under this Agreement;
(iii)
do not carry out, nor undertake to carry out, any sale or purchase of business or business units;
(iv)
do not carry out, nor undertake to carry out, any extraordinary transactions including, but not limited to, capital increases or decreases, mergers, demergers, and joint ventures;
(v)
not make in any form (including the purchase of its own shares) any distribution of profits or reserves in favor of its shareholders or modify its share capital (and/or bylaws) in any way;
(vi)
undertake no new obligations, nor undertake to incur any new expenses, charges, or make purchases or sales of goods and/or services in such a way as to deviate significantly from the management operated in the same period in previous years, so as to maintain diligent management that will remain in line with past practice, except for transactions that will be duly approved by written authorization from the Investor and/or the Internal Contact Person, which will not be unreasonably withheld;
(vii)
do not sign any lease agreements, except for the properties located in Poggiofiorito, Guastalla and Orsogna;
(viii)
do not make or apply for financing, or repay in advance any financing or issue warranties in favor of third parties, or place Encumbrances or other encumbrances on any of its assets, rights or property, except with the prior approval of the Investor, which shall not be unreasonably withheld;
(ix)
not award, increase or modify economic charges and/or bonuses, rewards, benefits and incentives of any nature and/or commissions due to its employees, contractors or consultants, as the case may be, except for increases due under applicable collective bargaining agreements and already in force and effective as of the Acceptance Date, except with the Investor's prior approval, which shall not be unreasonably withheld;
(x)
do not enter into new agreements or amendments to agreements with labour organizations, and do not enter into new employment contracts, whether self-employed or salaried, that are not motivated by business needs for the execution of ongoing orders or projects and/or that do not deviate significantly from the management performed in the same period in previous years so as to maintain diligent management that will remain in line with past practice, unless prior approval by the Investor is unreasonably withheld;

Execution Version

(xi)
do not change the payment terms agreed with suppliers or resulting from invoices issued by suppliers, and do not change the collection terms agreed with customers or resulting from invoices issued by customers, except with the Investor's prior approval, which will not be unreasonably withheld;
(xii)
do not change their accounting principles or methods or practices;
(xiii)
do not change their business or financial situation, either individually or in the aggregate, so as to result in a Material Adverse Change;
(xiv)
do not enter into license agreements for the use of intellectual property rights, or grant third parties any right to use them, or terminate them;
(xv)
do not perform, nor undertake to perform, any transactions with the Sellers and their Related Parties;
(xvi)
do not carry out, nor undertake to carry out, any corporate reorganization or liquidation; and
(xvii)
do not engage in any activities that conflict with the provisions of this Agreement or the performance of the operations hereunder.
5.2.2.
Right of access

During the Interim Period, the Sellers undertake to cause the Investor, directly or through trusted agents authorized by the Sellers, to be permitted to examine and verify such documentation and information relating to the Group Companies as may be reasonably useful or necessary for the purpose of evaluating the same and compliance with the actions prior to closing set forth in the preceding Clause 5.2.1. The Sellers shall cause the Group Companies to render all assistance reasonably required for the performance of the examinations, visits, verifications and assumption of information provided for above.

5.2.3.
Disclosure and Approval Requirements

Without prejudice to the provisions of the preceding Clauses, the Sellers undertake to keep the Investor promptly informed, through its Internal Contact Person (the “Internal Contact Person”), which is as of now indicated in the person of Mr. Luca Zanni (expressly authorized to give his assent/authorization, on behalf of the Investor) of any event or circumstance, including those of a financial nature, concerning the Group Companies occurring between the Interim Period as well as of any fact or circumstance that may reasonably and in good faith be relevant to the best protection of Investor's interests under this Agreement in connection with the Financed Amount, the Transaction (and, in fact, the Final Transaction) contemplated herein or that may result in a breach, inaccuracy or untruthfulness of the Representations and Warranties of the Sellers set forth in Clause 9.

During the Interim Period, the Internal Contact Person will be consulted by the Sellers regarding any requests for authorizations for operations, including extraordinary operations and operations of a financial nature, that may be necessary for a more efficient and appropriate management of the Group Companies and, within 10 Business Days, will provide the appropriate authorizations.

Execution Version

5.3.
Implementation of a CNC payment and business plan

For the purposes of the composition with creditors procedure (composizione negoziata della crisi) to which the Company is subject pursuant to the Law and, specifically, Decree-Law No. 118/2021 and Legislative Decree No. 14/2019 (the "CNC Procedure"), during the Interim Period, the Parties shall use their best efforts to cooperate in good faith in order to agree on a business plan, as well as a creditor payment plan, with terms and conditions satisfactory to both Parties, aimed at the recovery and overcoming of the aforementioned CNC Procedure (the "Recovery Plan"). For the purpose of overcoming the aforesaid CNC Procedure, on the Acceptance Date, the Sellers shall cause the Company to mandate Mr. Luca Zanni, as CRO (Chief Restructuring Officer), granting him all necessary and useful powers in order to mitigate, limit and manage the damages suffered by the Company during the CNC Procedure, the latter being able, upon agreement with the Sellers and in particular with AD in his capacity as chief executive officer of the Company, also to avail himself of work services from collaborators, advisors and professionals external to the Company (by way of example but not limited to, the management of legal work as governed by the following Paragraph and the assignment to a consultant or communications and/or marketing company the management and recovery of the media image relating to TEKNE). It is understood that the costs, expenses, and legal fees of such activities shall be borne by the Company.

5.4.
Management of legal activity

As of the Acceptance Date, the Sellers undertake, and will cause the Company to undertake, that the legal work and management of all legal matters relating to the Company and the Group Companies will be assumed by their current and future advisors and professionals, together with such advisors and professionals that will be appointed by the Investor. The legal fees and expenses of such activities will be borne by the Company.

6.
Conditions Precedent
6.1.
Conditions Precedent
6.1.1.
Pursuant to and for the purposes of section 1353 of the Civil Code, the obligation of the Parties to execute the sale and purchase of the Participation and to proceed with the Closing is subject to the fulfilment prior to the Closing Date, and, in any event, no later than March 20, 2025 (the "Long Stop Date"), of the following conditions precedent:
(i)
obtaining the Final Transaction Authorization;
(ii)
obtaining necessary and possible authorizations from the CNC Expert or the competent judicial authority provided under the Law.
(iii)
the exhaustive, complete and satisfactory completion of the Due Diligence, within the time limit specified pursuant to Clause 5.1, which does not result in serious and justified reasons that, in the interest of the Investor, prevent the conclusion of the said Transaction or the Final Transaction;
(iv)
the non-occurrence of any Material Adverse Changes and the absence of any provisions, order, judgment, or other decision, including those of a provisionally enforceable or precautionary nature, by any Authority, which

Execution Version

has the effect of preventing one or more of the Parties from performing their respective obligations under this Agreement and, to that effect, the Transaction or the Final Transaction; and
(v)
the absence of any breach of each of the Representations and Warranties of the Sellers set forth in Clause 9 , except for any additions and/or modifications that will be disclosed by the Sellers to the Investor in connection with facts, events or circumstances that have occurred during the Interim Period, which do not constitute a Material Adverse Changes;
(vi)
the exact performance by the Sellers and the Company, in all relevant aspects, of all their obligations under this Agreement, within the respective terms provided herein; and
(vii)
the written approval of both Parties and the Company of the Recovery Plan in accordance with the Law, (the “Conditions Precedent”).
6.1.2.
For the purpose of the Conditions Precedent referred to in Clause 6.1.1 above, each Party shall send to the other Party, by the Long Stop Date, a letter confirming the fulfilment of the respective Conditions Precedent.
6.1.3.
The Conditions Precedent must come true at least by the Long Stop Date.
6.2.
Failure to comply with the Conditions Precedent

Failure to fulfil (or waive) the Conditions Precedent by the Closing Date shall automatically and permanently render this Agreement ineffective between the Parties, effective immediately, except for Clause 14.3 (Notices and Other Communications), 14.7 (Confidentiality Obligations), 14.9 (Governing Law), and 15 (Dispute Resolution), and without prejudice to each Party's liability for any breach of this Agreement prior to the final ineffectiveness of this Agreement.

6.3.
Nature of Conditions Precedent

Notwithstanding the provisions of Clause 6.2 , the Conditions Precedent set forth in 6.1.1(iii), 6.1.1(iv) , 6.1.1(v) , 6.1.1(vi) and 6.1.1(vii) are placed in the interest of the Investor. Therefore, in the event that they are not satisfied or waived by the Investor by the Long Stop Date, or such other deadline as may be agreed upon by the Parties, this Agreement shall automatically terminate and the Parties shall be released from their respective obligations hereunder, except for Clause 14.3 (Notices and Other Communications), 14.7 (Confidentiality Obligations),14.9 (Governing Law) and 15 (Dispute Resolution) and without prejudice to each Party's liability for any breach of this Agreement prior to the final ineffectiveness of this Agreement.

Execution Version

6.4.
Obligations of the Parties in connection with the Conditions Precedent
(a)
The Sellers and the Company shall see to it that the satisfaction of the Conditions Precedent set forth in Clause 6.1.1 takes place as expeditiously as possible. In this regard, the Sellers and the Company shall, together with such other advisors and professionals, if any, as may be appointed by the Investor, each to the extent of his expertise:
(i)
by the Long Stop Date, properly prepare and file with the relevant authorities the necessary documentation and/or notification for the purpose of obtaining the Final Transaction Authorization; and
(ii)
to comply with reasonable requests from the Authorities pursuant to, respectively, Antitrust Regulations, the Golden Power Regulations, as well as other competent Authorities.
(b)
The Sellers shall, and shall cause the Company to do the same, cooperate with and provide the Investor with information and documents necessary and, reasonably requested by the Investor or its advisors and professionals, to make the filing referred to above.
7.
Closing
7.1.
Place and Date of Closing

Subject to the fulfilment or waiver of all of the Conditions Precedent referred to in Clause 6, the Closing shall take place at Studio Legale Gianni & Origoni, Via delle Quattro Fontane 20, 00184, Rome, in the presence of the Notary Public, beginning at 9:00 a.m., on the 10th Business Day following the occurrence of the last of the Conditions Precedent referred to in Clauses 6.1.1(i), 6.1.1(ii) and 6.1.1(iii) (as the Conditions Precedent set forth in Clauses 6.1.1(iv), 6.1.1(v), 6.1.1(vi) and 6.1.1(vii) shall occur on the Closing Date itself, except where otherwise provided), provided that such day shall not be after the Long Stop Date, or at such other time and place as the Parties may agree in writing.

7.2.
Actions and Deliveries at Closing

In addition to any other obligations to be performed under this Agreement or applicable provisions of Law, on the Closing Date:

(a)
Sellers shall:
(i)
pursuant to and in accordance with section 2355, paragraph 3, of the Civil Code, deliver the respective share certificates representing the Participation, free of Encumbrances and arrange before the Notary Public to endorse them as ownership in favor of the Investor;
(ii)
ensure that the transfer of the Participation is duly recorded in TEKNE's shareholder register;
(iii)
arrange that following the transfer of the Participation, all members of the Board of Directors of TEKNE and other Group Companies resign by delivering a letter of resignation in the forms set out in Annex7.2 (a)(iii);

Execution Version

(iv)
propose, with due respect for their autonomy, that all members of the Board of Statutory Auditors of TEKNE and, if any, in the other Group Companies to resign by delivering a letter of resignation in the forms set out in Annex7.2 (a)(iv); and
(v)
ensure that the followings are held (and regularly attend and vote favourably at the meeting):

-

a meeting in extraordinary session of the shareholders of TEKNE before the Notary Public for the purpose of resolving to approve new bylaws of TEKNE in a text that substantially conforms to those set forth in Annex 7.2(a)(v) (the “New By-laws”); and

-

a meeting in ordinary session of TEKNE's shareholders in order to deliberate (i) the appointment of a new board of directors and a new board of statutory auditors; and (ii) the approval of the remuneration to be awarded to the aforementioned corporate bodies, in accordance with the provisions of the New By-laws and the indications received from the Investor.

(b)
the Investor shall:
(i)
in conjunction with the delivery of the share certificates representing the Participation, (i) pay the Fixed Price Closing and transfer the Exchange Share Closing to the Sellers in the manner described therein in Clause 4, and (ii) pay the Escrow Amount to the Escrow Account and deliver the US Escrow Participations, pursuant to Clause 4, in favor of the Escrow Agent;
(ii)
concurrently with the transfer of the Participation, pay the taxes and notary fees necessary for the transfer, filing or registration of the Participation, as well as all costs and expenses related thereto;
(iii)
accept delivery of the share certificates representing the Participation free of Encumbrances, duly endorsed in ownership in favor of the Investor by endorsement notarized by the Notary Public pursuant to section 2355, paragraph 3, of the Civil Code; and
(iv)
attend and, where possible, vote in the meetings referred to in Clause 7.2(a)(v).
(c)
The Parties shall:
(i)
execute the Escrow Agreement;
(ii)
subsequent to the meeting referred to in Clause 7.2(a)(v), pursuant to and in accordance with section 1381 of the Civil Code, cause a meeting of the board of directors of TEKNE to be validly held for the purpose of (i) granting to the new directors appointed pursuant to the aforementioned Paragraph the powers relating to the management and representation of TEKNE; and (ii) approving a new business plan relating to the fiscal years 2025 - 2029 of the Company (the "Business Plan");

Execution Version

(iii)
take any other action, perform any other obligation or exchange any other instrument necessary or appropriate to transfer to the Investor a valid title to the Participation, free from Encumbrances, and for the Closing to have regular and valid completion in accordance with applicable Laws; and
(iv)
to also take any other action, perform any other obligation, or exchange any other instrument necessary or appropriate to perfect the Exchange Share Closing and thereby transfer, directly or indirectly, to the Sellers a valid title to the Exchange Share Closing, free and clear of Encumbrances, and so that the Closing shall have regular and valid completion in accordance with applicable Laws.
7.3.
One Transaction

The Parties mutually acknowledge and agree that all acts, fulfilments, activities, and transactions constituting Closing under this Clause 7, are interrelated and, therefore, notwithstanding their plurality and variety, are to be functionally considered as a single, inseparable act constituting a single transaction, so that, at the discretion of the Party which, as the case may be, has an interest in their performance, none of such acts, performances, activities and operations shall be deemed to be capable of producing effects, unless all other acts, performances, activities and operations constituting the Closing have also been performed in accordance with the respective provisions of this Agreement.

8.
Post-Closing Covenants
8.1.
Confirmatory Due Diligence

The Parties agree that, during the first 6 months from the Closing Date (the "Confirmatory Due Diligence Period"), the Investor, together with its advisors, may and will be authorized to conduct confirmatory due diligence based on the analysis of the Due Diligence Documentation and, if any, additional information and documents related to, including potential, Relevant Results (including questions and answers with management teams within the Group Companies) (the "Confirmatory Due Diligence"), subject to Confirmatory Due Diligence and the noted results derived from the Confirmatory Due Diligence (including, without limitation, the Relevant Results), if any:

(a)
may result in an adjustment of the Fixed Binding Price and the Binding Exchange Share, which shall be subject to an offsetting procedure set forth in the preceding Clause 4.3.3, which, in any event, shall not result in a decrease in the Binding Value by more than USD 21,000,000.00 (twenty-one million/00); and
(b)
in the event that any of the Relevant Findings are detected and/or confirmed and/or determined during the Confirmatory Due Diligence, the provisions of the preceding Clause 4.3.3 shall apply.
8.2.
Investor's Financial Commitment

For the purpose of the execution of the Recovery Plan, the Parties undertake to carry out all formalities required by the Law in order to allow the legitimate and effective investment, direct or indirect, including in the form of a guarantee, by the Investor in favor of the Company, only following an express approval by the competent judicial authority, of a

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possible, variable and conditional maximum amount of USD 50,000,000.00 (fifty million/00) in the following manner:

(i)
within 35 (thirtyfive) Business Days from the Closing Date, of a maximum amount equal to USD 20,000,000.00 (twenty million/00); and
(ii)
as of the Closing Date, if specifically, and expressly requested by the board of directors of TEKNE through a valid resolution of the same, within 30 (thirty) Business Days from the date of such resolution, by a maximum amount up to the value of USD 30,000,000.00 (thirty million/00) (the "Financed Amount").

It is understood between the Parties that the financial resources provided, directly or indirectly, through the Financed Amount shall be used by the Parties and the Company exclusively for (i) the Recovery Plan provided for in the negotiated settlement of the crisis; (ii) the completion and execution of the Pending Orders, subject to the written consent of the Internal Contact Person (as defined below); and (iii) the completion of any other transaction, involving the Company, which has been expressly authorized in writing by the Internal Contact Person. In this regard, the Sellers shall at all times keep the Investor and the Internal Contact Person informed of the use of the Financed Amount by providing the necessary documentation and, if required by the Investor or the Internal Contact Person, for verification of the actual use of the Financed Amount. In the event that all or any part of the Financed Amount has not been used exclusively for the transactions referred to in (i), (ii) and (iii) above, such amounts shall be deducted at the time of the determination and release of the Fixed Binding Price and Binding Exchange Share by the Escrow Agent to the Sellers pursuant to the Escrow Agreement and pursuant to Clause 4.3.3 of this Agreement.

8.3.
Commitment to IPO Listing
8.3.1.
The Parties shall use their best efforts and to the extent of their respective competences, as of the third anniversary of the Closing Date of this Agreement, including complying with the formalities required by Law in listing the Company on one or more regulated markets in Italy or the United States of America, in order to carry out an initial public offering of shares (the "IPO"), subject to the occurrence of the following conditions:
(i)
IPO will be realized if the Company's actual results for fiscal years 2026, 2027, and 2028 are in line with, or exceed, the numbers and economic and financial targets set forth in the Business Plan.
(ii)
It being understood that the Investor shall promptly inform the Sellers in case of any delay in the start of the listing process, specifying the reasons related to market conditions.
8.3.2.
If the conditions set forth in the preceding Paragraph are fulfilled, (i) the Investor agrees to cooperate with the Company and legal, financial, and business advisors necessary for the preparation of the documentation and implementation of the IPO, in accordance with applicable regulations and market standards, and (ii) the Sellers agree to provide all cooperation necessary to support the listing process, including the preparation of any documentation required by the relevant authorities.

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8.3.3.
The Parties agree that following the eventual and conditional IPO, AD will be granted, where possible and within the limits of applicable Law, the option to maintain a relative majority interest in the Company's share capital.
8.4.
Transfer of participations of the company Turismo Italia S.r.l.

As of the Date of Closing of this Agreement and the closing of the negotiated crisis settlement procedure to which the Company is subject, the Parties undertake that the Company will transfer, directly or indirectly, to AD the equity investments of the subsidiary Turismo Italia S.r.l., for a total book value of Euro 5,000,000.00 (five million/00), which may also be paid by offsetting and in accordance with the applicable provisions of Law. The Parties shall see to it that such transfer takes place within the terms and in the manner provided for by the applicable regulations and, where necessary, shall enter into any suitable deeds and documents to finalize the transfer of the shareholdings in any form and manner as per the agreement between the Parties.

9.
Representations and Warranties of the Sellers
9.1.
The Sellers (i) make the representations and warranties set forth in Annex 9.1 (collectively, the " Sellers' Representations and Warranties ") and (ii) confirm that the Sellers' Representations and Warranties are true, correct, complete, and not misleading as of the date of this Agreement and the Closing Date (except for those Sellers' Representations and Warranties that by their nature or by express provision of this Agreement refer to a specific date).
9.2.
The Parties acknowledge and agree that the Sellers' Representations and Warranties and related indemnification obligations are in the nature of independent and autonomous obligations.
9.3.
The Parties acknowledge and agree that the Appendices referred to in Annex 9.1 (Representations and Warranties of the Sellers) shall be provided, in the manner and under the conditions pursuant to Clause 14.3 , by the Sellers to the Investor within, and not later than, 7 (seven) Business Days from the Acceptance Date. It being understood that if the Appendices referred to in Annex 9.1 are not provided within the aforesaid time limit and in the manner pursuant to this Paragraph, such Appendices shall be deemed to have been waived by Sellers.
9.4.
Exclusions, Deductions and Limitations applicable to breach of Sellers’ Warranties
(a)
As of the end of the Confirmatory Due Diligence Period, except for the cases of wilful misconduct or gross negligence of the Sellers and the Representations and Warranties of the Sellers set forth in Clauses 1 (Profiles Concerning Sellers), 2.1 (Incorporation of Group Companies), 2.2 (Authorized Capital), 2.6 (Intellectual Property Rights), 2.11 (Employees) and 2.16 (Taxes and Fees) of Annex 9.1 , with respect to which the limitations set forth in this Clause 9.3 shall not apply, the Sellers shall not be liable to the Investor:
(i)
for a Loss which, individually considered, has a value of less than Euro 20,000.00 (twenty thousand/00) (the "De Minimis"). In this regard, it is understood, moreover, that the Loss resulting from the same event or from

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related events or of the same nature, shall be added together and considered as a single Loss for the purposes of reaching the De Minimis;
(ii)
until the aggregate of the Losses having a value exceeding the De Minimis has reached the total value of Euro 200,000.00 (two hundred thousand/00) (the "Deductible"). In this regard, it is understood that, upon exceeding the Deductible, the Sellers shall be obligated to indemnify the Investor for the full amount of the Losses; and
(iii)
without prejudice to the provisions of (i) and (ii) above, for Losses that exceed, in aggregate, the total amount of Euro 21,000,000.00 (twenty-one million/00) - Maximum Compensated Value (the "Cap") referred to in Clause 4.3.3.
(b)
The Parties agree that, in any case, the maximum indemnifiable amount may never exceed the sum of Euro 21,000,000.00 (twenty-one million/00) as and already considered and indicated in Clause 4.3.3. in terms of Maximum Compensated Value. This implies that: (i) in the event that the same Indemnifiable Event results in both a Relevant Finding and one or more breaches of the Sellers' Representations and Warranties, the related Loss arising from such Indemnifiable Event shall be compensated or indemnified only once without duplication; (ii) in the event that the maximum aggregate amount of Euro 21,000.000.00 (twenty-one million/00) has been considered, in whole or in part, in the determination of the Binding Value pursuant to Clause 4.3.3, the Sellers' Liss exposure shall only exist for the sole and possible differential residual portion up to the indicated maximum amount of Euro 21,000,000.00 (twenty-one million/00).
9.5.
Time Limitations

Investor's right to receive payment of indemnification from Sellers, or to demand that such indemnification be paid in favor of the Company, for any Losses arising out of the untruthfulness, inaccuracy or incorrectness of any of Sellers' Representations and Warranties set forth on Annex 9.1 shall terminate at, and therefore Sellers shall in no event be liable to Investor in connection with, any Claim transmitted by Investor to Sellers after the following deadlines:

(i)
the last day of the 36th month following from the end of the Confirmatory Due Diligence Period for all Vendor Representations and Warranties referred to in Clauses 2.11 (Employees) and 2.21 (Compliance with Environmental Regulations) of Annex 9.1;
(ii)
with respect to the Representations and Warranties of the Sellers set forth in Clauses 1 (Profiles Concerning Vendors), 2.1 (Incorporation of the Company), 2.2 (Authorized Capital) and 2.15 (Taxes and Fees) of Annex 9.1, within 30 days after the effective expiration of the relevant period provided for in the statute of limitations provisions applicable to the Loss subject to the Claim in question (as defined below); and

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(iii)
the last day of the 24th month following from the end of the Confirmatory Due Diligence Period for all other Sellers' Representations and Warranties other than the Sellers' Representations and Warranties set forth in (i) and (ii) above of Annex 9.1, except in cases of wilful misconduct and gross negligence of the Sellers.
9.6.
Claim Procedure

In the event that the Investor becomes aware of (a) any circumstance or event that may give rise to an obligation to indemnify the Sellers and/or (b) any claim, demand and/or proceeding brought by a third party in connection with which the Sellers are required to indemnify the Investor (each of the events or circumstances referred to in (a) and (b) above is hereinafter referred to as an "Indemnifiable Event"), the Parties shall comply with the following provisions:

(a)
the Investor shall give notice to the Sellers under penalty of forfeiture, within 45 Business Days of the date on which such Investor became aware of the Indemnifiable Event. Such notice (the "Claim") shall specify whether the Indemnifiable Event arises as a result of the claim of a third party or Authority against the Company or Investor (hereinafter referred to as the "Third Party Claim") or whether the Indemnifiable Event directly affects the Company or Investor (hereinafter referred to as the "Direct Claim") and shall contain (a) a clear statement of (i) the facts underlying the claim and the relevant Representations and Warranties of Sellers breached; (ii) to the extent already known or available to Investor, the amount of the Liabilities arising from such facts or events (the "Indemnification"); and (b) reasonable documentary support of the facts underlying the Claim. Failure to submit the Claim within the time period set forth above in this paragraph shall be deemed to have been waived by the Investor.
(b)
The Sellers may jointly dispute the Investor's Claim in writing, under penalty of forfeiture, within 20 (twenty) Business Days after receipt thereof, by sending the Investor a notice detailing the reasons for the dispute (the “Objection to Claim”). In the event of an Objection to Claim complying with the foregoing, the Investor and the Sellers shall make an attempt at amicable settlement within 30 days following the aforesaid time limit, with the intent of reaching in good faith a mutually agreeable settlement as to the reasons for the dispute. If the disagreement persists, the Claim shall be resolved, by the most diligent party, pursuant to the following Clause 15.
(c)
In the absence of an Objection to Claim in accordance with (b) above, the Claim shall be deemed finally accepted by the Sellers, who shall be obligated to pay to the Investor or (if so requested by the Investor) to the Company the amount set forth in the Claim.
(d)
In the event that any Losses arise from Third Party Claims, in addition to the provisions of the preceding paragraphs, the Investor shall have the right to direct and coordinate, in addition to its own, the defense of the Company with respect to any Third Party Claim, it being understood that the Sellers shall have the right to appoint a trusted advisor, to assist the advisors appointed by the Investor, without, however, prejudicing the defense coordinated by the Investor, and it being understood that the Investor shall retain control and make all decisions with respect to the defense

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strategy to be deployed by the Company (or the Investor itself) with respect to the Third Party Claim. In any event, Investor shall keep reasonably informed and up-to-date Sellers on developments in the Third Party Claim; the cost of such defense (including reasonable attorneys' fees) shall be borne by Sellers only if and to the extent they are held liable for the claim, action, suit or proceeding that is the subject of the defense and from which a Loss arises for Investor or Company.
(e)
Notwithstanding Clause 9.5 (d) above, the Sellers shall have the right to direct and coordinate, at their own expense, the defense of the Company with respect to Third Party Claims with respect to which the Sellers have previously accepted in writing and in full the relevant Claim and, therefore, their respective liability and indemnification obligations to the Investor. In such case, the Investor shall have the right to appoint, at its own expense, a trusted advisor to work alongside the advisors appointed by the Sellers without, however, prejudicing the defense coordinated by the Sellers, who shall retain control and make all decisions in relation to the defense strategy to be deployed by the Company with respect to the Third Party Claim, except to the extent that the defense so deployed may result in the Company incurring additional Losses arising from the same events, acts, facts or circumstances that relate to a time frame subsequent to the Closing Date. In any event, the Sellers shall keep the Investor reasonably informed and updated on developments in the Third Party Claim.
(f)
Subject to Clauses 9.5 (d) and 9.5 (e) , the Sellers shall not accept, and shall cause the Company not to accept, any settlement of any claim, action, suit or proceeding asserted or commenced against the Investor or the Company that is the subject of a Third Party Claim, nor shall they lend acquiescence to it or to any claim, assessment, judgment or order which constitutes the subject matter of a Third Party Claim or, as the case may be, which is the result of such claim, action, suit or proceeding, without first consulting the Investor. To this end, in the event that a settlement offer is made in connection with the Third Party Claim, Sellers shall promptly notify Investor of such offer, and Investor may, within 10 Business Days of receipt of such notice (subject to the lesser period for acceptance set forth, from time to time, in the settlement offer), give written notice of its consent or dissent to the settlement of the Third Party Claim.
(g)
If an offer is made to the Investor or the Company by a third party to settle out of court any claim, action, suit, or proceeding asserted or commenced against the Investor or the Company that is the subject of a Third Party Claim and the Sellers, but not the Investor, are willing to accept such offer, the Investor shall be free not to enter into such settlement and to commence or continue litigation, at its own expense, but the Sellers' obligation to indemnify shall be limited to the amount of the settlement offer proposed by the third party.
(h)
If, on the other hand, in the case referred to in the preceding Clause 9.5(e) , the Investor declares in writing, within the time limit referred to in Clause 9.5(f) , that it gives its consent to the third party's settlement offer , the Sellers may choose to reject (or, if applicable, to instruct the Company to reject) the proposed settlement and continue the Company's defense at their own expense, it being understood that, in such case, the Sellers' obligation to indemnify shall always be equal to the aggregate

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amount of the Losses to be indemnified as ascertained and determined by the Authority having final jurisdiction over the Third Party Claim.
9.7.
Payment of Amounts Subject to Claims
(a)
The Indemnification shall be paid by the Sellers, no later than 10 (ten) Business Days from:
(i)
the expiration of the 30 (thirty) day period after the Sellers' receipt of a Claim, if not disputed in writing by the Sellers through an Objection to Claim; or
(ii)
the date on which the Investor and the Sellers enter into, pursuant to Clause 9.4(b), an amicable agreement as to the reasons for the Objection to Claim; or
(iii)
if the Investor and the Sellers fail to reach an agreement within the terms set forth in Clause 9.4(b) , the date of the final order, which has determined the Sellers' obligation to indemnify and the amount thereof.
(b)
If the Claim relates to Third Party Claims of such a nature that the Investor or the Company is required, as a result of a final court order, to make a payment to any Third Party prior to the conclusion of negotiations between the Parties or the related judicial or arbitration proceedings-regardless of whether or not the Sellers have acknowledged their obligation to indemnify-each Seller shall without delay (and in any event prior to the expiration of the deadline for payment by the Investor or the Company) advance to the Investor or the Company upon the Investor's written request the amount to be paid, on a provisional basis.
(c)
It is agreed that the Sellers, having thus made available the amount to be provisionally paid, shall be entitled to obtain from the Investor or the Company reimbursement of any sums subsequently collected in recovery from the Investor or the Company, within 15 (fifteen) Business Days from the date of the act or order (however provisional) founding such recovery.
(d)
Without prejudice to any other right or remedy provided in this Agreement or by Law in favor of Investor, Investor shall have the right to set off any amount owed by Sellers to Investor by way of indemnification against any amount owed by Investor to Sellers by way of Fixed Binding Price and/or Binding Exchange Share and/or indemnification by Investor pursuant to Clauses 10 and 11, and Sellers shall render all appropriate and necessary cooperation (e.g., by signing appropriate private deeds, etc.) in order to enable the effective set-off of such amounts.
(e)
The indemnification will be increased by the amount necessary to have any tax effect neutralized, for the Investor and/or the Company.

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10.
Warranties of the Investor
10.1.
Investor Warranties

Investor makes the following representations and warranties (the "Investor’s Representations and Warranties") to Sellers and acknowledges that such Investor Representations and Warranties are true and correct as of the date of this Agreement and the Closing Date (except for those Investor Representations and Warranties that by their nature or by express provision of this Agreement relate to a specific date).

10.2.
Capacity and standing of the Investor
10.2.1.
The Investor acknowledges the effectiveness and binding force of this Agreement with respect to itself and declares that it has full capacity and title to enter into the Agreement (including the agreements and documents to be entered into and fulfilled in accordance with the provisions thereof or otherwise connected therewith or resulting therefrom) and to fully execute it, without the need for authorization from any third party, except for the Final Transaction Authorization and as set forth in the Escrow Agreement.
10.2.2.
All corporate proceedings required by the corporate bodies of the Investor to approve the execution and execution of this Agreement and, more generally, the consummation of the Transaction contemplated herein have been duly concluded.
10.2.3.
The execution of this Agreement and/or the performance of the Transaction contemplated herein: (i) does not violate or conflict with (a) the sections of incorporation or by-laws of the Investor or (b) any contract, act or order of any Authority to which the Investor is a party/recipient, and (ii) does not give rise to a default or forfeiture of the benefit of any term with respect to any contract by which the Investor is bound.
10.2.4.
No Authorization, registration, declaration or exemption from any Authority, is required for, and in connection with the execution of this Agreement and, more generally, the consummation of the Transaction contemplated herein by the Investor, except for the Final Transaction Authorization and as set forth in the Escrow Agreement.
10.2.5.
The Investor is a company validly incorporated, existing and duly organized in accordance with the applicable provisions of the Law, and has full title and authority to conduct its business as presently conducted. The Investor is not insolvent.
10.3.
No brokers

The Investor has assumed no liability for brokerage or procuring fees or commissions or the like in connection with the transactions contemplated herein, the payment of which may be validly claimed against the Sellers.

11.
Investor's Indemnification Obligations

Subject to the terms and conditions set forth in this Clause 11 , Investor shall indemnify and hold harmless Sellers and shall be obligated to pay, without duplication of any other payment due from Investor under this Agreement, to Sellers the full amount of any and all Losses

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suffered or incurred by Sellers arising out of: (a) the breach of Investor's Representations and Warranties, and/or (b) the failure to properly perform its obligations under this Agreement.

SECTION III

12.
Corporate Governance Rules of Tekne
12.1.
Corporate governance rules

The Parties agree that as of the Closing Date, the provisions of this Clause 12 shall apply.

12.2.
Restriction on the circulation of Shares - Lock-up
(a)
Except for Permitted Transfers, the Sellers and the Investor may not transfer to third parties until the 5th (fifth) anniversary of the Closing Date ("Lock-up Period"), in whole or in part, their respective shares held in the Company's share capital ("Lock-Up").
(b)
"Permitted Transfers" means those made between Affiliates or otherwise belonging to the same group respectively of the Investor or the Sellers (only if jointly controlled between the Sellers).
(c)
During the Lock-up Period, no shares or other interest or voting rights in the Company may be (directly or indirectly) immediately or in the future offered for subscription or otherwise issued, including through the issuance of convertible bonds or other financial instruments or in connection with the implementation of any long-term incentive plan or the award of free shares or any similar mechanism, to any person other than the Sellers and the Investor.
(d)
In the event of a transfer of the Company's participation, even when the same takes place in compliance with the by-laws and the shareholders' agreements de quibus, it is understood in any case that it is the obligation of the transferring TEKNE shareholder to make said transfer and the registration of said transfers subject to compliance with the following conditions: (a) that the transferring shareholder has given prior notice to the other shareholders of its intention to carry out the transfer in compliance with all statutory and shareholder rules and pre-emption rights; (b) as a condition subsequent, the successor in title within the scope of the transfer shall continue to be a parent company, subsidiary or otherwise belonging to the same group as the transferring shareholder company (pursuant to section 2359, paragraph 1, no. 1 and 2 and paragraph 2 of the Civil Code); and (c) as a condition precedent, that the assignee within the scope of the transfer shall sign appropriate deed of accession to this Agreement.
(e)
In the event of a transfer executed without complying with what is prescribed herein, the same shall not be enforceable against the Company and the relative transferee shall not be entitled to be entered in the shareholders' register, nor to exercise voting and other administrative and patrimonial rights connected with or arising from the shareholding of the Company being Transferred, it being understood that the defaulting Transferring Shareholder shall be obliged to indemnify and hold harmless the Company and the other Shareholders from any and all consequential damages.

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(f)
The Sellers may not Transfer until the 2nd (second) anniversary of the Closing Date, in whole or in part, their respective shares held in the share capital of the Final Investor, unless otherwise agreed in writing between the Parties. Beginning on the 3rd (third) anniversary of the Closing Date, the Sellers may Transfer in whole or in part, their respective shares held in the capital stock of the Final Investor up to a maximum value of 10% of said shares held per calendar year. The aforesaid Transfer (in whole or in part) by the Sellers of the respective shares of the Final Investor, shall be subject to the right of the Investor to acquire, for itself or for a person to be appointed pursuant to section 1401 et seq. of the Civil Code, the ownership of the shares subject to Transfer at the same consideration offered by the prospective buyer.
12.3.
Composition of the Board of Directors, powers of directors and governance of the Company

The Parties agree that TEKNE's board of directors will consist of 5 (five) members of which:

(i)
3 (three), including the chairman of the board of directors, will be appointed by the Investor; and
(ii)
2 (two) will be appointed by the Sellers.

It is, however, expressly understood that the Investor and, jointly, the Sellers also have the right to indicate the replacement of the directors appointed on their respective indication who, for any reason, have ceased to hold office, or to request their removal, holding the Company harmless and indemnified against any negative consequences arising from said removal. Where revocation is not possible, the Parties undertake to consider the disqualification of the body through the resignation of the members appointed by them. This is without prejudice to a different unanimous will of the Parties.

The Parties also agree that, in accordance with the following, the management of the Company will remain with the current management team and, in particular: (i) the Company's Chief Executive Officer, Dr. Ambrogio D'Arrezzo, will retain his position as chief executive officer until the Termination of Office (as defined below); (ii) he will be assigned, until the Termination of Office, certain powers to manage the Company's business; (the “First Chief Executive Officer”); (iii) the chief financial officer shall be designated by the Investor and shall be given certain powers for the full and proper performance of the designated office; and (iv) the Investor shall undertake, on behalf of the Company, to select and engage a communications and/or marketing firm for the purpose of managing TEKNE's image within 30 (thirty) Business Days from the Closing Date.

12.4.
Appointment of subsequent Managing Directors of the Company
12.4.1.
If the person appointed as the First Chief Executive Officer ceases to serve as the Company's chief executive officer for any reason (the “Termination of Office”), the Company's board of directors will appoint a new chief executive officer, following the outlined procedure below:
a)
within 5 (five) Business Days from the date of Termination of Office, at least one of the Sellers shall notify Investor in writing of a list (the “Notice of Candidates”) containing a number of three (3) candidates for the appointment of the new Chief Executive Officer of the Company (the “Candidates”). The Candidates shall meet the same requirements of

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professionalism, independence and experience as the First Managing Director. Notice of Candidates shall contain their respective resumes;
b)
within 10 (ten) Business Days of receiving the Notice of Candidates, the Investor shall notify the Sellers in writing (the “Notice of Designated”) of the name chosen from the list of Candidates (the “Candidate Designated Investor”);
c)
in the event that, in the opinion of the Investor, each Candidate Designated Investor does not meet the requirements of (a) above, the designation of the Candidate Designated Investor shall be referred to the internal selection practices of the Investor's group; and
d)
within 2 (two) Business Days of the last receipt of the Notice of Designated, the Parties shall cause a meeting of the board of directors to be convened so that the board of directors can deliberate on the appointment of the Candidate Designated Investor as the new chief executive officer of the Company, giving him the same powers delegated to the First Chief Executive Officer (the “Designated Investor Chief Executive Officer”).

In the event that the office of the Designated Investor Chief Executive Officer ceases to hold office for any reason, the same replacement procedure provided in Clause 12.4.1 shall apply mutatis mutandis.

12.5.
Composition of the board of auditors
12.5.1.
The Parties agree that TEKNE's Board of Statutory Auditors will consist of 3 (three) effective and 2 (two) substitute auditors, of which:
(i)
2 (two) effective auditors, including the chairman of the board of auditors, and 1 (one) substitute auditor are appointed on the recommendation of the Investor;
(ii)
1 (one) effective auditor and 1 (one) substitute auditor are appointed on the recommendation of the Sellers.
12.5.2.
It is, however, expressly understood that the substitutes of the effective or substitute auditors who, for any reason, have ceased from their office shall be appointed upon indication of the Parties who originally appointed them, whether the Sellers jointly or the Investor. This is subject to a different unanimous will of the Parties.
12.6.
New By-laws
12.6.1.
In addition to this Agreement, the Company will be governed by the New By-laws.
12.6.2.
The Parties undertake to exercise at all times their rights under the New By-laws in compliance with their obligations under this Agreement and in such a manner as to give full effect to the provisions hereof and to fully implement their respective obligations hereunder. Accordingly, each of the Parties agrees, inter alia, to vote in favor, at shareholder meetings, of resolutions, activities and transactions necessary to achieve the objectives of this Agreement and, with respect to such resolutions, the

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Parties agree and undertake not to exercise any right of withdrawal or redemption, even if they would be entitled to do so by law.
12.6.3.
In the event and to the extent that (A) the New By-laws are inconsistent or inconsistent with the provisions of this Agreement, and/or (B) this Agreement provides exceptions or limitations to one or more of the provisions of the New By-laws, and/or (C) a dispute arises as to the interpretation of any possible inconsistency/ambiguity/legal or linguistic discrepancy between this Agreement and the New By-laws, as in effect from time to time, the provisions of this Agreement shall prevail as between the Parties for so long as this Agreement remains in force and, accordingly, the Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall also take all such further steps as may be necessary or required to ensure that the provisions of this Agreement prevail over the New By-laws.
12.7.
Rules of operation of the members' meeting and the board of directors
12.7.1.
TEKNE's shareholder meetings shall be validly held and resolutions thereon shall be validly approved, respectively, with the presence and affirmative vote of as many shareholders representing the percentage of share capital as required by the Civil Code, except as otherwise provided in Clause 12.7.2.
12.7.2.
Notwithstanding the foregoing, for the entire term of this Agreement, resolutions of the board of directors and the shareholders' meeting relating to the following matters shall be validly approved by the shareholders' meeting and/or the board of directors of TEKNE with the presence and affirmative vote of a majority of the votes entitled to the shares held by the Sellers , to be reflected in the New By-laws as well:
(i)
increase in the Company's share capital, with the exclusion of those provided for in sections 2446 and 2447 of the Civil Code and any other capital increase to be resolved if in implementation of the Business Plan;
(ii)
revocation and appointment of the AD throughout the lock-up period;
(iii)
admission of the Company's shares to trading on a regulated market or multilateral trading facility in Italy or abroad;
(iv)
convertible bond issues;
(v)
amendments to the by-laws, except those mandatorily imposed by law;
(vi)
merger, demerger or transformation operations, except those mandatorily imposed by legal regulations; and
(vii)
dissolution and/or winding up of the Company and appointment, replacement and empowerment of liquidators, except those mandatorily imposed by law.

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12.8.
Rules of operation for board meetings
12.8.1.
Meetings of TEKNE's board of directors are validly held with the presence of as many directors representing the majorities required by the Civil Code.
12.8.2.
Resolutions of TEKNE board meetings are validly approved by the affirmative vote of an absolute majority of those present.
12.9.
Non-competition covenant and solicitation
12.9.1.
In order to preserve the goodwill of the Company, the Sellers undertake directly and pursuant to section 1381 of the Civil Code on behalf of any company directly and/or indirectly controlled by the latter-until the 5th (fifth) anniversary of the Closing Date, within the Relevant Territory:
(i)
not to carry out, on their own, in association with third parties or on behalf of third parties, directly or indirectly, any activities that compete with the business carried out by the Company (the “Competition Activities”);
(ii)
not to take or hold, directly or indirectly, any interest, direct or indirect, in any corporation, partnership, association, joint venture, unincorporated organization in companies or other entities engaged in any of the Competition Activities;
(iii)
not to provide consultancy services or any kind of collaboration in favor of parties that carry out activities pertaining to any of the Competition Activities;
(iv)
not disclose to third parties or, otherwise, use the Intellectual Property Rights, including know-how, used by the Company in any way and, in any case, in such a way that may prejudice the Company and/or its organizational structure; and
(v)
not to approach, contact, or establish negotiations with any other natural or legal person whether a customer, supplier, or agent of the Company to carry out any of the Competition Activities, and not engage in acts directed-in any way-to divert the Company's customers.
12.9.2.
Sellers directly -and in accordance with section 1381 of the Civil Code, any company directly and/or indirectly, controlled by the Sellers, -for a period of five (5) years from the Closing Date, not to contact or solicit, directly or indirectly, the Company's employees, collaborators and/or consultants in order to offer them other employment or consulting relationships, corporate offices or associative relationships inherent to productive, commercial or professional activities.
12.9.3.
The Parties agree that compliance with the obligations contained in this Clause 12.9 is an essential element in forming the Investor's consent to this Agreement, and that the Fixed Price and the Exchange Share have also been established taking into consideration the obligations assumed by the Sellers under this Clause 12.9. The Sellers acknowledge that the Penalty for Breach of Non-Competition Obligations (as defined below) is equitable.

Execution Version

12.9.4.
If, for any reason, the non-competition obligations set forth in this Clause 12.9 , are violated, directly or indirectly, by any of the Sellers, the Investor shall first, and as a condition to the exercise of the subsequent remedy, serve on the Sellers, including for their information, a notice to object to and describe the conduct of Competition Activity engaged in and to immediately cease all conduct of activity inconsistent with the provisions of Clause 12.9. Sellers shall immediately cease all conduct of activity contrary to the provisions of Clause 12.9. If, after the expiration of 10 (ten) days from the service of the warning notice, any of the Sellers has not ceased the conduct of activity contrary to the provisions of Clause 12.9, the Investor shall be entitled to the payment by the Sellers, jointly and severally, of a penalty amount equal to Euro 500.000.00 (five hundred thousand/00) for each breach ("Penalty for Breach of Non-Competition Obligations"), without prejudice to any greater damages or other right or remedy provided in this Agreement in favor of Investor. Investor shall have the right to set off any amount owed by the breaching Seller(s) to Investor as a Penalty for Breach of Non-Competition Obligations under this Clause 12.9 against any amount owed by Investor to the breaching Seller(s), and Sellers shall give all appropriate and necessary cooperation (e.g., by signing appropriate private deeds, etc.) to enable such amounts to be effectively set off.
12.9.5.
Should any of the above-mentioned agreements be found to be null and/or ineffective as a result of a ruling by any judicial or other competent authority, section 1419 of the Civil Code will apply.

SECTION IV

GENERAL PROVISIONS

13.
Taxes Costs, and Expenses
13.1.
Each Party shall bear the costs and expenses of its advisors who assisted in the drafting, negotiation and/or execution of this Agreement.
13.2.
Notary fees and costs related to the transfer of the Company's holdings in reliance on this Agreement (including those resulting from the exercise of options therein) shall be borne in full by the Investor.
13.3.
The costs and charges of a tax nature associated with the transfer of the Company's holdings in dependence of this Agreement (including those resulting from the exercise of the options provided for therein) shall be borne in full by the Investor. It is understood that the Sellers shall bear the Taxes on any income or capital gain realized by them as a result of the sale of the Company's interests in dependence of this Agreement. In addition, each Party shall be responsible for any Taxes due in performance of its relevant obligations under this Agreement.
14.
Miscellaneous
14.1.
Amendments

Any amendment to this Agreement shall not be valid and binding where it does not result from a written instrument signed by the Party against whom it is invoked.

Execution Version

14.2.
Common Representative

The Parties expressly acknowledge and agree that the Sellers, by entering into this Agreement, irrevocably appoint Ambrogio D'Arrezzo as their common representative (the "Common Representative") and accordingly, if (i) the Common Representative sends a communication to Investor pursuant to this Agreement, such communication shall be deemed to have been sent on behalf of all Sellers with respect to Sellers' rights and obligations under this Agreement, except as otherwise specified in the relevant notice sent pursuant to this Agreement, (ii) the Investor sends a notice to the Common Representative pursuant to this Agreement, such notice shall be deemed to have been received on behalf of all Sellers, with respect to the rights and obligations of the Investor arising under this Agreement, except as otherwise specified in the relevant notice sent pursuant to this Agreement.

14.3.
Notices and Other Communications

Any notice, information, notification, or request under this Agreement shall be deemed validly executed if made in writing and hand-delivered, or sent by registered letter with return receipt, telefax, or certified electronic mail (PEC), to the following addresses:

(i)
If addressed to TCEI S.À.R.L., to:

Rue Jean-Pierre Brasseur no. 1,

L-1258, Luxembourg

E-mail: d.white@maxrs.group

To the kind attention of Andrew Dominique White

With copy to:

Gianni&Origoni

Via delle Quattro Fontane 20 – Rome, Italy

To the kind attention of Adv. Raimondo Premonte and Adv. Vito Quaglietta

E-mail: RPremonte@gop.it; vquaglietta@gop.it

(ii)
If addressed to AD i.e. the Common Representative, to:

Gualdi Square No. 19

42016 - Guastalla (RE), Italy

PEC: ambrogio.darrezzo@cert.cna.it

E-mail: ambrogio@tekne.it

(iii)
If addressed to CU, to:

Contrada Piane No. 8, Italy

66023 - Francavilla Al Mare (CH)

E-mail: ulacco@tekne.it

Execution Version

(iv)
If addressed to AL, to:

Isonzo Street No. 2, Italy

42042 - Fabbrico (RE),

E-mail: andrea.lodi@lodispa.it

All notices, disclosures, notifications, or requests so made shall be deemed to have been received by the addressee: (a) if delivered in person, on the date of such delivery, which shall be evidenced by a signature for receipt; and (b) if sent by mail or transmitted by telefax or PEC, on the date resulting from the acknowledgement of receipt of the registered letter of notice, or from the acknowledgement of receipt of the telefax or PEC.

The Parties shall promptly notify each other of any changes in the addresses (physical or e-mail), or telefax numbers referred to above, in the forms provided in this Clause 14.2.

It is understood that, at the above-mentioned addresses or at such other addresses as may be communicated in the future in compliance with the foregoing, the Parties shall elect their domicile for the purposes of this Agreement, as well as for the purposes of any notifications relating to legal proceedings.

14.4.
Tolerance

Any forbearance by either Party of conduct of the other put in place in violation of the provisions contained in this Agreement shall not constitute a waiver of the rights arising from the violated provisions nor of the right to demand the exact fulfilment of all terms and conditions therein.

14.5.
Invalidity

In the event that one or more clauses of this Agreement are declared null and void or, in any case, invalid or ineffective, this Agreement shall be understood to be automatically supplemented with valid and effective covenants having the content closest to that of the clauses declared null, invalid and/or ineffective, and the Parties undertake to do what is necessary to formalize, with promptness, such covenants. In any case, the nullity, invalidity and/or ineffectiveness of one or more of the clauses will not result in the nullity, invalidity and/or ineffectiveness of the other provisions set forth in this Agreement, except as provided in section 1419, first paragraph, of the Civil Code.

14.6.
Completeness

This Agreement constitutes the integral manifestation of all understandings made between the Parties regarding its subject matter and supersedes and cancels any other previous agreement, including the provisions contained in the Letter of Intent.

Execution Version

14.7.
Confidentiality Obligations
14.7.1.
Each of the Parties undertakes to keep confidential and privileged (i) any document or information received (as well as any analysis, collection, study or document prepared by the other parties or their consultants) in the context of the transactions contemplated by this Agreement and (ii) any document or information concerning the companies involved by such transactions to which it has access directly or through its representatives (the "Confidential Information"); as well as not to disclose the Confidential Information to third parties, except for those employees and consultants who must necessarily have access to it in consideration of the provisions of this Agreement, it being further understood that such employees and consultants shall be bound in advance by a similar obligation of confidentiality.
14.7.2.
The confidentiality obligation provided for in Clause 14.7.1 above shall take effect from the Acceptance Date of this Agreement and until 2 years after the Closing Date.
14.7.3.
The confidentiality obligation set forth in Clause 14.7.1 above will not apply with respect to Confidential Information:
(a)
which are already in the public domain or become so later without default of the receiving Party;
(b)
that are already in the possession of the receiving Party or have been given by a third party;
(c)
the disclosure of which is required by a provision of law or regulation or an order or measure of authority.
14.8.
Announcements

Except for announcements or statements that the Parties are required to make as a result of provisions of law or in accordance with provisions or regulations binding on them, of which, however, each Party undertakes to inform the other in advance within the limits of and consistent with applicable provisions of law or regulations, the Parties undertake to agree in advance on any announcement or statement in any way concerning the conclusion of this Agreement and the execution of the transactions contemplated by it.

14.9.
Governing law

This Agreement and the Annexes thereto are governed by and shall be construed in accordance with the laws of Italy.

15.
Dispute Resolution

Any dispute arising between the Parties in connection with this Agreement (including those concerning its validity, effectiveness, interpretation, execution and termination) shall be submitted to the exclusive jurisdiction of the Court of Rome.

Execution Version

* * * * *

Should the foregoing reflect the understandings reached between us, please kindly return to us this Agreement, together with its attachments, marked on each page and signed on the last as a sign of full and unconditional acceptance no later than 7 (seven) Business Days from the date of receipt of the following proposal, it being understood that should such proposal not be accepted within the aforesaid period, the latter shall be deemed null and void.

Sincerely,

TCEI S.à.r.l.

Name: Andrew Dominique White

Title: Authorized Person

Execution Version

Annexes

Annex 1.33	Escrow Agreement

Annex 5.1(i)	Due Diligence Checklist

Annex7.2 (a)(iii)	Letters of resignation of directors of the Company

Annex7.2 (a)(iv)	Letters of resignation of the Society's auditors

Annex7.2 (a)(v)	New By-laws

Annex 9.1	Sellers’ Representations and Warranties

Annex 1.20 - Escrow Agreement Form

ESCROW AGREEMENT

This escrow agreement (the “Escrow Agreement”) is entered into at [●], on [●] 2025 between:

(1)
[●] (“[●]” or the “Investor”);

and

(2)
Ambrogio D'Arrezzo, born in Crecchio (CH), January 14, 1962, italian tax code DRRMRG62A14D137F (“AD”);

and

(3)
Carlo Ulacco, born in Rome (RM), on April 15, 1976, italian tax code LCCCRL76D15H501S (“CU”);

and

(4)
Andrea Lodi, born in [●], on [●], italian tax code [●] (“AL” and, jointly with AD and CU, the “Sellers”);

- on the one side

and

(5)
[●] (the “Escrow Agent”)

- on the other side

(the Sellers and the Investor are collectively referred to as the “Principals” and the Principals together with the Escrow Agent are collectively referred to as the “Parties” or, each of them individually, a “Party”).

WHEREAS

A.
On [●], the Sellers and the Investor entered into a framework agreement (the “Agreement”), pursuant to which the Sellers sold to the Investor, who purchased, a shareholding representing 70% of the share capital of TEKNE S.p.A. (the “Company”) .
B.
Capitalised terms used in this Escrow Agreement, unless otherwise defined therein, shall have the same meaning as in the Agreement.
C.
Pursuant to section 7 of the Agreement, the Investor undertook to deposit, on the Closing Date, in the Escrow Account (as defined below), registered in the name of the Sellers also in the interest of the Investor pursuant to Section 1773 of the Italian Civil Code, the consideration for the purchase of the aforesaid shareholding for an amount equal to Dollars 21,000,000 (twenty-one million/00) of which: (i) a part in cash equal to Dollars 4,200,000.00 (four million two hundred thousand/00) (the “Escrow Amount”); and (ii) another part in shares of the company [●] equal to Dollars 16,800.000.00 (sixteen million eight hundred thousand/00) (the “Escrow US Shares” and, together with the Escrow Amount, the “Escrow Amount and Shares") as security for the payment of the Binding Fixed Price and the Binding Exchange Share to the Sellers and the deduction of the Relevant Resultsunder the Agreement.

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D.
Pursuant to the provisions of the aforementioned Agreement, the Principals intend to appoint the Escrow Agent for the purposes set forth therein.
E.
The Escrow Agent intends to accept this appointment in accordance with the provisions contained herein.
F.
Prior to entering into this Escrow Agreement, and in accordance with the provisions of the Agreement, the Principals have opened, with the Escrow Agent, a current account identified as follows: IBAN code [●] and an administrative deposit in respect of the Escrow US Shares (the “Escrow Account”).

NOW, THEREFORE, the Parties agree and stipulate the following.

1.
ESCROW ACCOUNT
1.1.
Appointment of the Escrow Agent
1.1.1.
The Investor and the Sellers jointly and irrevocably, pursuant to section 1723(2) of the Italian Civil Code, authorise the Escrow Agent to perform all acts and activities contemplated by this Escrow Agreement, subject to the terms and conditions contained herein.
1.1.2.
The Escrow Agent, by entering into this Escrow Agreement, accepts the assignment set forth in section 1.1.1 above and agrees to hold and manage the Escrow Amount and Shares on the terms and conditions set forth in this Escrow Agreement.
1.1.3.
This Escrow Agreement and the appointment of the Escrow Agent shall not be revocable except jointly by all the Principals, or by an order contained in an arbitration award or a final judgment.
1.1.4.
The Escrow Agent shall notify the Investor and the Sellers, in writing, monthly of the balance of the Escrow Amount and Shares.
1.2.
Delivery of the Escrow Amount and Shares
1.2.1.
Concurrently with entering into this Escrow Agreement, the Investor shall transfer the Escrow Amount and Shares to the Escrow Account in order to ensure the Sellers’ right to obtain payment from the Investor of any amount that may be due under the provisions of the Agreement and Clause 1.3.2 below.
1.2.2.
The Escrow Agent shall promptly notify the Investor and the Sellers in writing of the deposit of the Escrow Amount and Shares into the Escrow Account.
1.2.3.
It is understood that all charges arising from present and future taxes and duties (including those arising from any investments referred to in Clause 1.3 below) shall be debited automatically from the Escrow Account.
1.2.4.
For the term of this Escrow Agreement set forth in Clause 4 below, the Sellers and the Investor shall have no right to withdraw, or otherwise dispose of, any amount constituting the Escrow Amount and Shares, except as provided in accordance with the provisions of Clause 1.3 of this Escrow Agreement. In particular, the Sellers and the Investor shall not establish or permit the establishment of any lien, pledge or other security interest or any other form of encumbrance for their own benefit and/or for the benefit and/or interest of any third party on the Escrow Amount and Shares.

2

1.2.5.
It is understood that, in the event of third party enforcement actions on the Escrow Account, the Escrow Agent shall promptly notify the Sellers and the Investor, without prejudice to the Escrow Agent’s commitment to comply with the contents of such enforcement actions.
1.3.
Payment of the Escrow Amount and Shares
1.3.1.
In the event of any request for payment from the Sellers to the Investor or vice versa under the Agreement (each a “Request for Payment”), the Investor shall immediately notify the Escrow Agent, with a certified copy sent to the Sellers at the same time, and a sum equal to the amount for the purpose of such Request for Payment shall remain on deposit in the Escrow Account:
A.
until its payment to the Sellers pursuant to Clause 1.3.2 below; and/or
B.
until its payment to the Investor pursuant to Clause 1.3.2 below.
1.3.2.
Payment to Sellers.

The Escrow Agent shall provide for the payment to the Sellers of the Binding Fixed Price and the Binding Exchange Share as calculated and governed pursuant to Clause 4 of the Agreement.

Upon receipt of written joint instructions from the Principals, the Escrow Agent shall, no later than the 5th (fifth) Business Day following receipt thereof, pay the amount for the purpose of such instructions (up to the amount of the Escrow Amount and Shares, as the case may be, not yet collected at that time) as specified therein.

1.3.3.
Payment to the Investor.

The Escrow Agent shall arrange for the payment to the Investor of the amount due to the Investor under the Agreement in respect of:

(i)
the difference (i) between the Escrow Amount and the Binding Fixed Price; and (ii) between the value of the Escrow US Shares and the value of the shares transferred under the Binding Exchange Share, calculated and governed pursuant to Sections 4.3 and 4.4 of the Agreement and transferred to the Sellers pursuant to this Escrow Agreement;

or

(ii)
the Indemnifiable Event;

or

(iii)
the Penalty for Violation of Non-Competition Commitments.

The Escrow Agent shall pay to the Investor the full amount due to the Investor by the 5th (fifth) Business Day following the date of receipt of a notice from the Investor containing specific instructions to that effect.

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1.4.
Methods of Payment
1.4.1.
Any payment to be made by the Escrow Agent under the Clause 1.3 above:
(i)
shall be taken from the Escrow Amount and Shares and up to an amount equal to that part of the Escrow Amount and Shares still unclaimed at the time payment is to be made;
(ii)
will be made by bank transfer with immediately available funds to the following accounts
A.
if for Sellers: IBAN code [●]
B.
if for the Investor: IBAN code [●]; or
C.
on such different current accounts as the Sellers or the Investor, as the case may be, have promptly notified in writing to the Escrow Agent.
2.
THE ESCROW AGENT
2.1.
Rights and liabilities of the Escrow Agent
2.1.1.
The obligations and liabilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and this Escrow Agreement shall not be subject to any other agreements between, or any other instructions or directions given by, any one Party to this Escrow Agreement. For the avoidance of doubt, in no event shall the terms and conditions of the Agreement be binding on the Escrow Agent, who shall act only within the limits of this Escrow Agreement and the funds actually deposited and available, both physically and legally, in the Escrow Account.
2.1.2.
The Escrow Agent undertakes to perform all actions necessary to fulfil its obligations under this Escrow Agreement with ordinary professional diligence.
2.1.3.
The Escrow Agent shall carefully and diligently maintain records of the Escrow Account, the amounts released pursuant to Clause 1.3 as well as any other records pursuant to this Escrow Agreement. The Investor and the Sellers shall have access to such records.
2.1.4.
The Escrow Agent hereby undertakes not to carry out any instructions given by a Principal in respect of the Escrow Amount and Shares or the Escrow Account - and not to do, omit to do, cause to be done or permit to be done any act - which is/are not in accordance with the provisions of this Escrow Agreement.
2.1.5.
The Escrow Agent shall be liable within the limits of the mandate received pursuant to section 1703 et seq. of the Italian Civil Code and its liability shall be that set forth in section 1710 of the Italian Civil Code. The execution of this Escrow Agreement by the Escrow Agent does not imply the assumption of any financial commitments by the Escrow Agent. Therefore, the Escrow Agent shall not assume any obligation additional to those imposed on it by this Escrow Agreement, except with its express consent and subject to the provision by bank transfer of such funds as may be necessary to meet such obligations.

4

2.1.6.
The Escrow Agent shall have no obligations to the Sellers and the Investor other than as set forth in this Escrow Agreement and the applicable laws and regulations and in no event shall the relationship between the Sellers and the Investor be enforceable against the Escrow Agent, which shall execute the Escrow Agreement solely in consideration of the terms thereof. Furthermore, the Sellers and the Investor hereby indemnify the Escrow Agent from and against any and all claims by third parties in connection with the existence and performance this Escrow Agreement, including but not limited to claims arising from the breach of any rights to which the Escrow Agent is not a party.
2.1.7.
Notwithstanding that the Escrow Agent shall act in accordance with the rules of professional diligence and shall therefore ensure that instructions received are received from the authorised signatories of both Principals, the Escrow Agent shall not be liable for the truth, validity, efficacy and genuineness of any notices, instructions and documents transmitted to it pursuant to and in connection with this Escrow Agreement the receipt of which shall constitute for the Escrow Agent evidence of the truthfulness and effectiveness of the same and of what is represented therein, it not being the duty of the Escrow Agent to make any assessment as to the truthfulness of any such instructions, requests or representations, also by express reason of the administrative and non-discretionary nature of the mandate received this Escrow Agreement.
2.1.8.
The Escrow Agent shall in no event be liable for any inability to execute this Escrow Agreement due to acts of third parties and events beyond its control, such as, but not limited to, seizures, attachments or other encumbrances placed by the Sellers or the Investor or by third parties or judicial authorities on the Escrow Account or the amounts deposited therein.
2.2.
Remuneration and expenses of the Escrow Agent
2.2.1.
This Escrow Agreement is onerous in nature (carattere oneroso); the costs thereof are summarised below. The fees for setting up the Escrow Account and for the implementation of this Escrow Agreement are Euro [●] (plus VAT). The costs and expenses shall be paid to the Escrow Agent by the Sellers and the Investor in equal parts, without solidarity between the Parties.
2.2.2.
Without prejudice to Clause 2.2.1 above in relation to costs and expenses, the Escrow Agent shall have no rights whatsoever in respect of the Escrow Amount and Shares and shall therefore not be entitled to withdraw and/or debit any amount from and/or to the Escrow Account, whether by way of consideration or otherwise, including in relation to any claims arising from which the Escrow Agent may have against the Investor and/or the Sellers on any basis whatsoever, save for any stamp, tax or other duty charges which may be automatically debited by the Escrow Agent to the Escrow Account.

5

3.
AUTHORISED SIGNATORIES
3.1.
The following persons are the only persons authorised to sign and/or send all documents and communications to be signed and/or sent by the Investor and/or the Sellers under and/or in connection with the Escrow Agreement:
(i)
for the Investor: [●], as authorised entity of the Investor; and
(ii)
for the Sellers: [Ambrogio D'Arrezzo], as Joint Representative of the Sellers.
3.2.
The Investor and the Sellers undertake with respect to their respective authorised signatories to notify the Escrow Agent in writing (i) if any of the persons listed above cease to be authorised to act on their behalf for the purposes of this Escrow Agreement; and, as soon as practicable, (ii) of the identity and specimen signatures of any substitute persons, providing such reasonable information as the Escrow Agent may require.
3.3.
The Escrow Agent shall not be bound by any instructions signed by a person other than those elected above in this paragraph.
4.
TERM OF THE ESCROW AGREEMENT
4.1.
Term

This Escrow Agreement shall come into effect on the date of its signature and shall remain in force until the amounts described above are paid in full to the Principals in accordance with the provisions of this Escrow Agreement. Upon full payment of the Escrow Amount and Shares, this Escrow Agreement shall terminate permanently, and the Escrow Agent shall close the Escrow Account upon the joint instructions to that effect of the Principals.

4.2.
Withdrawal

The Investor and the Sellers may, acting jointly, terminate this Escrow Agreement by sending a written notice of termination to the Escrow Agent, giving 15 (fifteen) Business Days’ notice. Following the sending of the notice of termination in accordance with this Section the Escrow Agent shall, upon instructions jointly given by the Principals, promptly transfer the Escrow Amount and Shares (or the amount and residual shares, if any) to the person(s) whom the Principals shall, acting jointly, designate, whereupon the Escrow Account shall be closed, upon joint instruction of the Principals.

5.
GENERAL PROVISIONS
5.1.
Notices and other Communications

Any notice, provision or request permitted by this Escrow Agreement shall be made to the certified e-mail address if sent to Escrow Agent, to be anticipated, if necessary, by e-mail, and shall in any event only be deemed to have been made on the date of receipt, provided that it is sent to the following addresses and in the following manner:

(i)
if to Sellers, to:

[●]

(ii)
if to the Investor, to:

[●]

6

(iii)
if to the Depositary, to:

[●]

or to such other address and/or e-mail address as either Party may subsequently provide to the other as provided in this Section. Any notice under this Escrow Agreement, if addressed only to one of the Principal, shall in any case also be sent in copy to the other Principal.

5.2.
Modifications

Any amendment to this Escrow Agreement shall not be valid and binding unless it results from a written agreement signed by the Parties.

5.3.
Waivers

Any waiver by a Party of a breach or default of any provision of this Escrow Agreement shall be in writing and shall not be construed as, or constitute, a continuing waiver of the right to demand performance of such provision, or a waiver of the right to demand performance of any other breached provision of this Escrow Agreement.

5.4.
Applicable Law

This Escrow Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the Republic of Italy. In the event of any dispute, the exclusive place of jurisdiction shall be Rome.

The Parties have executed or caused to be executed this Escrow Agreement by their duly authorised representatives at the place and on the day indicated above.

7

Allegato 5.1(i) – Checklist Due Diligence

Pagina 1

Lista della documentazione di Due Diligence Legale della società TEKNE S.p.A.

La presente checklist per l’attività di due diligence legale (la “Checklist”) contiene un elenco preliminare dei documenti e delle informazioni da fornire in relazione all’attività di due diligence legale sulla società Tekne S.p.A., con sede legale in Poggiofiorito (CH), Contrada San Matteo n. 42, iscritta al Registro delle Imprese di Chieti Pescara, codice fiscale e partita IVA 01992140697 (di seguito la “Società” o “Tekne”).

La presente Checklist potrà essere modificata e/o integrata in funzione dell’analisi svolta sulla documentazione fornita.

Qualora uno o più informazioni o documenti richiesti nella presente Checklist siano non applicabili ovvero non disponibili, si prega di indicarlo nella colonna “Commenti” come segue “NA” o “ND”.

Si prega di identificare tutti gli elenchi e le copie dei documenti prodotti in risposta alla Checklist in cartelle separate con riferimento alla Società e utilizzando la numerazione indicata nella seguente tabella nonché di indicare in relazione a ciascun elenco e documento nella colonna “Status” se fornito “provided” ovvero, nel caso debba essere ancora fornito, “to be provided”. Qualora un documento fornito si riferisca a più di una sezione, si prega utilizzare i numeri identificativi di tutte le sezioni di riferimento.

	Documento/Informazione	Status	Commenti TEKNE
1.	Documentazione societaria
1.1.	Copia dei bilanci di esercizio relativi agli ultimi 3 anni e relativi alla Società.
1.2.	Elenco e copia di tutti i seguenti libri sociali della Società relativi agli ultimi 3 anni:
1.2.1.	delle adunanze e deliberazioni dell’organo di amministrazione (Consiglio di Amministrazione e, ove esistenti, dell’amministratore unico);
1.2.2.

delle adunanze e deliberazioni dell’organo di controllo (Collegio Sindacale o Sindaco unico, Consiglio di Sorveglianza o Comitato per il Controllo sulla Gestione, Revisore o Società di revisione, ove esistente);

1.2.3.	delle adunanze e deliberazioni del Comitato Esecutivo, ove esistente;
1.2.4.	delle adunanze e deliberazioni dell’Assemblea dei Soci e dell’Assemblea degli obbligazionisti;
1.2.5.	delle obbligazioni e degli strumenti finanziari emessi ai sensi dell’art. 2447 sexies c.c..

Pagina 2

	Documento/Informazione	Status	Commenti TEKNE
1.3.	Prospetto da cui evincere la struttura del gruppo con indicazione delle partecipazioni.
1.4.

Libro soci (completo di tutte le pagine), ove esistente, nonché altri documenti della Società attestanti la compagine sociale, ivi compresa copia di eventuali certificati azionari in relazione alla Società.

1.5.

Informazioni (e copia di tutta la documentazione disponibile) riguardanti tutti gli accordi relativi alle azioni della Società o ai relativi diritti di voto, di cessione o di vendita, ivi compresi, a titolo meramente esemplificativo e non esaustivo, contratti di opzione, accordi di trasferimento fiduciario, patti parasociali, diritti di prelazione convenzionali, opzioni di vendita o di acquisto, ivi compresi tutti gli accordi che limitino il trasferimento o diano titolo all’acquisto di azioni della Società.

1.6.

Elenco di tutti i membri degli organi di amministrazione e/o di controllo, dei direttori generali, degli institori, dei procuratori, dei revisori legali dei conti della Società, con l’indicazione dei rispettivi termini di scadenza dalla carica e dei poteri ad essi delegati, ove applicabili, nonché dell’ammontare dei rispettivi emolumenti/ corrispettivi già deliberati in ragione di dette cariche/funzioni.

1.7.	Prospetto riassuntivo delle variazioni intervenute nel capitale sociale e nella compagine sociale della Società negli ultimi 5 anni.
1.8.

In riferimento alla Società, fornire informazioni (e copia di tutta la documentazione disponibile) in relazione al D.Lgs. 231/2001 e, in particolare, copia del Modello Organizzativo, del Codice Etico e informazioni circa l’organismo di vigilanza nominato, nonché evidenza della intervenuta implementazione da parte dei competenti organi sociali del Modello Organizzativo e relativi aggiornamenti (utili a questo proposito a titolo esemplificativo: delibera del Consiglio di Amministrazione di adozione del Modello Organizzativo e di nomina dell’organismo di vigilanza; verbali e relazioni periodiche dell’organismo di vigilanza; informazioni circa eventuali procedimenti pendenti ai sensi del D.Lgs. 231/2001; informazioni circa l’ultimo risk-assessment effettuato; lista delle policy/procedure organizzative in essere).

1.9.

Copia di tutta la documentazione disponibile e informazioni riguardanti la Società relative a fusioni, scissioni, acquisizioni, conferimenti, spin-off, vendite o qualsiasi altro tipo di atto di disposizione riguardante le aziende o rami d’azienda della Società compiuti negli ultimi 3 anni.

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2.	Autorizzazioni, permessi, licenze e conformità a disposizioni normative
2.1.

Elenco e copia di tutte le autorizzazioni, permessi, licenze, abilitazioni, nulla osta, approvazioni o provvedimenti di accertamento rilasciati alla Società da qualsivoglia autorità e/o istituzione (es. statali, locali, estere o internazionali), che risultino necessarie per lo svolgimento dell’attività sociale o in ogni caso emessi nei confronti della Società.

2.2.

Informazioni e copie di tutta la documentazione disponibile relative ad eventuali notifiche, ricorsi, comunicazioni, corrispondenza, ingiunzioni, provvedimenti sanzionatori ricevuti e/o indirizzati alla Società da qualsiasi autorità e/o istituzione pubblica nazionale, locale, internazionale o estera.

2.3.

Verbali delle attività di ispezione, verifica o controllo poste in essere da autorità nazionali o internazionali e volte ad accertare la regolarità delle operazioni poste in essere dalla Società e dei prodotti che ne sono i risultati. Nel caso in cui i verbali di cui sopra richiedano attività di adeguamento o modifica, evidenza della esecuzione di tali attività e delle comunicazioni intercorse al riguardo con l'autorità richiedente.

2.4.

Copia di decisioni e di atti dei procedimenti in corso o pendenti presso autorità di regolamentazione e relativi a violazione di norme legislative o regolamentari. In particolare, relative, a titolo esemplificativo, alla tutela del consumatore; elenco di tutti gli interventi effettuati, in corso di realizzazione o programmati, al fine di adeguare l'attività della Società alle suddette disposizioni.

2.5.	Copia delle certificazioni di standard di qualità rilasciate a livello nazionale e internazionale alla Società.
3.	Lavoro
3.1.

Prospetto del personale, indicante il numero esatto di dipendenti in forza e, per ciascun dipendente: inquadramento contrattuale (i.e., dirigenti, quadri, impiegati e operai), tipo di contratto di lavoro (es. contratto a termine, apprendistato, stage), data di assunzione, posizione lavorativa/mansione, livello di inquadramento, retribuzione lorda mensile ed annuale, costo azienda, sede di lavoro, e informazioni relative allo straordinario effettuato.

3.2.

Documenti standard utilizzati dalla Società per l’assunzione del personale non dirigente, distinti per tipologia di contratto (es. contratto a tempo indeterminato/a tempo determinato, apprendistato e correlato piano formativo, lavoro intermittente) e inquadramento contrattuale (quadro, impiegato, operaio), nonché, ove sussistenti, ogni ulteriore accordo che modifichi e/o integri i termini e le condizioni contenuti nella lettera di assunzione (es. telelavoro, smart working).

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3.3.

Copia dei contratti individuali di lavoro del personale dirigente e del personale c.d. chiave in forza presso la Società, nonché, ove sussistenti, di ogni ulteriore accordo che modifichi e/o integri i contenuti della lettera di assunzione.

3.4.

Copia della documentazione relativa a tutto il personale in forza presso la Società (ivi inclusi i dirigenti) riguardante: clausole di stabilità, clausole di cambio controllo, clausole c.d. paracadute, patti di non concorrenza, obbligo di fedeltà e di riservatezza ed accordi relativi ai diritti di proprietà intellettuale/industriale, clausole/accordi di cd. claw-back, nonché ogni ulteriore peculiare clausola e/o accordo. Se detta documentazione è standard, si prega di fornire copia dei relativi standard per la Società.

3.5.

Elenco di tutti i dipendenti che detengono cariche di natura societaria, anche in altre società rilevanti ai fini dell’operazione. Copia degli accordi di directorship con i membri del/dei consigli di amministrazione rilevanti e di ogni altro accordo accessorio relativo alla carica societaria ricoperta, nonché copia della documentazione relativa ai compensi erogati in ragione delle cariche societarie ricoperte e/o di speciali procure/poteri conferiti per la Società.

3.6.

Relativamente a tutto il personale dipendente (inclusi i dirigenti) della Società, fornire uno schema riassuntivo e documentazione disponibile relativi a fringe benefits, premi, stock options ed altri piani di azionariato, piani di incentivazione a lunga/breve durata, incentivi, pagamenti forfettari e/o straordinari ed ogni altro speciale trattamento (anche correlati all’operazione).

3.7.

Lista che indichi il numero (a) dei contratti a termine attualmente in essere, specificando per ciascuno la ragione dell’assunzione a termine, se presente (specificando altresì se il rapporto di lavoro è stagionale), nonché quelli cessati negli ultimi 12 mesi; (b) dei rapporti di somministrazione (sia a tempo indeterminato sia a termine) attualmente in essere, nonché cessati negli ultimi 12 mesi. Si prega di confermare che la Società ha sempre rispettato i limiti quantitativi di assunzione di lavoratori a termine e/o di somministrazione e adempie ed ha sempre adempiuto ad ogni obbligazione di legge e/o di contrattazione collettiva (inclusi eventuali obblighi di informativa).

3.8.

Schema indicante il numero degli eventuali agenti (sia persone fisiche sia persone giuridiche), nonché di eventuali procacciatori di affari, che operano in favore della Società, con indicazione di: (a) zona di competenza; (b) durata del contratto; (c) modalità di svolgimento dell’attività in esclusiva o non in esclusiva; (d) media delle provvigioni corrisposte negli ultimi cinque anni e, se esistenti, accantonamenti effettuati per il pagamento delle indennità di fine rapporto, specificando se effettuati ai sensi di legge e/o dell’AEC; (e) condizioni particolari inserite nel contratto

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di agenzia (es. patto di non concorrenza, premi, bonus, incentivi, inclusi i compensi eccezionali); (f) informazioni in merito all’applicazione di eventuali Accordi Economici Collettivi. Copia del contratto di agenzia standard applicato agli agenti (in esclusiva e non in esclusiva) dalla Società, nonché documentazione afferente all’incarico dei procacciatori, se esistente.

3.9.

Documentazione (inclusa quella relativa alle procedure di consultazione sindacale implementate) relativa a procedure di riduzione/licenziamenti collettivi/ sospensione del personale/riduzione dell’orario di lavoro (es. CIGO/CIGS CIGD/FIS, Contratti di solidarietà e relativi decreti di autorizzazione) - attivati anche nel contesto della pandemia da Covid-19 - o di trasferimenti di azienda o di rami d’azienda effettuati negli ultimi 2 anni dalla Società.

3.10.

Indicazione del/i contratto/i collettivo/i nazionale/i di lavoro applicato/i al personale dipendente (inclusi i dirigenti) dalla Società. Copia integrale di eventuali accordi applicati a livello aziendale e/o territoriale dalla Società.

3.11.

Lista dei dipendenti componenti le rappresentanze sindacali aziendali/ rappresentanze sindacali unitarie. Indicazione del numero di iscritti ad organizzazioni sindacali con specificazione della relativa organizzazione sindacale. Informazioni sui rapporti con le organizzazioni sindacali e circa gli episodi di sciopero o altra interruzione del lavoro verificatasi a causa di conflitti presso la Società negli ultimi 2 anni.

3.12.	Lista dei dipendenti attualmente distaccati all’estero e di quelli in distacco presso la Società e/o presso società terze (inclusi i distacchi infragruppo) e copia della relativa documentazione.
3.13.

Relativamente alle controversie di diritto del lavoro e previdenziali pendenti, si prega di fornire: (1) schema riassuntivo predisposto dai legali responsabili delle controversie, con indicazione di: (a) oggetto; (b) stato della controversia; (c) petitum e relativo valore economico; (d) esito stimato, (e) eventuale accantonamento effettuato; nonché (2) ultime lettere di circolarizzazione predisposte per i revisori. Si prega di fornire: (1) informazioni su potenziali controversie di diritto del lavoro e previdenziali minacciate (ivi incluse impugnative di contratti a termine, rapporti di somministrazione, nonché rapporti di collaborazione/consulenza e rapporti di agenzia); (2) una lista indicante le risoluzioni dei rapporti di lavoro dipendente e autonomo verificatesi negli ultimi 6 mesi (es. lettere di licenziamento, di dimissioni, risoluzioni consensuali). Fornire informazioni e documentazione relativa a procedimenti amministrativi, ispezioni e/o accertamenti da parte degli organi ispettivi ed autorità previdenziali (inclusi, INPS, INAIL, Ministero del Lavoro, ENASARCO) relativi alla Società negli ultimi 3 anni.

3.14.

In relazione all’obbligo datoriale di assumere persone disabili e appartenenti alle categorie protette ai sensi della Legge n. 68/99, si prega di fornire: (a) copia del “Prospetto Informativo” aggiornato; nonché (b) copia di eventuali convenzioni e/o compensazioni territoriali stipulate con le autorità competenti.

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3.15.

In relazione ai contratti di collaborazione coordinata e continuativa e/o di consulenza a P. IVA (collettivamente i “Contratti di Consulenza”), si prega di fornire copia dei contratti in essere nonché una lista indicante: (i) numero dei Contratti di Consulenza (suddivisi per ciascuna categoria); (ii) oggetto e compenso complessivo annuo; (iii) per i contratti di consulenza con P. IVA, specificazione dei requisiti professionali/ economici/fiscali in capo al consulente. Si prega di indicare il numero dei Contratti di Consulenza cessati negli ultimi 12 mesi in relazione alla Società.

3.16.

Lista di contratti di appalto/fornitura di servizi nonché di subfornitura/conto terzi in essere, nonché spirati negli ultimi 2 anni, che indichi: (a) i servizi forniti; (b) la durata; (c) il corrispettivo; (d) il numero dei dipendenti impiegati dall’appaltatore/sub-appaltatore per l’esecuzione dei servizi; (e) se la valutazione dei rischi da interferenza in materia di salute e sicurezza è stata effettuata; (f) se assicurazioni/fideiussioni o altre forme di garanzie a copertura della manleva, sono state previste. Si prega di confermare che la Società abbia periodicamente verificato il regolare pagamento dei contributi e premi assicurativi, nonché l’effettuazione delle trattenute fiscali, da parte degli appaltatori (e di eventuali sub-appaltatori) in favore del personale coinvolto nell’appalto/fornitura.

3.17.

Si prega di fornire: (a) una lista degli infortuni occorsi negli ultimi 3 anni. Indicazione di malattie professionali accertate e cause sottostanti e chiarire se vi sono/sono stati infortuni/riconoscimenti di malattie professionali che può esporre/ha esposto la Società a rischi/responsabilità/richieste di risarcimenti; in detta ipotesi, indicare l’entità di tali rischi/responsabilità/ risarcimenti; (b) una relazione proveniente dalla competente struttura interna e/o dai consulenti esterni eventualmente incaricati in materia di sicurezza sui luoghi di lavoro, che descriva lo stato degli adempimenti posti in essere dalla Società per ottemperare alle previsioni di legge vigenti in materia (con indicazione di eventuali aree di inadempimento) ed indichi se tutte le figure competenti previste e dalla disciplina di legge applicabile (quali, ad esempio, medico competente, responsabile servizio di prevenzione e protezione, ecc.) sono state nominate.

3.18.	Copia aggiornata del Documento Unico di regolarità contributiva (“DURC”) attestante l’assolvimento da parte della società degli obblighi previdenziali ed assicurativi nei confronti dei dipendenti.
3.19.	Informazioni sui fondi di previdenza integrativa/complementare e polizze assicurative di natura assistenziale ulteriori rispetto a quelle previste dalla legge e dal CCNL.
4.	Contratti
4.1.	Contratti con i Clienti
4.1.1.	Elenco dei 10 principali clienti (specificando se pubblici o privati) della Società, riportati in ordine decrescente con indicazione del relativo fatturato generato nell’ultimo esercizio.

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4.1.2.	Copia dei contratti e accordi con i clienti della Società in vigore.
4.1.3.	Copia delle condizioni standard di vendita di prodotti e fornitura di servizi applicate dalla Società - ad esempio, condizioni generali di vendita, contratti standard, ordini, ecc. - ove esistenti.
4.2.	Contratti con i Fornitori
4.2.1.

Elenco dei 10 principali fornitori della Società che prestano servizi o forniscono beni in relazione all’attività sociale della Società, riportati in ordine decrescente con indicazione del costo relativo a ciascuno di essi nell’ultimo esercizio.

4.2.2.	Copia dei contratti con i fornitori della Società.
4.2.3.	Copia delle condizioni standard di acquisto applicate dalla Società - ad esempio, condizioni generali d’acquisto, contratti standard, ordini di acquisto, ecc. - ove esistenti.
4.3.	Altri contratti rilevanti
4.3.1.

Copia di tutti i contratti di appalto, logistica, servizi, marketing, franchising e distribuzione di cui la Società sia parte e, in generale, documentazione idonea a comprendere la rete distributiva della stessa.

4.3.2.

Copia di tutti i contratti associativi (ivi inclusi – a titolo meramente esemplificativo – i contratti di joint venture, di partnership, di consorzio e di associazione temporanea di impresa) di cui la Società è parte.

4.3.3.	Copia di tutti i contratti di segretezza/riservatezza, attivi o passivi, stipulati dalla Società e vigenti.
4.3.4.	Copia di tutti i contratti tra la Società e le sue “parti correlate” (come definite dal principio contabile IAS 24).
4.3.5.	Copia di tutti i contratti infragruppo (ivi inclusi – a titolo meramente esemplificativo – i contratti di servizi, contratti di fornitura, cash pooling agreement, ecc.), stipulati dalla Società.
4.3.6.

Elenco e copia dei contratti concernenti le polizze assicurative riguardanti la Società, nonché indicazione dei sinistri occorsi e reclami proposti dalla Società negli ultimi 3 anni, con indicazione del relativo stato di liquidazione.

4.3.7.

Copia di tutti i contratti di cooperazione ed associazione in partecipazione, patti di non-concorrenza, impegni di esclusiva o altre limitazioni alla libertà imprenditoriale, documentazione relativa alla partecipazione della Società a consorzi o a qualsiasi altra associazione o ente collettivo su base internazionale, nazionale o locale.

5.	Informazioni finanziarie
5.1.	Descrizione dei rapporti bancari della Società (banche, conti, saldo, ecc.).

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5.2.

Copia di tutti i contratti di finanziamento e/o di ogni documento inerente qualsiasi forma di indebitamento a lungo o breve termine riguardante la Società (ivi inclusi finanziamenti infra-gruppo, mutui ipotecarie e chirografari, cambiali, anche agrarie, obbligazioni garantite o non garantite riguardanti o che possono riguardare la Società, finanziamenti soci, finanziamenti agevolati, sussidi e interventi finanziari provenienti da qualsiasi ente pubblico, aperture di credito e castelletti, eventuali accordi di moratoria o altri accordi di dilazione o ristrutturazione del rimborso dell’indebitamento della Società) e scheda riepilogativa che contenga indicazione per ciascuno di essi dei seguenti elementi: identità del creditore e del debitore, importo (concesso e utilizzato), tasso di interesse, data prevista per il rimborso, garanzie prestate.

5.3.

Copia dei contratti di factoring, reverse factoring, anticipazioni su merci e fatture, inventory loan, destocking (o altri contratti in essere con riferimento al magazzino) cessione del credito, leasing finanziari, fidi di cassa, hot money di cui la Società è parte.

5.4.

Copia dei contratti derivati (inclusi swap, hedging, derivati volti ad assicurare la protezione rispetto al rischio di fluttuazione nei tassi di interesse, nelle valute o nei prezzi, ecc.) di cui la Società è parte

5.5.

Copia di tutti i contratti concernenti strumenti finanziari di debito (aventi ad oggetto sia azioni che titoli di debito, incluse le obbligazioni opzioni, warrant e strumenti finanziari di debito convertibili e scambiabili, strumenti ibridi, ecc.) riguardanti (o che possano riguardare) di cui la Società è parte.

5.6.

Informazioni (e copia di tutta la documentazione disponibile) concernenti qualunque prestito o garanzia di qualunque tipo concessa da terzi in relazione ad obbligazioni della Società, o dalla Società in relazione ad obbligazioni di terzi (facendo specifica menzione di mutui e garanzie infra-gruppo); eventuali manleve, lettere di patronage, fideiussioni, mandati di credito o accordi similari assunti da parte della Società o nell’interesse della stessa, anche in relazione a contratti di finanziamento e garanzie.

5.7.

Copia di tutti i contratti concernenti eventuali ipoteche, pegni, depositi in garanzia presso terzi (escrow), cessioni di crediti in garanzia, privilegi, garanzie collaterali (collateral) o altri oneri di natura reale che riguardino i beni della Società o di terzi, anche in relazione ai contratti di finanziamento ed alle garanzie sopra indicati ai punti 5.2 e 5.6.

5.8.	Fideiussioni, ipoteche, pegni e altre garanzie reali o personali concesse dalla Società in favore di terzi e di quelle rilasciate da terzi in favore della Società.

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5.9.

Copia di tutti i contratti concernenti sussidi, concessioni, contributi, premi, finanziamenti a fondo perduto, finanziamenti pubblici o altre agevolazioni concesse da enti pubblici o privati a livello locale, nazionale o internazionale alla Società o che comunque interessi la Società.

5.10.	Copia degli eventuali accordi di cash pooling, di cui la Società è parte.
6.	Beni Immobili
6.1.

Indicazione dei beni immobili di cui la Società è proprietaria, conduttrice, affittuaria, comodataria o comunque utilizzatrice e, in relazione a ciascuno di essi: (i) titolo in forza del quale il bene immobile è nella relativa disponibilità (per esempio, atto di compravendita, contratto di locazione, contratto di leasing, contratto di comodato, contratto di affitto di ramo d’azienda o altro); (ii) copia di tutti gli atti da cui risultano i vincoli e i gravami (ivi incluse le ipoteche) esistenti sui beni posseduti o usati dalla Società (nel ventennio).

6.2.

In relazione ai beni immobili di cui la Società sia proprietaria copia della seguente documentazione: (i) relazioni notarili ventennali aggiornate; (ii) ispezioni ipotecarie aggiornate; (iii) documentazione attestante la conformità del Catasto allo stato di fatto; (iv) visure catastali storiche per immobile aggiornate; (v) atti di provenienza nell’ultimo ventennio; (vi) atti costitutivi di diritti reali (es. ipoteche, servitù, ecc.) od obbligatori (es. locazioni, comodati, ecc.) di terzi o di vincoli o gravami di altra natura.

6.3.	Visure catastali per soggetto aggiornate riferite alla Società.
6.4.

Conferma circa la non esistenza di condomini, supercondomini, consorzi o enti di simile natura applicabili ai beni immobili nella disponibilità della Società. In caso contrario, si prega di fornire copia di eventuali regolamenti di comunione, condominio, supercondominio, consortili o simili applicabili a tali beni immobili.

6.5.	Descrizione di eventuali lavori di manutenzione straordinaria in corso di esecuzione e copia dei relativi contratti di appalto per la Società.
6.6.	Copia di contratti afferenti alla gestione dei beni immobili nella disponibilità della Società (a titolo esemplificativo, portierato, polizze assicurative, facility management, ecc.).
6.7.	Copia di contratti di finanziamento afferenti ai beni immobili di proprietà della Società.
6.8.	Informazioni relative ad ogni potenziale, pendente o concluso procedimento di esproprio (inclusa qualsivoglia procedura per occupazione d’urgenza e/o sine titulo) e copia dei relativi atti.

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6.9.

In relazione agli immobili di proprietà della Società: (i) certificato di destinazione urbanistica aggiornato al 2023; (ii) convenzioni e/o atti unilaterali d’obbligo e/o qualsiasi altro atto stipulato con (o a favore ) di una pubblica amministrazione; (iii) provvedimenti di imposizione di vincolo (culturale, monumentale, paesaggistico, ambientale, ecc.); (iv) titoli abilitativi edilizi relativi alla realizzazione di tali immobili; (v) istanze di rilascio di permessi di costruire e/o denunzie di inizio di attività (DIA) in istruttoria, comprensive di elaborati grafici allegati; (vi) titoli abilitativi, comunque denominati, successivi alla realizzazione di tali immobili (licenze edilizie, concessioni edilizie, permessi di costruire, comunicazione ex articolo 26 e/o 48 Legge 47/1985, denunzie di inizio di attività (DIA), segnalazioni certificate di inizio attività (SCIA), comunicazioni di inizio attività (CIL/CILA), condoni edilizi e/o domande di condono edilizio comprensive di elaborati grafici allegati); (vii) pratica denuncia opere strutturali al Genio Civile; (viii) certificati di collaudo statico; (ix) ricevute del pagamento del contributo sul costo di costruzione; e (x) certificati di agibilità (o Segnalazione Certificata di Agibilità - SCA), ivi compresi i certificati di agibilità speciale eventualmente rilasciati a seguito di condono edilizio.

6.10.	Copia del certificato prevenzione incendi (per tutte le attività svolte negli stabilimenti, di proprietà e/o gestiti dalla Società).
7.	Altri beni
7.1.

Informazioni (e copia di tutta la documentazione disponibile) concernenti qualsiasi contratto di locazione finanziaria, di comodato, di affitto, di sale and lease back, di leasing, di vendita e qualsiasi altro contratto relativo ai beni mobili, macchinari, impianti o utenze di proprietà della Società o dalla stessa utilizzati.

7.2.	Elenco ed informazioni riguardo i veicoli, i beni registrati, gli impianti e i macchinari di proprietà della Società o da essa utilizzati.
7.3.	Elenco per la Società (e copia di tutta la documentazione disponibile) dei pegni o privilegi relativi a beni mobili o diritti, ed indicazione dei beni sottoposti a garanzia.
8.	Privacy
8.1.

Documentazione relativa e comprovante (i) l’adozione di un modello organizzativo privacy (data governance) (es. modello e/o almeno una copia sottoscritta di individuazione a “persona autorizzata” o “incaricato del trattamento”, nomina amministratore di sistema, designazione del DPO) in relazione alla Società, persone autorizzate al trattamento relativa alla Società (ii) ai rapporti della Società con l’Autorità Garante per la protezione dei dati personali (“Garante”) degli ultimi 2 anni (es. comunicazione della nomina del DPO, istanza di consultazione preventiva ex art. 36 del Regolamento UE 2016/679, “GDPR”)

Pagina 11

	Documento/Informazione	Status	Commenti TEKNE
8.2.	Copia del registro dei trattamenti (del titolare e/o del responsabile del trattamento) della Società.
8.3.

Procedure e/o policy idonee ad attestare l’adozione delle misure di sicurezza tecniche da parte della Società (es. procedura disaster recovery, gestione backup) e/o organizzative previste dal Regolamento (procedura per la gestione dei data breach, policy sulla conservazione dei dati, policy sulla gestione delle richieste relative ai diritti degli interessati, policy sull’utilizzo degli strumenti informatici aziendali, ecc.).

8.4.

Documentazione relativa alla Società concernente i data breach verificatisi negli ultimi 2 anni e, ove applicabile, documentazione attestante l’avvenuta notifica da parte della Società all’Autorità Garante (art. 33 del Regolamento) e, nei casi previsti dal Regolamento, agli interessati (art. 34 del Regolamento).

8.5.	Modello atto di nomina a Responsabile del trattamento della Società.
8.6.

Ove applicabile, documentazione contrattuale relativa alla Società concernente il flusso di dati infragruppo (es. contratti infragruppo per eventuali centralizzazioni di banche dati o di funzioni aziendali).

9.	Controversie giudiziali e concorsuali
9.1.

Elenco dei contenziosi pendenti, minacciati o possibili, con distinzione tra contenzioso civile, penale, amministrativo, ambientale e giuslavoristico, predisposto dagli avvocati della Società, con indicazione per ciascuna controversia: (i) dei nomi delle parti; (ii) dell’oggetto; (iii) del valore; (iv) del giudice; (v) delle reciproche ragioni di causa; (vi) dello stato del giudizio; (vii) del suo possibile esito; e (viii) del relativo fondo rischi.

9.2.

Documentazione relativa ad eventuali controversie con dettaglio dei punti indicati al § 9.1 con (i) clienti, (ii) fornitori, (iii) con associazioni di consumatori o similari, (iv) con autorità competenti in materia di etichettatura dei prodotti, (v), incluso quelle eventualmente riguardanti la qualità dei prodotti e/o servizi, i tempi e le quantità di consegna, le modalità e i tempi di pagamento.

9.3.

Copia di ogni sentenza, decreto, ordinanza, ingiunzione emessi da parte di autorità giudiziarie negli ultimi tre anni e riguardanti la Società o i loro rappresentanti, in veste di attori/ricorrenti, di convenuti/resistenti o di intervenienti volontari e/o chiamati in causa, nonché di ogni transazione e/o altro atto conciliativo di controversia o altri accordi transattivi sottoscritti negli ultimi tre anni.

9.4.

Documentazione relativa ad eventuali procedure concorsuali (tra cui, a titolo esemplificativo e non esaustivo, le procedure della composizione negoziata della crisi) disciplinate dal codice della crisi con dettaglio dei punti indicati al § 9.1 con autorità competenti e le relative sentenza, decreto, ordinanza, ingiunzione emessi da parte di autorità giudiziarie.

Pagina 12

	Documento/Informazione	Status	Commenti TEKNE
10.	Proprietà intellettuale ed industriale - Information Technology
10.1.

Elenco e descrizione dei diritti di proprietà intellettuale della Società è titolare (marchi, brevetti per invenzione, brevetti per modello di utilità, indicazioni geografiche, denominazioni commerciali, denominazioni di origine, disegni e modelli, domain names, ecc.), siano essi registrati, non registrati o in corso di registrazione, con indicazione, per ciascuno di essi di: (i) data e numero di deposito/registrazione; (ii) data di scadenza; (iii) oggetto della registrazione; (iv) estensione territoriale; (v) classi merceologiche per le quali il titolo è registrato/depositato; (vi) eventuali azioni di opposizione amministrativa di terzi alla registrazione; (vii) eventuali contestazioni, anche provvisorie, mosse dall’autorità competente per la registrazione/concessione del titolo.

10.2.	Documentazione attestante la titolarità di tali diritti di proprietà intellettuale della Società (a titolo esemplificativo, certificati emessi dai competenti uffici marchi e brevetti).
10.3.

Informazioni in merito all’esistenza e alle modalità di concreto utilizzo (con specificazione dell’area geografica di utilizzo e del prodotto/servizio in connessione dei quali sono utilizzati) di tutti i diritti di proprietà industriale e intellettuale non registrati, di titolarità della Società a qualsiasi titolo usati, inclusi (a titolo esemplificativo): (i) informazioni segrete (aziendali, commerciali, tecnico industriali); (ii) know-how (sia esso brevettabile o meno), con descrizione e indicazione delle modalità utilizzate per mantenere la segretezza; marchi di fatto (inclusi loghi o simboli); (iii) diritti d’autore e diritti su database; (iv) diritti su software (specificando se il software in uso/proprietà contiene, in tutto o in parte, software coperto da licenze open source).

10.4.

Atti/contratti, a titolo oneroso o gratuito, di cui la Società sia parte a qualsiasi titolo: (i) di cessione, in tutto o in parte, di diritti di proprietà industriale e intellettuale; (ii) di licenza di diritti di proprietà industriale ed intellettuale; (iii) che costituiscono, modificano o trasferiscono diritti personali o reali di godimento, privilegi speciali o diritti di garanzia su diritti di proprietà industriale ed intellettuale; (iv) che stabiliscono la coesistenza tra diritti di proprietà industriale e intellettuale; ogni altro atto/contratto che ha ad oggetto lo sfruttamento di diritti di proprietà industriale e intellettuale (tra cui, a titolo esemplificativo, i contratti di sponsorizzazione, sfruttamento dell’immagine, pubblicità, di edizione, rappresentazione ed esecuzione di opera, ecc.).

10.5.	Contratti di impiego/collaborazione aventi a oggetto lo svolgimento di attività inventiva/creativa stipulati dalla Società.
11.	Normativa in materia ambientale
11.1.	Valutazione di Impatto Ambientale (“VIA”).

Pagina 13

Documento/Informazione		Status	Commenti TEKNE
11.2.	Atti autorizzativi in materia ambientale
11.2.1.

Copia di ogni autorizzazione, permesso, concessione o altro atto autorizzativo comunque denominato, relativo alla materia ambientale, che risulti necessario per lo svolgimento dell’attività sociale (es. Autorizzazione Integrata Ambientale (“AIA”), Autorizzazione Unica Ambientale (“AUA”), autorizzazione alle emissioni in atmosfera, autorizzazione agli scarichi idrici, piano di gestione delle acque meteoriche, autorizzazioni/denunce/ provvedimenti concessori in materia di prelievi idrici, ecc.).

11.2.2.	Evidenza della conformità alle prescrizioni contenute negli atti autorizzativi di cui al precedente paragrafo 11.3.1.
11.3.	Rifiuti
11.3.1.	Ultimo modello unico di dichiarazione (“MUD”) e schede allegate, con evidenza della relativa presentazione nei termini di legge.
11.3.2.	Copia dell’iscrizione presso l’Albo Nazionale Gestori Ambientali delle imprese che effettuato il servizio di raccolta e trasporto dei rifiuti.
11.3.3.	Copia delle autorizzazioni delle imprese che effettuano il servizio di stoccaggio, recupero e smaltimento dei rifiuti.
11.3.4.	Registri di carico e scarico di rifiuti.
11.3.5.	Formulari di identificazione dei rifiuti.
11.3.6.

Attestazione di avvenuto smaltimento per i rifiuti conferiti a soggetti autorizzati alle operazioni di raggruppamento, ricondizionamento e deposito preliminare di cui ai punti D13, D14 e D15 dell’Allegato B alla Parte IV del D.Lgs. 152/2006.

11.3.7.	Autorizzazione allo smaltimento dei rifiuti speciali e pericolosi in azienda.
11.3.8.	Iscrizione al Consorzio Nazionale Imballaggi (“CONAI”).
11.3.9.	Prova del pagamento del contributo ambientale CONAI.
11.3.10.	Eventuale documentazione inerente il trasporto transfrontaliero di rifiuti.
11.4.	Rumore
11.4.1.	Analisi emissioni acustiche all’esterno.
11.4.2.	Piano per la riduzione delle emissioni acustiche all’esterno.
11.5.	Sostanze pericolose e amianto
11.5.1.	Autorizzazioni del Ministero dell’Industria e/o del Ministero della Sanità alla produzione e allo stoccaggio di sostanze pericolose.

Pagina 14

Documento/Informazione		Status	Commenti TEKNE
11.5.2.	Registrazione PCB e PCT.
11.5.3.	Rapporto relativo alla presenza di amianto in situ e relativa documentazione del programma di rimozione/incapsulamento.
11.5.4.	Documenti relativi alla presenza, all’uso e all’eliminazione di materiali contenenti PCB, PCT, CFC, HCFC, Halon e Freon 22.
11.6.	Industria insalubre
11.6.1.	Decreto di classificazione.
11.7.	Industria a rischio di incidente rilevante
11.7.1.	Dichiarazione o notifica di impianto a rischio di incidente rilevante (ai sensi del D.Lgs. 17 agosto 1999, n. 334, “Decreto Seveso” e/o del D.Lgs. 26 giugno 2015, n. 105 “Decreto Seveso III”).
11.7.2.	Rapporto di sicurezza.
11.7.3.	Politica di prevenzione degli incidenti rilevanti.
11.7.4.	Piano di emergenza interno.
11.7.5.	Piano di emergenza esterno.
11.7.6.	Lista degli incidenti rilevanti verificatisi negli ultimi cinque anni comunicati alle autorità nazionali.
11.7.7.	Lista degli incidenti rilevanti verificatisi negli ultimi cinque anni comunicati alla Commissione europea.
11.8.	Contaminazione dei suoli e delle acque
11.8.1.	Indagini su suoli e acque di falda.
11.8.2.	Documenti relativi ad eventuali episodi/evidenze di contaminazione (anche di carattere storico) ed a procedure di caratterizzazione, messa in sicurezza d’emergenza e bonifica.
11.8.3.	Lista dei serbatoi interrati esistenti, data di installazione e documentazione relativa alla tenuta, manutenzione ed ispezioni periodiche dei serbatoi.

Pagina 15

Documento/Informazione		Status	Commenti TEKNE
11.9.	Emissioni di gas a effetto serra di cui alla Direttiva 2003/88/CE
11.9.1.	Autorizzazione all’emissione di gas a effetto serra rilasciata dal Comitato ETS (“Comitato”).
11.9.2.	Comunicazione al Comitato delle informazioni necessarie ai fini dell’assegnazione delle quote di emissione.
11.9.3.	Iscrizione nel registro dell’Unione.
11.9.4.	Comunicazione relativa alle emissioni dell’impianto prevista dall’art. 35 del D.Lgs. 9 giugno 2020, n. 47, verificata ai sensi dell’art. 41 del medesimo decreto.
11.10.	Gas fluorurati a effetto serra
11.10.1.	Lista di tutte le apparecchiature contenenti gas fluorurati ad effetto serra, specificando tipo di gas e quantitativi.
11.10.2.	Evidenza del rispetto degli obblighi che il D.P.R. 146/2018 pone a capo dell’operatore.
11.10.3.	Evidenza dei controlli con rilevazioni perdite.
11.11.	Impianti termici (civili e industriali)
11.11.1.	Lista di tutti gli impianti termici (civili e industriali) presenti nel sito.
11.11.2.	Copia della dichiarazione di conformità, del libretto dell’impianto, evidenza dell’esecuzione della manutenzione periodica.
11.12.	Regolamento (CE) n. 1907/2006 (“Regolamento REACH”) e Regolamento (CE) n. 1272/2008 (“Regolamento CLP”)
11.12.1.	Lista di tutte le sostanze chimiche di cui la Società sia fabbricante, importatrice e utilizzatrice.
11.12.2.	Evidenza della conformità agli obblighi previsti dal Regolamento REACH per fabbricanti, importatori e utilizzatori di sostanze chimiche, come tali o in miscele e articoli.
11.12.3.	Evidenza della conformità agli obblighi previsti dal Regolamento CLP, se la sostanza o la miscela prodotta e/o importata è pericolosa.

Pagina 16

Documento/Informazione		Status	Commenti TEKNE
11.13.	Contenzioso e contestazioni
11.13.1.	Contenzioso passato, attuale e potenziale in materia di igiene e sicurezza.
11.13.2.	Contenzioso passato, attuale e potenziale in materia ambientale.
11.13.3

Verbali di visite e/o ispezioni, diffide e/o altri provvedimenti amministrativi che contestino eventuali irregolarità, violazioni di legge e/o l’inosservanza delle prescrizioni autorizzative, nonché la relativa documentazione (es. eventuali prescrizioni, prova dell’ottemperanza alle prescrizioni, ecc.).

Pagina 17

Annex 7.2(a)(iii)

Letters of Company’s directors’ Resignation

To

TEKNE S.p.A.,

Contrada San Matteo No. 42,

66030 - Poggiofiorito (CH),

Pec: teknespa@pec.it

To the kind attention of the administrative body

- via certified electronic mail (PEC) and via e-mail-

[Place], [date]

Re: letter of resignation from office

Dear Sirs,

this is to inform you that I intend to resign from the office of [director/chairman of the board of directors] of the company TEKNE S.p.A. (the “Company”), a company incorporated under the laws of Italy, with registered office at Contrada San Matteo no. 42, Poggiofiorito (CH), 66030, registration number with the Companies’ Register of Chieti-Pescara, Italian tax code and VAT number 01992140697, effective as of today’s date.

[With the exception of the accrued remuneration equal to Euro [●] but not paid to date, already separately communicated to the Company,] I hereby irrevocably and unconditionally declare that I have no claims on the Company for any reason or cause whatsoever, including by way of notice, and for any reason or cause whatsoever, dependent on or connected to the office held (including, by way of example, in relation to fees, bonuses, remuneration, expenses, compensation for loss of office or otherwise arising from my resignation or from the exercise of any office held by me, including for any managerial, clerical or consultancy appointments) up to the date hereof. To the extent that any such claim exists or may come into existence, I irrevocably and unconditionally waive the same and release the Company from any and all liability in this regard.

In faith,

[●]

1

Annex 7.2(a)(iv)

Letters of Company’s auditors’ resignation

To

TEKNE S.p.A.,

Contrada San Matteo No. 42,

66030 - Poggiofiorito (CH),

Pec: teknespa@pec.it

To the kind attention of the administrative body

- via certified electronic mail (PEC) and via e-mail-

[Place], [date]

Re: letter of resignation from office

Dear Sirs,

this is to inform you that I intend to resign from the office of [statutory auditor/Chairman of the Board of Statutory Auditors] of the company TEKNE S.p.A. (the “Company”), a company incorporated under the laws of Italy, with registered office at Contrada San Matteo no. 42, Poggiofiorito (CH), 66030, registration number with the Companies’ Register of Chieti-Pescara, tax code and VAT number 01992140697, effective as of today’s date.

[With the exception of the accrued remuneration equal to Euro [●] but not paid to date, already separately communicated to the Company,] I hereby irrevocably and unconditionally declare that I have no claims whatsoever against the Company for any reason or cause whatsoever, arising out of or in connection with the office held (including, without limitation, in relation to fees, bonuses, compensation, expenses, compensation for loss of office or otherwise arising out of my resignation or the exercise of any office held by me, including for any managerial, clerical or consultancy positions) up to the date hereof. To the extent that any such claim exists or may come into existence, I irrevocably and unconditionally waive the same and release the Company from any and all liability in this regard.

In faith,

[●]

2

Allegato 7.2(a)(v) – Nuovo Statuto

Capo I

Denominazione – Sede – Durata – Oggetto Sociale

Articolo 1

Definizioni

1.1.
Ai fini del presente statuto (lo “Statuto”), in aggiunta ad altri termini ed espressioni definiti in altri Articoli, i termini e le espressioni utilizzati in maiuscolo avranno il significato loro attribuito nel presente Articolo 1:
(i)
“Affiliati”: ha il significato di cui all’Articolo 15.1(b);
(ii)
“Azione/i”: indica le azioni della Società;
(iii)
“Comunicazione di Esercizio del Diritto di Prelazione”: ha il significato di cui all’Articolo 12.3(a);
(iv)
“Concorrente” indica qualsiasi soggetto che (i) sia attivo nella produzione, nello sviluppo e nell’erogazione di servizi e dei prodotti e/o eserciti l’attività commerciale e/o in concorrenza con la Società e, nello specifico, con le attività descritte all’Articolo 5.1;
(v)
“Diritto di Prelazione”: ha il significato di cui all’Articolo 13.3;
(vi)
“Giorno/i Lavorativo/i”: significa un giorno in cui le banche che operano sulla piazza di Roma e di Milano sono aperte per lo svolgimento della loro normale attività;
(vii)
“Legge”: indica qualsiasi legge od altra forma di disposizione normativa sovranazionale, nazionale, regionale, statale, provinciale o locale, statuto, ordinanza, regola, regolamento, codice, ordine, provvedimento, ingiunzione o decreto, e qualsiasi norma di rango primario o secondario applicabile alle Parti e/o alla Società (a seconda dei casi)
(viii)
“Offerta del Terzo”: ha il significato di cui all’Articolo 13.1;
(ix)
“Offerta in Prelazione”: ha il significato di cui all’Articolo 13.2;
(x)
“Parte Correlata”: indica qualsiasi parte correlata a uno dei Soci, così come definita ai sensi dello IAS (International Accounting Standards) n. 24, par. 9;
(xi)
“Partecipazione Oggetto di Prelazione”: ha il significato di cui all’Articolo 13.2;
(xii)
“Periodo di Lock-up”: ha il significato di cui all’Articolo 12.1;
(xiii)
“Prezzo di Trasferimento”: ha il significato di cui all’Articolo 13.2;
(xiv)
“Socio/i”: indica, congiuntamente, i soci della Società;
(xv)
“Termine Esercizio Diritto di Prelazione”: ha il significato di cui all’Articolo 13.3(b);
(xvi)
“Trasferente”: ha il significato di cui all’Articolo 15.2;
(xvii)
“Trasferimento/i Consentito/i”: ha il significato di cui all’Articolo 15.1;

1

(xviii)
“Trasferimento” (e altre espressioni simili o equivalenti, e.g., “cessione” o “vendita”) deve essere interpretato come comprensivo di qualsiasi forma di conclusione di un accordo vincolante relativo alla vendita (anche se in blocco con altri beni) e di qualsiasi altro negozio, a titolo oneroso o a titolo gratuito (inclusi, in via meramente esemplificativa, la permuta, il riporto, il conferimento, la fusione, la liquidazione, il trasferimento di azienda, la vendita forzosa o la donazione) in forza del quale si consegua, in via diretta o indiretta, anche solo transitoriamente o a titolo fiduciario, il risultato del trasferimento a terzi, della proprietà o di altro diritto (anche attraverso negozi costitutivi di diritti di garanzia) sulle Azioni o in forza dei quali si consegua, sia pur solo transitoriamente o a titolo fiduciario, il risultato del trasferimento a terzi dei diritti (incluso il diritto di pegno, di usufrutto o di voto) inerenti alle Azioni ovvero la perdita del diritto di un socio di determinarsi autonomamente o di esercitare in assemblea il diritto di voto relativo alle proprie Azioni; (xix) “Trasferitario”: ha il significato di cui all’Articolo 15.2.

Articolo 2

Denominazione

2.1.
La società è denominata “TEKNE S.P.A.” (la “Società”).
2.2.
La titolarità delle partecipazioni al capitale sociale della Società e l’accettazione di funzioni ed incarichi disciplinati dallo Statuto implica l’accettazione delle norme recate dallo Statuto stesso, sia di quelle già vigenti alla data dell’acquisizione di dette partecipazioni o di assunzioni di detti funzioni ed incarichi, sia di quelle posteriormente vigenti.

Articolo 3

Sede legale

3.1.
La Società ha sede legale nel Comune di Poggiofiorito (CH) all’indirizzo risultante dall’apposita iscrizione eseguita presso il competente Registro delle Imprese.
3.2.
L’organo amministrativo ha la facoltà di istituire, modificare e sopprimere, sia in Italia che all’estero, filiali, succursali e altre unità locali comunque denominate senza stabile rappresentanza, nonché di trasferire la sede nell’ambito del Comune indicato al presente articolo.
3.3.
L’assemblea degli azionisti può istituire, sopprimere o spostare sedi secondarie, filiali, agenzie e uffici sia amministrati vi che di rappresentanza o trasferire la sede sociale al di fuori del Comune di Poggiofiorito (CH).

Articolo 4

Durata

4.1.
La durata della Società è stabilita sino al 31 dicembre 2080 e potrà essere prorogata secondo quanto delibererà l’assemblea dei Soci, ai sensi di Legge e del presente Statuto.

2

Articolo 5

Oggetto

5.1.
La Società ha per oggetto:
(a)
la progettazione, produzione, allestimento, trasformazione, commercializzazione ed assistenza di veicoli industriali, speciali, militari, per trasporto persone, di autobus e di veicoli in genere, di loro parti, ricambi e sistemi;
(b)
la progettazione, produzione e commercializzazione di impianti, sistemi ed apparecchi elettrici, elettronici ed informatici con assistenza e consulenza;
(c)
l’acquisto, vendita, noleggio con o senza autista e personalizzazione di veicoli in genere;
(d)
la costruzione e gestione di immobili anche destinabili ad attività ricettizia ed attività affini;
(e)
la costruzione, trasformazione e allestimento artigianale di prototipi di veicoli speciali; la manutenzione e riparazioni di autoveicoli; e
(f)
ogni altra attività connessa o dipendente da quelle suindicate.

Essa potrà compiere, inoltre, tutte le operazioni mobiliari, immobiliari (escluse quelle attività riservate per legge a determinate società aventi requisiti specifici), finanziarie e locative (con esclusione della locazione finanziaria), ritenute dall’organo amministrativo necessarie od utili per il conseguimento dell’oggetto sociale; assumere, sia direttamente sia indirettamente, interessenze e partecipazioni in altre società od imprese aventi oggetto analogo o affine o complementare o connesso al proprio; stipulare contratti di associazioni temporanee di impresa; assumere mutui e finanzia menti, con o senza garanzie reali, fruendo di ogni agevolazione creditizia e fiscale al momento prevista e vigente; prestare garanzie reali, fidejussioni e avalli, sempre che ricorra l’interesse della società al riguardo, sia per obbligazioni proprie sia a garanzia di obbligazioni di terzi; con precisazione che le suddette attività finanziarie potranno essere compiute solo quali attività non prevalenti e, comunque, non nei confronti del pubblico nel rispetto delle Leggi n. 216/74, n. 1/91, n. 197/91, n. 385/93 e successive proroghe, modifiche ed integrazioni.

Ove nella superiore elencazione fossero riscontrabili attività per le quali fossero necessarie particolari autorizzazioni o attività riservate per legge a soggetti muniti di necessari titoli professionali o autorizzati all'esercizio di specifiche attività in forza di particolari disposizioni di legge, la Società si impegna a richiedere ed ottenere le relative autorizzazioni o demandarne in ogni caso l'esecuzione ai soggetti con tali requisiti, i quali opereranno sotto la loro responsabilità.

La società potrà invocare i benefici fiscali, previdenziali e finanziari previsti dalle vigenti leggi (loro modifiche, proroghe ed integrazioni), per l'attività in oggetto, e da ogni altra legge agevolativa, comprese quelle per le aree meridionali e/o svantaggiate e le agevolazioni previste per la Comunità Europea.

3

Capo II

Capitale Sociale – Azioni

Articolo 6

Capitale sociale

6.1.
Il capitale sociale della Società è pari ad Euro 30.500.000,00.
6.2.
Il capitale sociale della Società è suddiviso in numero 30.500.000 Azioni dal valore nominale di Euro 1,00 ciascuna.
6.3.
Le azioni sono nominative, indivisibili e sono rappresentate da certificati azionari.
6.4.
Fatti salvi i diritti diversi e le limitazioni espressamente menzionati nel presente Statuto, tutte le azioni sono titolari dei medesimi diritti in conformità alle previsioni del presente Statuto e delle norme di legge applicabili.
6.5.
In caso di intestazione a società fiduciaria, il voto potrà essere esercitato in maniera divergente in esecuzione di diverse istruzioni da parte dei relativi fiducianti.
6.6.
Nel caso di comproprietà di un’azione, i diritti dei comproprietari devono essere esercitati da un rappresentante comune nominato secondo le modalità previste dalla legge.

Articolo 7

Aumento di capitale

7.1.
Il capitale sociale della Società potrà essere aumentato:
(a)
a pagamento (mediante nuovi conferimenti in denaro o in natura); e
(b)
a titolo gratuito (mediante passaggio a capitale di riserve o altri fondi disponibili iscritti in bilancio).
7.2.
Fermo restando quanto altrimenti previsto dall’Articolo 17.4, la decisione di aumentare il capitale sociale può essere presa dall’assemblea dei Soci, con le maggioranze previste per la modifica dell’atto costitutivo, oppure dall’organo amministrativo, se a tanto facoltizzato ai sensi dell’articolo 2443 del Codice Civile.
7.3.
La decisione di aumentare il capitale sociale non può essere attuata fin quando i conferimenti precedentemente dovuti non sono stati integralmente eseguiti.
7.4.
In caso di decisione di aumento del capitale sociale mediante nuovi conferimenti spetta ai Soci il diritto di sottoscriverlo in proporzione alle Azioni da essi possedute. È attribuita ai Soci la facoltà di prevedere espressamente nella decisione di aumento che lo stesso possa essere attuato anche mediante offerta di Azioni di nuova emissione a terzi, salvo che nel caso di cui all’articolo 2447 del Codice Civile. In tal caso spetta ai Soci che non hanno consentito alla decisione il diritto di recesso di cui all’Articolo 16 del presente Statuto.
7.5.
Possono essere conferiti, a liberazione dell’aumento a pagamento del capitale, tutti gli elementi dell’attivo suscettibili di valutazione economica. La delibera di aumento del capitale deve stabilire le modalità del conferimento. In mancanza di indicazioni, il conferimento deve farsi in denaro.

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Articolo 8

Riduzione del capitale sociale

8.1.
Fermo restando quanto altrimenti previsto dal presente Statuto, il capitale sociale della Società potrà essere ridotto nei casi e con le modalità di legge.

Articolo 9

Strumenti finanziari

9.1.
L’assemblea straordinaria può deliberare, a fronte di apporti di Soci o di terzi diversi dai conferimenti nel capitale sociale, l’emissione di strumenti finanziari ai sensi dell’articolo 2346, comma 6, e dell’articolo 2349, comma 2, del Codice Civile.
9.2.
Gli strumenti finanziari sono incorporati in appositi certificati.

Articolo 10

Obbligazioni

10.1.
Fermo restando quanto disposto dal successivo Articolo 17.4, la Società può emettere prestiti obbligazionari convertibili e non convertibili.
10.2.
I titolari di obbligazioni debbono scegliere un rappresentante comune.
10.3.
All’assemblea degli obbligazionisti si applicano, in quanto compatibili, le norme dell’Articolo 18 del presente Statuto.

Articolo 11

Finanziamenti

11.1.
La Società può acquisire dai Soci, previo consenso individuale degli stessi, versamenti in conto capitale o a fondo perduto senza obbligo di rimborso ovvero stipulare con i Soci, sulla base di trattative personalizzate, finanziamenti con obbligo di rimborso, che si presumono infruttiferi, salva diversa determinazione risultante da atto scritto. Il tutto nei limiti e con le modalità previsti dalla vigente normativa.

Capo III

Atti di disposizione delle Azioni

Articolo 12

Trasferimento delle Azioni

12.1.
Fatto salvo quanto previsto dalle altre previsioni del presente Statuto e senza pregiudizio ai Trasferimenti Consentiti di cui all’Articolo 15.1 che segue, le Azioni non potranno essere trasferite dai Soci a terzi, per la durata di 5 anni dalla data del [●] [Nota: tale data coinciderà con la Data di Esecuzione dell’Accordo Quadro] (il “Periodo di Lock-up”). Dopo la scadenza del Periodo di Lock-up, i trasferimenti delle Azioni saranno liberamente consentiti, fermo restando quanto previsto nell’ Articolo 13 del presente Statuto.

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Articolo 13

Diritto di Prelazione

13.1.
Decorso il Periodo di Lock-up, senza pregiudizio per i Trasferimenti Consentiti, qualora un Socio intenda trasferire tutte o alcune delle proprie Azioni e riceva da un terzo, che non sia Parte Correlata, un’offerta vincolante a tal fine (l’”Offerta del Terzo”), lo stesso dovrà preventivamente dare comunicazione a, ed offrire -tutte e non meno di tutte- le Azioni oggetto dell’offerta agli altri Soci nelle modalità di seguito specificate.
13.2.
L’offerta dovrà indicare la percentuale di capitale sociale rappresentata dalle Azioni del Socio oggetto di offerta (la “Partecipazione Oggetto di Prelazione”) nonché le condizioni, i termini e le modalità dell’offerta relativi al previsto trasferimento, con particolare riferimento al prezzo di trasferimento, ivi inclusi gli eventuali aggiustamenti e le componenti aggiuntive di prezzo (il “Prezzo di Trasferimento”) e alle modalità di pagamento e dovrà essere altresì corredata dell’Offerta del Terzo (l’”Offerta in Prelazione”). Qualora l’Offerta del Terzo preveda una parte di corrispettivo in forma diversa dal denaro, tale porzione di corrispettivo dovrà essere valorizzata in ragione del valore di mercato delle partecipazioni trasferite secondo i criteri di valorizzazione applicabili nel caso di recesso e tale valore e i suoi criteri di determinazione dovranno essere indicati separatamente nell’Offerta in Prelazione.
13.3.
A seguito del ricevimento dell’Offerta in Prelazione, ciascun Socio potrà esercitare il proprio diritto di prelazione sulla Partecipazione Oggetto di Prelazione con le seguenti modalità e nel rispetto dei seguenti termini e condizioni (il “Diritto di Prelazione”):
(a)
dovrà far pervenire al Consiglio di Amministrazione della Società, che dovrà darne comunicazione formale al Socio trasferente, una dichiarazione scritta di esercizio del Diritto di Prelazione, con la quale manifesti irrevocabilmente ed incondizionatamente, fatta salva qualsiasi autorizzazione di qualsiasi autorità che possa essere necessaria ed opportuna al fine di dare attuazione al relativo trasferimento ai sensi di Legge, la volontà di acquistare l’intera Partecipazione Oggetto di Prelazione al prezzo e ai termini specificati nell’Offerta in Prelazione (la “Comunicazione di Esercizio del Diritto di Prelazione”);
(b)
il Diritto di Prelazione potrà essere esercitato dal Socio entro e non oltre 30 Giorni Lavorativi dalla data di ricezione dell’Offerta in Prelazione (il “Termine Esercizio Diritto di Prelazione”); e
(c)
la Partecipazione Oggetto di Prelazione dovrà essere trasferita, e il relativo prezzo dovrà essere contestualmente corrisposto, entro e non oltre 60 Giorni Lavorativi dalla data di ricezione della Comunicazione di Esercizio del Diritto di Prelazione.
13.4.
Nell’ipotesi di esercizio del Diritto di Prelazione da parte di più di un Socio, la Partecipazione Oggetto di Prelazione spetterà agli altri Soci in proporzione alle Azioni da ciascuno di essi possedute.
13.5.
Il Diritto di Prelazione deve essere esercitato per il prezzo indicato nell’Offerta in Prelazione.
13.6.
In caso di Offerta del Terzo proveniente da una Parte Correlata del Socio destinatario di tale offerta, ovvero nel caso in cui l’Offerta del Terzo preveda un corrispettivo in tutto o in parte non costituito da denaro, Qualora il prezzo di cui all’Offerta in Prelazione sia ritenuto eccessivo da uno dei Soci che abbia manifestato nei termini e nelle forme di cui sopra la volontà di

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esercitare il Diritto di Prelazione, il prezzo della cessione sarà determinato dalle parti di comune accordo tra loro. In caso di mancato raggiungimento di un accordo, si applicano le disposizioni seguenti.
13.7.
Qualora non fosse raggiunto alcun accordo, i Soci provvederanno alla nomina di un arbitratore che, nel rendere la propria determinazione, avrà la più ampia facoltà di regolare i propri lavori, salvo il rispetto del principio del contraddittorio e potrà richiedere ai Soci – e questi ultimi, ciascuno per quanto di propria competenza, saranno obbligati a fornire all’arbitratore ed a far sì che la Società fornisca all’arbitratore – le informazioni, i dati e i documenti necessari e/o opportuni per l’espletamento dell’incarico; nel rendere la propria determinazione, l’arbitratore procederà ai sensi dell’articolo 1349, primo comma, del Codice Civile (con equo apprezzamento e non con mero arbitrio).
13.8.
Qualora: (A) il prezzo stabilito dall’arbitratore risultasse superiore al prezzo di cui all’Offerta del Terzo, il trasferimento a favore dei Soci titolari del Diritto di Prelazione avverrà comunque al prezzo di cui all’Offerta del Terzo; (B) il prezzo stabilito dall’arbitratore risultasse inferiore di non oltre il 10% al prezzo di cui all’Offerta del Terzo, il trasferimento a favore dei Soci titolari del Diritto di Prelazione avverrà al prezzo determinato dall’arbitratore; e (C) il prezzo stabilito dall’arbitratore risultasse inferiore di oltre il 10% al prezzo di cui all’Offerta del Terzo, il Socio che aveva manifestato la propria intenzione di esercitare il Diritto di Prelazione avrà il diritto di desistere da tale sua intenzione dandone notizia all’organo amministrativo mediante comunicazione scritta, che sarà inoltrata in copia anche a tutti gli altri Soci che abbiano esercitato il Diritto di Prelazione, nel termine di 30 giorni dal ricevimento della sopra citata determinazione dell’arbitratore. Ove il Socio eserciti tale ultimo diritto, sia l’Offerta in Prelazione che la Comunicazione di Esercizio del Diritto di Prelazione si intenderanno prive di effetto. Al contrario, ove il Socio non eserciti tale diritto, il trasferimento a favore dei Soci titolari del Diritto di Prelazione avverrà al prezzo determinato dall’arbitratore. Il compenso e le spese dell’arbitratore saranno ripartiti in modo paritario tra i Soci proporzionalmente alle Azioni detenute.
13.9.
Qualora il Diritto di Prelazione non sia stato esercitato ovvero qualora la Comunicazione di Esercizio del Diritto di Prelazione debba ritenersi priva di effetto ai sensi del Paragrafo 13.8 di cui sopra, il Socio che ha ricevuto l’Offerta del Terzo sarà libero di trasferire la Partecipazione Oggetto di Prelazione alle seguenti condizioni: (a) che il trasferimento sia perfezionato entro la data indicata nell’Offerta in Prelazione; (b) che il trasferimento avvenga in favore del soggetto acquirente indicato nell’Offerta in Prelazione; e (c) che il trasferimento avvenga in piena conformità a quanto indicato nell’Offerta in Prelazione e per un corrispettivo uguale o superiore a quello indicato nell’Offerta in Prelazione.
13.10.
Il trasferimento di Azioni compiuto in violazione delle disposizioni di cui al presente Articolo non sarà opponibile né alla Società né ai Soci, ossia i diritti sociali connessi alla partecipazione (incluso il diritto di voto) non potranno essere validamente esercitati né il trasferimento iscritto nel libro soci. Il terzo acquirente non potrà a sua volta alienare le Azioni con effetto verso la Società.

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Articolo 14

Articolo 15

Deroghe ai limiti di trasferibilità delle Azioni

15.1.
I limiti ai trasferimenti delle Azioni di cui all’Articolo 13 che precede non troverà applicazione in relazione ai trasferimenti di Azioni in favore di:
(a)
altri soci;
(b)
società controllanti, controllate o comunque appartenenti al medesimo gruppo della società socia (ai sensi dell’art. 2359, comma 1, n. 1 e 2 e comma 2 del codice civile) (gli “Affiliati”).

(i “Trasferimenti Consentiti”).

15.2.
Rimane in ogni caso inteso che la registrazione dei Trasferimenti Consentiti è subordinata al rispetto delle seguenti condizioni: (a) che il Socio cedente abbia preventivamente comunicato all’altro Socio la propria intenzione di effettuare il Trasferimento Consentito; e con riferimento ai Trasferimenti Consentiti in favore degli Affiliati (b) quale condizione risolutiva, che l’avente causa nell’ambito del Trasferimento Consentito (il “Trasferitario”) continui ad essere un Affiliato del Socio cedente (il “Trasferente”); (c) quale condizione sospensiva dell’efficacia del Trasferimento, il Trasferitario dovrà aderire per iscritto agli accordi parasociali, ivi inclusi contratti di opzione, eventualmente in essere tra il Trasferente e gli altri soci (d) che il Trasferitario non sia Concorrente di un altro Socio.
15.3.
Nell’ipotesi di trasferimento delle Azioni per atto tra vivi eseguito senza l’osservanza di quanto previsto dal presente Articolo 15, l’acquirente non avrà diritto di essere iscritto nel libro soci, non sarà legittimato all’esercizio del voto e degli altri diritti amministrativi e non potrà alienare le Azioni con effetto verso la Società.

Articolo 16

Diritto di Recesso dei Soci

16.1.
I Soci hanno diritto di recedere nei casi e con gli effetti previsti dalla Legge. Il diritto di recesso non può essere esercitato per una parte soltanto delle Azioni possedute.
16.2.
Per quanto riguarda le modalità di esercizio del diritto di recesso, valgono le disposizioni previste dagli articoli 2437 e ss. c.c.

Capo IV

Assemblea degli Azionisti

Articolo 17

Assemblea dei Soci

17.1.
L’assemblea rappresenta l’universalità dei Soci e le sue deliberazioni, adottate in conformità alla Legge ed al presente Statuto, sono vincolanti per i Soci e la Società.
17.2.
Fatto salvo quando di seguito previsto, l’assemblea, sia in prima che in seconda convocazione, è validamente costituita e delibera con le maggioranze previste ai sensi del Codice Civile.

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17.3.
Il voto dei Soci vale in proporzione alla rispettiva partecipazione al capitale sociale della Società.
17.4.
Ai fini dell'adozione di qualsivoglia delibera assembleare (sia sede ordinaria che straordinaria, e sia in prima, seconda o eventualmente successiva convocazione, nella misura consentita dalle disposizioni di legge applicabili) concernente una qualsiasi delle materie elencate di seguito, è richiesta la presenza (in persona fisica o telematica oppure per delega) e il voto favorevole del 71% del capitale sociale della Società:

-

aumento del capitale sociale della Società, con esclusione di quelli previsti agli artt. 2446 e 2447 del Codice Civile e di qualsiasi altro aumento di capitale da deliberarsi in attuazione del business plan della Società approvato dal consiglio di amministrazione della Società;

-	ammissione delle Azioni alla negoziazione in un mercato regolamentato o in un sistema multilaterale di negoziazione in Italia o all’estero;
-	emissioni di obbligazioni convertibili;
-

scioglimento e/o messa in liquidazione della Società e nomina, sostituzione e conferimento dei poteri liquidatori, salvo quelle imposte obbligatoriamente da norme di legge; e - modifiche statutarie, salvo quelle imposte obbligatoriamente da norme di legge.

restando inteso che, nonostante quanto diversamente previsto, saranno validamente deliberate con le maggioranze previste dalla Legge (e quindi anche in assenza del voto favorevole del 71% del capitale sociale della Società) le modifiche statutarie strettamente necessarie ai fini dell’adeguamento alle disposizioni inderogabili di Legge.

Articolo 18

Convocazione – Luogo – Modalità

18.1.
L’assemblea dei Soci viene convocata su richiesta del Presidente, dell’amministratore delegato nonché nei casi previsti dalla Legge. La convocazione sarà inviata dal Presidente o dall’amministratore delegato.
18.2.
Le assemblee sono convocate presso la sede sociale o altrove in Italia con avviso inviato ai Soci, ai membri dell’organo amministrativo ed agli eventuali membri dell’organo di controllo mediante posta elettronica o qualunque altro mezzo idoneo a fornire prova del suo ricevimento, almeno 8 giorni prima di quello fissato per l’adunanza, ovvero 3 giorni nei casi di urgenza. L’avviso di convocazione deve indicare la data, l’orario e il luogo della riunione assembleare, nonché gli argomenti posti al relativo ordine del giorno. È possibile prevedere, in sede di convocazione, che l’intervento degli aventi diritto può avvenire esclusivamente mediante mezzi di telecomunicazione, in questo caso l’avviso di convocazione deve contenere dettagliatamente istruzioni sulle modalità di collegamento (fermo restando la facoltà di fornire le specifiche tecniche per il collegamento anche in momenti successivi all’invio dell’avviso di convocazione, purché prima della riunione).

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18.3.
In mancanza delle formalità di convocazione di cui all’Articolo 18.2 che precede, l’assemblea si considera comunque validamente costituita e atta a deliberare qualora siano presenti tutti i Soci, personalmente o per delega, la maggioranza dei membri dell’organo amministrativo e dell’organo di controllo e nessuno si opponga alla trattazione degli argomenti posti all’ordine del giorno. Tale assemblea potrà costituirsi anche mediante strumenti di telecomunicazione ai sensi del Paragrafo 18.5.
18.4.
Compete al Presidente dell’assemblea dei Soci verificare che i membri dell’organo amministrativo e i membri dell’organo di controllo non presenti siano stati preventivamente informati dell’adunanza in modo corretto.
18.5.
È consentito l’intervento in assemblea mediante strumenti di telecomunicazione, purché siano rispettate le seguenti condizioni, di cui dovrà esser dato atto nel relativo verbale:
(a)
che siano presenti nello stesso luogo il Presidente ed il Segretario della riunione che provvederanno alla redazione ed alla sottoscrizione del verbale, con eccezione dei casi in cui l’assemblea si svolga in via esclusivamente telematica;
(b)
che sia consentito al Presidente dell’assemblea di accertare l’identità e la legittimazione degli intervenuti, di regolare lo svolgimento dell’adunanza, e di constatare e proclamare i risultati della votazione;
(c)
che sia consentito al soggetto verbalizzante di percepire adeguatamente gli eventi assembleari oggetto di verbalizzazione;
(d)
che sia consentito agli intervenuti di partecipare in modo simultaneo alla discussione ed alla votazione sugli argomenti all’ordine del giorno, nonché di visionare, ricevere e trasmettere documenti;
(e)
che siano indicati nell’avviso di convocazione (salvo l’ipotesi di assemblea totalitaria) i contatti audio/video a cui collegarsi per partecipare all’assemblea, dovendosi ritenere svolta l’assemblea nel luogo indicato nell’avviso di convocazione in cui sono presenti il Presidente ed il Segretario.

Articolo 19

Voto Delegato

19.1.
Ciascun Socio avente diritto a partecipare all’assemblea può, mediante delega scritta concessa ad un terzo, anche non socio, farsi rappresentare in assemblea, a condizione che tale delega non sia conferita ad un amministratore o ad un sindaco della Società, né a Società da queste controllate o ad amministratori o sindaci di queste. Il Presidente dell’assemblea verificherà la regolarità delle deleghe e, in generale, il diritto di ciascuna persona a partecipare all’assemblea.

Articolo 20

Presidente e Segretario

20.1.
L’assemblea dei Soci è presieduta dal Presidente del Consiglio di Amministrazione, o, in sua assenza, da qualsiasi altra persona scelta dai Soci tra i presenti in assemblea.
20.2.
L’assemblea nomina un Segretario, anche non socio.

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Articolo 21

Verbale di assemblea

21.1.
Le deliberazioni assembleari sono fatte constare da verbale sottoscritto dal Presidente, dal Segretario e, quando richiesto dalla Legge, dal notaio.
21.2.
Il verbale deve riportare gli esiti degli accertamenti compiuti dal Presidente, a norma di Legge, ed ogni altra indicazione prevista dalla Legge.

Capo V

Amministrazione – Poteri di Gestione – Rappresentanza

Articolo 22

Composizione dell’Organo Amministrativo

22.1.
La Società, sulla base di quanto deciso dai Soci con l’atto di nomina dell’organo amministrativo, è amministrata da un Consiglio di Amministrazione composto da cinque (5) membri, che possono essere anche non soci. I componenti del Consiglio di Amministrazione saranno nominati dall’assemblea dei soci su designazione degli stessi soci. Tutti i membri del Consiglio di Amministrazione dovranno possedere i requisiti di Legge al fine di permettere alla Società di svolgere le relative attività (ivi incluso i requisiti necessari ai fini di contrarre con Pubblica Amministrazione, ai sensi della normativa anti-mafia).
22.2.
I membri dell’organo amministrativo restano in carica per un massimo di 3 esercizi sociali e quindi sino alla data dell’assemblea di approvazione del bilancio relativo all’ultimo esercizio della loro carica, e saranno rieleggibili al termine dell’incarico.
22.3.
La cessazione degli amministratori per scadenza del termine ha effetto dal momento in cui è ricostituito il nuovo organo amministrativo.
22.4.
caso di rinunzia all’ufficio, l’amministratore rinunziante deve darne comunicazione scritta al Consiglio di Amministrazione e al Presidente del Collegio Sindacale. La rinunzia ha effetto immediato se rimane in carica la maggioranza del Consiglio di Amministrazione o, in caso contrario, dal momento in cui la maggioranza del Consiglio è ricostituita in seguito all’accettazione dei nuovi amministratori.
22.5.
Se nel corso dell’esercizio vengono a mancare uno o più amministratori, gli altri provvedono a sostituirli con deliberazione approvata dal Collegio Sindacale a condizione che la maggioranza del Consiglio di Amministrazione sia sempre costituita da amministratori nominati dall’assemblea. Gli amministratori così nominati restano in carica fino alla successiva assemblea. L’amministratore da nominarsi in sostituzione dovrà essere designato su indicazione dello stesso Socio o degli stessi Soci che aveva/avevano designato quello cessato.
22.6.
Nel caso in cui, per qualsiasi causa, venga meno la maggioranza dei membri del Consiglio di Amministrazione nominati dai Soci, l’intero Consiglio deve intendersi cessato e gli amministratori rimasti in carica dovranno tempestivamente darne notizia ai Soci affinché provvedano alla nomina del nuovo Consiglio di Amministrazione. Gli amministratori rimasti in carica possono compiere gli atti di ordinaria amministrazione.

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Articolo 23

Presidente

23.1.
Il Consiglio di Amministrazione elegge tra i suoi membri il Presidente, se questo non è già stato eletto dall’assemblea. Può nominare uno o più Vice Presidenti, che sostituiscano il Presidente in caso di assenza o impedimento e può delegare, nei limiti di Legge, proprie attribuzioni ad uno o più dei suoi componenti determinandone i poteri, nonché - anche di volta in volta - affidare speciali incarichi a singoli consiglieri e nominare il segretario del Consiglio, scelto anche al di fuori dei suoi componenti.

Articolo 24

Convocazione – Luogo – Modalità

24.1.
Il Consiglio di Amministrazione si raduna tutte le volte che il Presidente e/o l’amministratore delegato ne facciano richiesta scritta specificando l’ordine del giorno. La convocazione sarà inviata dal Presidente e/o dall’Amministratore Delegato o, in mancanza di adempimento dell’obbligo di convocazione su richiesta, da un altro amministratore.
24.2.
Il Consiglio di Amministrazione potrà essere convocato (nel luogo indicato nell’avviso di convocazione) dal Presidente del Consiglio di Amministrazione o dall’amministratore delegato, a mezzo di posta elettronica inviata a ciascuno degli amministratori almeno 7 giorni prima della data per la quale è fissata l’adunanza del Consiglio di Amministrazione. In caso di urgenza un preavviso di 2 giorni sarà considerato sufficiente. È possibile prevedere, in sede di convocazione, che l’intervento degli aventi diritto può avvenire esclusivamente mediante mezzi di telecomunicazione, in questo caso l’avviso di convocazione deve contenere dettagliatamente istruzioni sulle modalità di collegamento (fermo restando la facoltà di fornire le specifiche tecniche per il collegamento anche in momenti successivi all’invio dell’avviso di convocazione, purché prima della riunione).
24.3.
Le riunioni del Consiglio di Amministrazione si potranno svolgere anche mediante strumenti di telecomunicazione a condizione che tutti i partecipanti possano essere identificati e di tale identificazione sia dato atto nel verbale, e sia loro consentito di seguire la discussione e di intervenire in tempo reale alla trattazione degli argomenti all’ordine del giorno; verificandosi tali presupposti, il Consiglio di Amministrazione si considera tenuto nel luogo dove si trova il Presidente e dove dovrà inoltre trovarsi il Segretario per consentire la stesura e la sottoscrizione del relativo verbale.
24.4.
Le riunioni del Consiglio di Amministrazione sono presiedute dal Presidente o, in mancanza, dal Vicepresidente, se nominato, o dall’amministratore delegato ovvero dal soggetto designato dagli intervenuti.
24.5.
Le deliberazioni del Consiglio di Amministrazione saranno redatte in verbali trascritti nell’apposito libro dei soci, secondo quanto previsto dalla Legge e sottoscritti dalla persona che presiede il Consiglio di Amministrazione e dal Segretario.

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Articolo 25

Quorum Costitutivi e Deliberativi

25.1.
Fatto salvo quanto di seguito previsto, il Consiglio di Amministrazione è validamente costituito con le maggioranze previste ai sensi del Codice Civile.
25.2.
Le deliberazioni del Consiglio di Amministrazione saranno assunte con il voto favorevole della maggioranza assoluta dei presenti.

Articolo 26

Poteri di gestione - Rappresentanza

26.1.
Il Consiglio di Amministrazione è investito dei più ampi poteri per l’ordinaria e straordinaria gestione della Società.
26.2.
Sono di competenza esclusiva del Consiglio di Amministrazione e non potranno formare oggetto di deleghe in favore di amministratori ovvero di comitati le deliberazioni relative alla negoziazione, la sottoscrizione, la modificazione e la risoluzione di contratti e accordi dal valore non inferiore ad Euro 200.000,00 (duecentomila) e durata non inferiore a 18 mesi.
26.3.
La firma e la legale rappresentanza della società nei confronti dei terzi ed in giudizio spettano al presidente del Consiglio di Amministrazione.
26.4.
La firma e la rappresentanza della società spettano nel solo ambito dei poteri ad esso conferiti, anche all’amministratore delegato. Qualora i consiglieri delegati fossero più di uno, all’atto della loro nomina dovrà precisarsi se debbono agire con firma libera o con firma congiunta.
26.5.
Al Presidente del Consiglio di Amministrazione ed all’amministratore delegato, e all’amministratore cui siano conferiti poteri per determinati affari nei limiti, per questi ultimi due, della rispettiva delega, se nominati, è attribuita (i) la rappresentanza legale della Società davanti a qualsiasi autorità giudiziaria o amministrativa e nei confronti dei terzi, (ii) la rappresentanza in giudizio, con facoltà di agire in qualunque sede e grado di giurisdizione, nominando avvocati e procuratori alle liti e (iii) il potere di firma in nome e per conto della Società.

Articolo 27

Poteri Delegati

27.1.
Il Consiglio di Amministrazione può nominare fra i suoi componenti uno o più amministratori delegati delegando loro, in tutto od in parte, i poteri/doveri del Consiglio di Amministrazione e con la facoltà per gli amministratori delegati di subdelegare, a loro volta, singoli atti o categorie di atti, ad eccezione di quei poteri/doveri non delegabili a norma di Legge.
27.2.
Il Consiglio di Amministrazione può inoltre conferire speciali incarichi a singoli componenti del Consiglio stesso, fissandone le relative attribuzioni, nonché nominare procuratori speciali per determinate operazioni o categorie di operazioni.
27.3.
Gli organi delegati, nel rispetto dell’articolo 2381 del Codice Civile, riferiscono al Consiglio di Amministrazione e al Collegio Sindacale almeno ogni 60 giorni sul generale andamento della gestione e sulla sua prevedibile evoluzione nonché sulle operazioni di maggior rilievo, per le loro dimensioni o caratteristiche, effettate dalla Società.

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Articolo 28

Compensi degli Amministratori

28.1.
Agli amministratori, oltre al rimborso delle spese per ragioni d’ufficio, l’assemblea può attribuire un compenso complessivo per tutti gli amministratori compresi quelli investiti di particolari cariche in conformità dello Statuto ai sensi dell’articolo 2389, comma 3, del Codice Civile.
28.2.
La Società rimborserà a tutti gli Amministratori le spese ragionevolmente sostenute per partecipare alle riunioni del Consiglio di Amministrazione.

Capo VI

Collegio Sindacale – Revisione Legale dei Conti

Articolo 29

Composizione – Funzione – Convocazioni – Riunioni del Collegio Sindacale

29.1.
La Società si doterà di un organo di controllo ai sensi di Legge.
29.2.
L’organo di controllo vigila sull’osservanza, da parte della Società, della Legge e delle norme che disciplinano la gestione della stessa, il rispetto dei principi di corretta amministrazione e, in particolare, sull’adeguatezza dell’assetto organizzativo, amministrativo e contabile approvato dalla Società e sul suo concreto funzionamento.
29.3.
L’organo di controllo svolge la revisione legale dei conti della Società, tranne nel caso in cui, in conformità alle disposizioni speciali di Legge o sulla base di una diversa decisione dei Soci, un revisore ovvero una Società di revisione siano nominati per tale scopo.
29.4.
L’organo di controllo è composto da tre (3) membri effettivi e due (2) membri supplenti che formano il Collegio Sindacale. I componenti del Collegio Sindacale saranno nominati dall’assemblea dei Soci su designazione dei soci stessi.
29.5.
L’assemblea elegge il Collegio Sindacale, ne nomina il presidente ai sensi delle disposizioni del presente Statuto e determina per tutta la durata dell’incarico il compenso dei medesimi.
29.6.
Per tutta la durata del loro incarico i sindaci debbono possedere i requisiti di cui all’articolo 2399 del Codice Civile. La perdita di tali requisiti determina la immediata decadenza del sindaco e la sua sostituzione con il sindaco supplente più anziano.
29.7.
Quando l’organo di controllo effettua la revisione legale dei conti, tutti i suoi membri effettivi e supplenti devono essere iscritti nel registro dei revisori legali. Il revisore è nominato con decisione dei Soci su proposta dell’organo di controllo e può essere sia un singolo revisore sia una Società di revisione iscritta nell’apposito registro.
29.8.
Il collegio sindacale si riunisce almeno ogni 90 giorni su iniziativa di uno qualsiasi dei sindaci. Esso è validamente costituito con la presenza della maggioranza dei sindaci e delibera con il voto favorevole della maggioranza assoluta dei sindaci. Le riunioni del Collegio Sindacale possono tenersi a mezzo audio conferenza, in linea con le previsioni dell’Articolo 24.3 che precede.

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29.9.
Il Collegio Sindacale e/o il revisore, se nominato, rimangono in carica per un periodo di 3 anni, e il loro ufficio cessa alla data fissata per l’assemblea dei Soci convocata per l’approvazione del bilancio relativo al terzo anno di esercizio. La cessazione dei sindaci per scadenza del termine ha effetto dal momento in cui il collegio è stato ricostituito.

Capo VII

Bilancio e Utili

Articolo 30 Esercizio Sociale e Bilancio

30.1.
L’esercizio sociale si chiude al 31 dicembre di ogni anno.
30.2.
Alla fine di ogni esercizio, il Consiglio di Amministrazione provvede alla formazione del progetto bilancio e convoca Assemblea dei Soci ai sensi e nei termini di Legge, ferma restando la possibilità per il Consiglio di Amministrazione di avvalersi del maggior termine per tale convocazione, da effettuarsi comunque entro 180 (centottanta) giorni laddove ricorrano i presupposti previsti dall’art. 2364 co. 2 Codice Civile e secondo le modalità ivi disciplinate.

Articolo 31

Utili e dividendi

31.1.
L’utile netto risultante dal bilancio è ripartito come segue:
(a)
il 5% a riserva legale, fino a che essa non abbia raggiunto il 20% del capitale sociale o, se la riserva è scesa al di sotto di tale importo, fino a che essa non sia reintegrata al 20%;
(b)
il rimanente verrà assegnato in conformità alle deliberazioni dell’assemblea che approva il bilancio, nel rispetto delle previsioni del presente articolo nonché della normativa applicabile.
31.2.
Nel rispetto dell’articolo 2433 del Codice Civile e delle altre disposizioni di Legge, la Società potrà distribuire riserve anche in corso di esercizio. Il Consiglio di Amministrazione può, inoltre, durante il corso dell’esercizio, distribuire ai Soci acconti sul dividendo nel rispetto delle disposizioni di Legge in materia.

Articolo 32

Scioglimento e Liquidazione

32.1.
In caso di scioglimento della Società per qualsiasi motivo, l’assemblea dei Soci nomina e/o revoca uno o più liquidatori con le stesse maggioranze previste per le modifiche statutarie; in caso di nomina di più liquidatori le attività dell’organo di liquidazione saranno stabilite e si svolgeranno come segue:
(a)
il collegio dei liquidatori delibererà a maggioranza assoluta dei suoi membri;
(b)
per l’esecuzione delle deliberazioni del collegio dei liquidatori potranno essere delegati uno o più dei suoi membri;

15

(c)
il collegio dei liquidatori si riunirà ogni volta che ne sia fatta richiesta anche da uno solo dei suoi membri mediante avviso scritto da spedirsi agli altri membri almeno sette (7) giorni prima di quello fissato per la riunione; il collegio dei liquidatori si riunirà comunque validamente, anche senza convocazione scritta, quando siano presenti tutti i suoi componenti;
(d)
i verbali delle deliberazioni del collegio dei liquidatori saranno redatti su apposito libro e sottoscritti da tutti i componenti alla riunione.
32.2.
AI sensi dell’articolo 2487-bis, ultimo comma, del Codice Civile, la nomina dei liquidatori è efficace dal giorno dell’inserimento del verbale della relativa delibera nel Registro delle Imprese.

Articolo 33

Rinvio

33.1.
Per tutto quanto non espressamente previsto dal presente Statuto, valgono le norme del Codice Civile e delle leggi applicabili.

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Annex 9.1

Representations and Warranties of Sellers

1.
Profiles concerning Sellers
1.1.
Legal Powers. Sellers shall have the capacity to enter into this Agreement and the other documents referred to herein and to perform all transactions contemplated by this Agreement. This Agreement is a source of valid and legal commitments, binding on Sellers and enforceable against them in accordance with its terms. The Sellers are Italian citizens, and, in the event, married in a regime of separation of property.
1.2.
Consents and Approvals. The execution of this Agreement by Sellers, the performance of any act relating to the Execution and the performance of all acts and activities contemplated by this Agreement are not in conflict with, and do not constitute a breach of, (i) Tekne’s bylaws and any agreement or agreement to which Sellers are a party and/or by which Sellers are bound, and/or (ii) any statute and/or judgment or other provision applicable to Sellers.
1.3.
Options, Warrants, Conversion Rights. No person, either natural or legal, is or shall be the holder of any option, warrant, conversion right, exchange right or any right or privilege capable of becoming an option, warrant, conversion right, exchange right that gives third parties the right to acquire, directly or indirectly, in whole or in part, even on a forward basis, shares in the capital of the Group Companies.
1.4.
Right to the shares representing the capital of the Company. (i) AD has the full and exclusive ownership and free disposal, direct, of the shares representing 86.2% of the Company's share capital, which will be fully paid-up in accordance with the Law, will be free from Encumbrances and freely transferable; (ii) CU has the full and exclusive ownership and free disposal, direct, of the shares representing 10.8% of the Company's share capital, which will be fully paid-up in accordance with the Law, will be free from Encumbrances and freely transferable; (iii) AL has the full and exclusive ownership and direct free disposal of the shares representing 3% of the share capital of the Company, which will be fully paid up according to the provisions of the Law, will be free from Encumbrances and freely transferable (iv) as at today’s date and as at the Closing Date there will be no other shareholders in the Company, whether apparent or hidden, other than the Sellers; and (v) as at today's date and as at the Closing Date the shares representing the entire share capital of the Company will be owned and held exclusively by the Sellers.
2.
Profiles of the Group Companies
2.1.
Establishment of Group Companies.
(i)
The Group Companies are duly incorporated under the laws of Italy and the United States for Tekne USA and have the title and capacity to own or hold and manage their own assets and to carry out their business in the manner in which it is done.
(ii)
There are no bankruptcy proceedings pending against the Group Companies, nor petitions for the opening of bankruptcy proceedings, nor have any agreements been entered into for the purpose of restructuring its indebtedness of Bankruptcy Law or for the purpose of selling and/or

1

transferring its assets in favour of creditors; the Group Companies are not in liquidation, not even de facto, nor in a state of insolvency. For Tekne S.p.A, a negotiated crisis resolution proceeding visible in the Chamber of Commerce is underway.
2.2.
Authorised capital. The Company has a subscribed and paid-up share capital of Euro 30,500,000.00. All the shares representing the share capital of the Company will, as at the Closing Date, be fully paid up and will have been duly and validly registered with the competent Companies’ Register and, if applicable, in the Company's register of shareholders.

The Company does not own, nor has it entered into any agreement or signed any instrument of any nature to acquire or subscribe, directly or indirectly, shares in the capital and/or other quota or participation in any other entity, or to acquire or lease or rent any other business.

2.3.
Books and accounting records of the Group Companies. The Group Companies have kept complete and correct accounting records, compulsory books, as well as those compulsory under the Law for the activity actually carried out.
2.4.
Financial Statements of the Group Companies The financial statements of the Group Companies have been prepared in accordance with the Accounting Principles and the applicable provisions of the Law and give a true, complete and fair view of, respectively: (i) the properties, assets, liabilities and financial condition of the Group Companies; (ii) the costs, sales and revenues of the Group Companies; (iii) the results of operations of the Group Companies. The 2024 financial statements will be prepared in coordination with the Investor.
2.5.
Real Estate.
(i)
The Group Companies have the right to use the real estate referred to in Appendix 2.5(i) to this Annex 9.1. (the “Real Estate”) .
(ii)
With the exception of the Ortona 3 building (as defined in Appendix 2.5(i)), the agreements granting the use of the Real Estate to the Group Companies are fully valid, effective, binding, signed at normal market conditions, and no notice of cancellation and/or withdrawal and/or termination has been received, nor are there any facts and/or circumstances that may affect their validity or effectiveness. The Group Companies have fulfilled their obligations under the said agreements and no notice of default and/or inexact or partial fulfilment of said obligations has been received.
(iii)
The Real Estate are used in accordance with their intended use under the town urban planning Law and the relevant cadastral categories.
(iv)
The Real Estate is free and clear of prejudicial transcriptions and/or inscriptions, mortgages, pledges, usufructs, privileges, attachments, seizures, rights of way or other easements, censi, levels, civic uses, as well as of leases, comodati, options, rights of first offer or other rights of pre-emption and of any other interest or right or claim that may be advanced by third parties, tax privileges, tax debts, obligations and/or expenses,

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including those concerning land and/or town planning acts. Excluding property encumbered by a mortgage or lease as set out in Appendix 2.5(i).
(v)
The Real Estate are adequate, also with regard to security, for the performance of the activities carried out therein by the Group Companies, as well as provided with any Authorisation required by law.
(vi)
All building Authorisations in connection with the buildings in which the Real Estate are included or any part thereof have been obtained in accordance with applicable Laws, including any urban planning Laws; all urbanisation and construction charges and costs (including primary or secondary urbanisation charges) in connection with such authorisations and/or required by urban planning Laws have been punctually and fully paid and all commitments arising from such building Authorisations and/or urban planning Laws have been duly fulfilled. The buildings in which the Real Estate, the Real Estate and any part thereof are included do not require any further building Authorisations and no action or activity or expense or cost in connection with the building Authorisations need to be taken. As of today, this excludes what may be required by new administrative regulations.
2.6.
Intellectual and industrial property rights.
(i)
The Group Companies are the lawful and exclusive owners of the Intellectual Property Rights listed in Appendix 2.6(i)(1) to this Annex 9.1 and have not transferred, assigned, licensed exclusively, pledged or encumbered in any way, any of the aforesaid rights in favour of third parties. Each Intellectual Property Right has been validly created or acquired, is free from Encumbrances and has always been used in a manner that complies with the Law and prevents forfeiture. Except as listed in Appendix 2.6(i)(2), there are no third-party claims or proceedings pending or threatened in writing concerning the Intellectual Property Rights or infringements of such rights outstanding. No third parties and/or none of the inventors and/or authors and/or Employees and/or Terminated Employees and/or Collaborators who have terminated their relationship with the Group Companies have asserted, or intend to assert and/or have the right to assert, any rights and/or claims in connection with the Intellectual Property Rights, without prejudice only to any moral rights to which they are entitled by law.
(ii)
In addition, the Group Companies are licensees of, or otherwise have valid and appropriate rights to, all other intellectual and/or industrial property rights, as listed in Appendix 2.6(ii) to this Schedule 9.1, which are currently used by it in the course of its business activities and which are necessary and sufficient for the conduct of the business of the Group Companies as presently conducted. The Group Companies have complied and are in full compliance with the agreements and/or agreements and/or usages that allow them to use these rights, without any objections from the relevant owner and/or third parties. The Group Companies, when using open source software, have respected and comply with all the conditions provided for the use of such open source software with respect to the activities carried

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out by the Group Companies in relation to the same, and the use of such open source software does not limit the availability and methods of use of proprietary products of the Group Companies.
(iii)
Group companies have full and legitimate ownership of Intellectual Property Rights or, in the case of intellectual and/or industrial property rights owned by third parties, a valid, legitimate and effective title granting them full use, enjoyment and exploitation of such rights.
(iv)
It is understood that the Seller’s representations and warranties set forth in this Clause 2.6 also apply to any intellectual and/or industrial property rights owned by or licensed to the Group Companies that are not set forth in the relevant Appendices2.6 (i)(1) and 2.6(ii) .
(v)
The performance of activities by Group Companies does not entail any infringement of third parties' intellectual and/or industrial property rights.
(vi)
Except as listed in Appendix 2.6(vi), all formalities, fulfilments and payments, where necessary, for obtaining or maintaining the Intellectual Property Rights owned by the Group Companies and (ii) with respect to the software programmes used under licence, all obligations under any licence agreements relating thereto have been timely and regularly fulfilled.
(vii)
All agreements necessary for the ordinary course of business are currently in force. The contractual conditions envisaged concerning the exploitation of intellectual and/or industrial rights, as well as goods and services (whether software or hardware), granted by third parties in favour of the Group Companies do not restrict the ordinary course of business of the same and, with reference to the perpetual licences, even their termination would not affect the ordinary course of business of the Group Companies.
(viii)
None of the agreements by which the Group Companies provide, grant for use, or share their Intellectual Property Rights with third parties affects the free conduct of the Group Companies’ business.
(ix)
No intellectual and/or industrial property assets that are essential to the performance of the Group Companies’ activities have been assigned or otherwise transferred to third parties, and all know-how is duly protected as a trade secret or falls under the protection of state secrecy.
(x)
Group Companies possess or possessed at the time of the transfer/licensing of use, the rights necessary for the transfer/licensing of use, with respect to possible industrial or intellectual property rights transferred/licensed in any form of use to third parties and such transfers/licenses of use do not infringe the rights of third parties.

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2.7.
Credits.
(i)
All receivables of the Group Companies disclosed in the balance sheets of the Group Companies and all receivables arising up to the Closing Date (i) are true, valid, existing, not subject to any Encumbrance, (ii) are or will be due, unless otherwise disclosed in the books of account, possibly in accordance with previous business practices between the Company and the debtor, without any exception of any kind being allowed to the respective creditor, and (iii) arise on the basis of valid and effective acts and/or agreements.
(ii)
Receivables pertaining to the Group Companies outstanding at the relevant date are faithfully reported in the relevant Financial Statements and those arising up to the Closing Date are duly recorded in the accounts of the Group Companies.
(iii)
No actions for revocation, either ordinary or bankruptcy, are pending or threatened on claims collected or to be collected.
(iv)
Except as listed in Appendix 2.7(iv), the Group Companies have not entered into, nor are currently a party to, any factoring agreements, nor have they entered into any credit securitisation procedures and granted any payment extensions or waived, in writing or otherwise, the payment of any receivables, or undertaken any commitments to assign any receivables.
2.8.
Customers and Suppliers. The Sellers declare that the information in Appendix 2.8 to this Annex 9.1 contains a true and correct statement of the major customers and suppliers of the Group Companies.
2.9.
Financial Reports.
(i)
The Group Companies are not party to any financial relationships, including loan agreements, leases, derivatives, credit cards, bank overdrafts, credit facilities and financing agreements, except as set out in Appendix2.9(i) to this Annex 9.1 (the “Financial Relationships”).
(ii)
The Financial Reports are valid, effective and binding upon the terms and conditions agreed therein and made known to the Investor. Except as set out in Appendix 2.9(ii), all obligations and commitments of the Group Companies under the Financial Relationships have been properly performed in accordance with the contractually agreed terms and conditions so as not to give rise to any event of termination and/or cancellation and/or penalty of the benefit of the term and/or circumstances of mandatory early repayment or capitalisation obligations.
(iii)
With the exception of the guarantees provided for in agreements with commercial counterparties, public administrations as indicated in Appendix 2.9(i) to this Annex 9.1, the Group Companies have not granted indemnities and/or guarantees (including financial warranties) of any nature whatsoever (real or personal), signed letters of patronage, or assumed other guarantee commitments, also of an atypical nature or contractual obligations of any

5

nature with a joint liability obligation with any party, in relation to debt exposures or other current or future obligations, either their own or those of any other party. With the exception of the guarantees provided for in agreements with commercial counterparties, with the public administration as indicated in Appendix2.9(i) to this Annex 9.1, no real or personal warranty, letter of patronage, or any other warranty commitment, even of an atypical nature, has ever been issued or is currently in force in the interest of the Group Companies. With the exception of the warranties provided for in contracts with commercial counterparties and as indicated in Appendix 2.9(i) to this Annex 9.1, there are no agreements or agreements in force between the Group Companies and third parties which provide for the granting or stipulation of such guarantees or indemnities.
2.10.
State Aid. Except as listed in Appendix 2.10, no event has occurred that may cause the revocation of any State Aid (“State Aid” being defined as all public contributions, guarantees, subsidies or grants, however denominated, granted (or applied for and/or in the process of being granted) by any governmental body or any other institution in favour of and/or for the benefit and/or in the interest of the Group Companies) nor the violation of the regulations relating to each State Aid nor the loss of the requirements for the maintenance of such State Aid by the Group Companies, nor any event that could be interpreted in such a way as to allow a third party to declare the forfeiture of the benefit of, terminate, withdraw from, amend, any agreement related to State Aid received by the Group Companies. The State Aid complies with the national and EU regulations on State Aid, including, where applicable: (a) EU Regulation No. 1407/2013 of 18 December 2013, including with reference to the overall “de minimis” aid limit of Euro 200,000.00 over three financial years, and/or (b) the relevant sections of the Commission Communication of 19 March 2020 C(2020) 1863 (c.so-called “Temporary Framework COVID-19”) and the Commission Communication of 21 July 2022 (2022/C 280/01) (so-called “Temporary Crisis Framework for State aid measures to support the economy in the aftermath of Russia's aggression against Ukraine”), as subsequently amended and/or supplemented.
2.11.
Employees.
(i)
The Group Companies employ only workers (blue collars, white collars, middle managers, executives, apprentices) on permanent and fixed-term contracts, as indicated in Appendix2.11(i) to this Annex 9.1 (the “Employees”). The Appendix2.11(i) shows, for each Employee: (a) the title (blue collars, white collars, middle management, executives); (b) the type of agreement (e.g. (b) type of agreement (e.g. open-ended/determined, apprenticeship agreements, full-time/part-time); (c) contractual classification level; (d) gross annual remuneration; (e) any additional entitlements beyond the gross annual remuneration, such as, for example, bonuses, benefits, incentives, allowances and additional exceptional remuneration; and (f) any financing to Employees; (g) date of birth and employment; (h) job description. Neither Employees, nor those who have been employees of the Group Companies and whose employment relationship to date has ceased for any reason whatsoever (the “Ceased Employees”), may claim economic and regulatory treatments that are

6

additional and/or different from those recognised (including, by way of example, requests for salary increases and/or claims for higher classification and/or duties and/or claims connected to variable remuneration, bonuses, incentive plans and the relative impact on direct and indirect institutes and relative provisions). There are no persons who are not included in Appendix 2.11(i) who may successfully claim the existence and/or request the establishment against the Group Companies of an employment relationship of an subordinate nature, or that can claim the existence of a different type of employment contract from the one held with the Group Companies or the requalification, conversion or transformation of the employment relationship performed into another, together with the related legal, economic and contribution treatment, nor can the aforementioned circumstances be ascertained by the competent Authorities. There are no secondments of Group Company employees to third parties.
(ii)
Appendix 2.11(ii)(1), to this Annex 9.1 contains a list listing the self-employed workers distinguished by type of contract (coordinated and continuous collaborators, occasional collaborators and consultants) (the “Non-Employee Personnel”) used by the Group Companies, and indicates the remuneration of the self-employed workers. Neither Non-Employee Personnel, nor Non-Employee Personnel that the Group Companies may have used in the past for any reason whatsoever and that no longer work for the Group Companies (the “Ceased Non-Employee Personnel”), may: (a) claim the existence, and/or request the establishment, of an employment relationship of a subordinate nature or of a different relationship with respect to the one established; and (b) request economic, contribution and regulatory treatments that are additional and/or different from those recognised. The aforesaid circumstances cannot be ascertained by the inspection bodies of the Ministry of Labour, the social security and welfare authorities or the competent authorities. Except as listed in Appendix 2.11(ii)(2), Group companies do not use trainees or temporary workers.
(iii)
The Group Companies apply the national collective labour agreement for employees in the industrial sector (the “Collective Agreement”) to Employees. Save the Collective Agreement and the provisions of Appendix 2.11(iii), there are no other collective agreements, including at company and territorial level, or agreements or practices, applied to Employees.
(iv)
With reference to Employees, Ceased Employees, Non-Employee Personnel and Ceased Non-Employee Personnel, as well as to any previous employment relationship, even de facto, entertained by the Group Companies not of a subordinate nature, to internship/stage, agency, business procurement and service contract relationships, the Group Companies observe, and have always observed, the provisions of the Law as well as any individual and collective contractual provisions (at any level) applicable, including, among which, the following self-employment, supply and service contract relationships, the Group Companies observe, and have always observed, the provisions of the law as well as all applicable individual

7

and collective contractual provisions (at any level), including, purely by way of example but not limited to, provisions concerning pay, contribution and tax treatments, working conditions, duties, compliance with the obligations of confidentiality and privacy, training, freedom and trade union activity, holidays, holidays, permits, expectations, benefits, registration and mandatory communications, monitoring of workers' activities, agile work; provisions regarding the establishment and formalisation of the relevant agreements, regarding the concrete methods of their execution, including by way of example but not limited to, the provisions of Legislative Decree 81/2015, as amended and supplemented, with reference to all types of agreements, the provisions of on working hours, overtime and supplementary work (both in terms of compliance with the limits of the Law/Collective Agreement and in relation to the correct payment of surcharges), night work (especially in relation to pregnant women and mothers), including those of Legislative Decree no. 66 of 8 April 2003, as amended and supplemented, Law no. 68 of 12 March 1999, as amended and supplemented on the subject of compulsory employment and Legislative Decree no. 196 of 30 June 2003, as amended and supplemented on the subject of privacy, Legislative Decree no. 104/2022 on transparency of information in labour relations, the legislative and/or regulatory provisions in this field aimed at dealing with any risks for workers deriving from the health emergency connected to COVID 19 as well as every provision of Law on social security, welfare, tax, health and safety in the workplace and every provision of Law and every practice on the subject of keeping records of a labour/social security and safety in workplace including Legislative Decree no. 81 of 9 April 2008, as amended and supplemented, measures of the Public Authorities or understandings reached by the social partners (including the commitment to suspend non-essential production activities).
(v)
All the single labour books, and, more generally, the administrative records concerning employment agreements with Employees, are kept, updated, correctly maintained and communicated to bodies and Authorities, in compliance with the provisions of the law, regulations and practices. Employees are, and terminated Employees have been, duly registered in the single labour register of each Group Company. There are no accidents, injuries and/or occupational diseases that are not and/or have not been reported to INAIL or that entail the right of INAIL to exercise its right of recourse and/or recourse against the Group Companies and/or that are not fully covered by compulsory social insurances and for which the Group Companies or its legal representatives may be liable (criminally, civilly or pursuant to Legislative Decree 231/2001). None of the Employees or Ceased Employees suffer from occupational diseases as a result of the activity carried out in the interest of the Group Companies.

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(vi)
(A) The Group Companies have always complied and have always complied with all the provisions of the Law (of every nature, including social security and welfare) applicable to the employment relationship with Employees, with Ceased Employees, with Non-Employee Personnel and with Ceased Non-Employee Personnel, both with regard to the establishment and formalisation of the relative agreements, and with regard to the concrete methods of their execution and relative termination (if any); (B) all sums due to Employees and Ceased Employees by way of remuneration, fixed and variable, bonuses and/or incentives and/or fringe benefits, severance indemnity and any other economic treatment due, termination indemnity, are and have been paid or set aside (only for accounting purposes where no other commitment is provided for) in accordance with the applicable provisions of the Law and the applicable Collective Agreement (of any level) and individual agreement; with regard to the amounts or rights accrued but not yet due, the same have been correctly accounted for and provisions have been set aside in the financial statements in an amount sufficient to cover the related charges; (C) with regard to Non-Employee Personnel and Ceased Non-Employee Personnel, the Group Companies pay, and have always paid and/or paid and/or set aside in the accounts, on a timely basis, the sums due for any reason; and, finally, (D) all paid leave (including accrued paid leave), bonuses, commissions and other indemnities have been recorded and are shown in the books and in the Financial Statements.
(vii)
The Group Companies have undertaken all required activities in accordance with the social security and contribution regulations in respect of all Employees, Ceased Employees and any employee who works or has worked in any capacity for the Group Companies, including Non-Employee Personnel and Ceased Non-Employee Personnel. Except as listed in Appendix 2.11(vii), all social security charges under such legislation already accrued and due for payment have been duly paid. In respect of remuneration paid to the Employees and Ceased Employees, as well as in respect of any remuneration or compensation or emoluments paid also in respect of Non-Employee Personnel and Ceased Non-Employee Personnel, all payments due in respect of compulsory social insurance, contributions and tax deductions due under applicable legislation have been duly made. Adequate provisions have been made for contributions due but not yet due. Provisions for severance indemnity and other sums due to Employees and Ceased Employees, and not yet paid, have always been made correctly and in compliance with the provisions of the Law, the Collective Agreement and/or individual agreements.
(viii)
Except as listed in Appendix 2.11 (viii) (1), there are no other forms of remuneration, including indirect or variable remuneration, or special treatments, nor fringe benefits, provided in favour of Employees. Except as listed in Appendix 2.11 (viii)(2), there are no share plans and/or other types of plans for the assignment of Shares and/or other financial instruments, stock option plans, share grants or other incentive plans of any kind, or supplementary pensions, welfare or accumulation programmes of any kind

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and type, in favour of Employees, Ceased Employees and directors and former directors.
(ix)
Except as indicated in Appendix 2.11(ix), there are no agreements, resolutions and/or commitments that envisage, in respect of Employees, Ceased Employees, Non-Employee Ceased Personnel, directors, special clauses such as, by way of example, “parachute clauses” and/or the payment of bonuses/premiums and/or other special payments of any kind in relation to a change of control, special terms and conditions (different and additional to those envisaged by the Law and by provisions of a collective nature), in the event of termination of the relative relationships, stability clauses, non-competition commitments, confidentiality commitments, loyalty agreements, constraints relating to the termination of employment relationships and relationships of a corporate nature, exceptional payments/disbursements, commitments with trade unions, commitments to make specific investments and/or to guarantee the maintenance and/or hiring and/or re-hiring of a certain number of employees.
(x)
Apart from the remuneration approved by the corporate bodies, the Group Companies are not obliged to pay directors, auditors and advisors any additional remuneration or emoluments by reason of the appointment and functions performed. Except as listed in Appendix 2.11(x)(1), no director or former director may claim the existence, and/or request the establishment, of an employment relationship of a subordinate nature or claim the existence of any other employment relationship with the Group Companies and consequently request differences in remuneration/economic and regulatory treatment in addition to and/or different from those recognised. The aforementioned circumstances cannot be ascertained by the inspection bodies of the Ministry of Labour, social security and welfare institutions or the competent Authorities. With the exception of what is indicated in Appendix2.11(x)(2), the Group Companies have not signed any agreements with their directors and, consequently, relations with them are governed solely by the resolutions of appointment and the applicable provisions of law.
(xi)
With reference to Employees holding corporate offices, neither they nor the inspection bodies of the Ministry of Labour, social security and welfare institutions or competent Authorities can justifiably request that Group Companies be ordered to pay sums for any reason whatsoever as a result of (a) the reclassification, in terms of wages as employees, of the remuneration received as a director (b) the inclusion of remuneration received for corporate office in the treatment as an employee, with all consequences in terms of impact on severance indemnity and contribution profiles; (c) the reclassification of work services within the scope of the corporate relationship, with all consequences in terms of cancellation of the employee's social security position.

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(xii)
Except as indicated in Appendix 2.11(xii), no individual/collective labour and/or social security and/or welfare disputes are pending or threatened against the Group Companies and/or in relation to violations of obligations concerning safety and hygiene in the workplace, nor have any notices, assessments, proceedings or measures of any nature been served on the Group Companies from which economic or any other claims may arise from by way of example, trade unions, social security bodies, public authorities, inspection bodies, Employees, Ceased Employees, individuals belonging to the Non-Employee Personnel and Ceased Non-Employee Personnel, or other individuals in any capacity whatsoever (e.g., collaborators, consultants, agents, temporary workers, administrators). Furthermore, there are no circumstances that give any of the above-mentioned individuals/entities valid grounds for making claims in any capacity whatsoever against the Group Companies. In particular, there are no Employees, Ceased Employees, individuals belonging to the Non-Employee Personnel and Ceased Non-Employee Personnel, nor any other individuals, who in any way and in any form whatsoever, have claimed and/or challenged and/or objected to, or are in a position to do so, breach of contract or violation of the Law, also for the purpose of claiming sums including damages, by the Group Companies and/or who have initiated, or are in the condition to be able to do so, judicial or extrajudicial actions of any nature whatsoever in relation to the employment relationship (and the nature of the same) existing and/or intervening with the Group Companies, including the claim of the existence of a single employer’s centre between the Group Companies and other companies; there are no Employees in a probationary period who can justifiably claim the nullity of the probationary agreement in the event of termination by the Group Companies; nor is there any dispute or pending proceeding in respect of the foregoing, including the omission or partial payment of sums due for any reason whatsoever in relation to the existing contractual relationships with the Employees and the Non-Employee Personnel, and to the terminated contractual relationships with the Ceased Employees and the Ceased Non-Employee Personnel.
(xiii)
The Group Companies have installed surveillance cameras scattered throughout the perimeters of the plants with centralised control by the “h24” vigilance requested and authorised by the competent prefecture in compliance with and in accordance with the Law.
(xiv)
Except as listed in Appendix 2.11 (xiv), the Group Companies do not use, nor have they ever used, agents and business brokers acting on behalf of and/or in favour of the Group Companies. There are no contractual relationships in relation to which reclassification as an agency can be validly claimed
(xv)
Except as listed in Appendix 2.11 (xv), the Group Companies have not received from any of the competent labour/social security Authorities (including INAIL, INPS, ENASARCO and the Ministry of Labour), any notice and/or communication and/or payment injunction for irregularities

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connected to non-compliance with labour laws and regulations, as well as with the laws and regulations on the protection of health and safety in the workplace, non-payment or partial payment of wages, contributions, tax, insurance or social security charges, for any reason, reason or cause whatsoever, nor were there any accesses and/or inspections carried out at the Group Companies by the inspection bodies of the Ministry of Labour, social security and welfare institutions or public authorities responsible for protecting health and safety in the workplace during which irregularities emerged that have not yet been remedied. To date, the company is covered by the DURC.
(xvi)
No Employee and/or Ceased Employee, no individual belonging to the Non-Employee Personnel and/or Ceased Non-Employee Personnel, and no other person, has, nor can have, any rights with respect to the Group Companies relating to industrial inventions, as referred to in section 64 of Legislative Decree No. 30 of 10 February 2005, as amended and supplemented, as well as any other applicable provision of Law.
(xvii)
The Group Companies have not engaged in any anti-union behaviour and no strikes or court actions are in progress.
(xviii)
Except as listed in Appendix 2.11(xviii), the Group Companies have never resorted to social shock absorbers and restructuring programmes have never resorted to CIGS within the framework of the CNC (such as, for example, CIGS/collective redundancy procedures/solidarity agreements) (the “Restructuring Programmes”). Group Companies are not a party to, nor are they negotiating, any agreements with public organisations or employee representative associations for the purpose of Restructuring Programmes.
(xix)
The relations qualified as public contract (including all those contractual relations that may determine, from a labour point of view, the application of the regulations governing tender contracts) currently in force and terminated were concluded and executed in compliance with all provisions of law and contract applicable thereto, including the provisions of Legislative Decree No. 276 of 10 September 2003, as amended and Legislative Decree No. 81 of 9 April 2008, as amended and supplemented. In relation to the workers employed in the relationships mentioned herein, existing and terminated, wages, severance pay, social security contributions, insurance premiums and withholding taxes have been fully paid and paid, and all the contractors (as well as any sub-contractors) have fulfilled their obligations with respect to the personnel employed in the performance of the contract provided for by the Law and by the applicable national/territorial/corporate labour agreements as well as the individual agreements signed with the workers employed in the performance of the contract, including those concerning the payment of salaries (including indirect and deferred), withholding taxes on employee income as well as social security and welfare contributions. No worker employed in the performance of the relationships mentioned herein, nor any partner and/or

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director of the companies involved in the contracts, may claim the existence, and/or request the establishment, of an employment relationship of a subordinate or other nature with the Group Companies, nor may they claim from the Group Companies the payment of any sum whatsoever, including salaries (including indirect and deferred), withholding taxes on employee income, social security and welfare contributions, compensation for damages. The aforementioned circumstances cannot be ascertained by the inspection bodies of the Ministry of Labour, social security and welfare institutions or competent authorities. The above-mentioned relations qualified as public contracts are genuine and cannot be justifiably claimed to be re-qualified as unlawful supply of labour and/or unlawful secondment, neither by the workers employed in the performance of the agreements, nor by the shareholders and/or directors of the companies involved, nor by the inspection bodies of the Ministry of Labour, social security and welfare authorities or the competent Authorities.
(xx)
The Sellers further declare that none of the officers or directors of the Group Companies has, directly or indirectly, an economic interest in, or is a director, officer or employee of any third party that is a customer, supplier, lessor, lessee, competitor or potential competitor of the Group Companies.
(xxi)
All representations and warranties set forth in Paragraphs from 2.11(ii) to 2.11(xvii) of the Sellers’ Representations and Warranties shall apply, mutatis mutandis, to employees and/or consultants, agents, business brokers, temporary workers or collaborators whose employment relationship with the Group Companies is terminated prior to the Closing Date.
2.12.
Disputes. Except as listed in Appendix 2.12 , the Group Companies are not party to any litigation, before any Authority or arbitration body, nor are they subject to any investigation of any kind; no litigation has been threatened against the Group Companies and there are no circumstances that could legitimise third parties to initiate litigation against the Group Companies.
2.13.
Compliance with Laws. The Company has always conducted its business in compliance with the laws and regulations applicable to it, to the activities it carries out and to the assets it owns or uses.
2.14.
Authorisations.
(i)
Tekne holds all Authorisations required by law for the exercise of all activities actually carried out.
(ii)
The Authorisations comply with any applicable law and/or regulation, are effectively owned by Tekne and, as at the Closing Date, have never been annulled, revoked, declared void, withdrawn or otherwise subjected to proceedings that may lead to annulment, revocation, forfeiture or

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withdrawal and have never been challenged (either out-of-court or in court) by any public authority.
(iii)
As of the Closing Date, the Authorisations are fully valid, effective and up-to-date with any applicable laws and/or regulations and there is no circumstance, even arising from the execution of this Agreement, which affects or may affect the validity, effectiveness and title of the Authorisations and, in any case, which may result in their annulment, revocation, forfeiture or withdrawal by any Authority.
2.15.
Decree 231. With reference to the Group Companies, none of the persons set forth in section 5 of Decree No. 231 has carried out (or is about to carry out as of the date of this Agreement) acts, actions or omissions, even in the form of an attempt, in the interest or to the advantage of the Group Companies, which can be qualified as offences (so-called “predicate offences”) from which the administrative liability of legal persons derives pursuant to Decree No. 231, as subsequently supplemented and/or amended. The Group Companies have not received any disputes relating to their liability for the actions of their Employees.
2.16.
Taxes and Fees.
(i)
The Group Companies have filed, within the time limits and in the manner prescribed by the Law (including the time limits for repentance or submission of supplementary declarations), all income and Tax declarations required by the relevant Laws and other documents of a fiscal, tax and social security nature that must be filed in accordance with the Law, for all years open for assessment purposes. These declarations are in accordance with the applicable Law and accurately reflect all commitments relating to Taxes owed by the Group Companies for the tax periods to which they relate. The Group Companies have duly complied and will have duly complied as at the Closing Date, with all requirements required by the provisions of the Law in force from time to time in respect of Taxes. Except as listed in Appendix 2.16(i), all Taxes in any way payable by the Group Companies the payment of which was due up to the Closing Date and which will be due up to the Closing Date have been paid in full or adequately covered by appropriate entries in the balance sheets and books and records as and to the extent required by the application of the Accounting Principles and the Law. The Group Companies have correctly made, for all the years open for assessment, the withholdings required by the Laws and paid and certified in full the amounts due as withholding agent to the competent Authorities within the terms provided for by the Laws.

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(ii)
The Group Companies have not received any accesses, inspections, audits or acts of assessment or dispute of any kind by the competent tax authorities in relation to Taxes, nor have any tax inspections of any kind been initiated or notified in writing.
(iii)
Available tax credits, including research and development tax credits, accrued and utilised during taxable periods by Group Companies are certain, existing, due, correctly determined and timely reported in tax returns.
(iv)
There are no disputes or lawsuits pending or threatened in writing relating to Taxes or otherwise of a fiscal nature involving Group Companies.
(v)
All transactions between Group Companies and their Related Parties are, for tax, tax and social security purposes, carried out at market prices, respond to valid economic reasons and have been correctly and adequately documented for the purposes of any Taxes.
(vi)
All contracts in which Group Companies have participated are properly qualified for Tax purposes and, where necessary, duly registered with the Internal Revenue Service (Agenzia delle Entrate) by promptly paying the Taxes due.
(vii)
The Group Companies are and have been, for all years open for assessment, tax resident in Italy, in compliance with the Law, without any permanent establishments abroad.
2.17.
Relevant Agreements.
(i)
With the exception of the agreements listed in Appendix 2.17(ii)(1), all existing agreements and obligations of the Group Companies with a total value equal to or greater than Euro 200,000.00 (two hundred thousand/00) are valid, effective and binding according to the terms and conditions agreed upon therein, and there are no breaches by the Group Companies of any of their obligations thereunder, not even for the purpose of applying penalties, or conditions or circumstances that may constitute breaches by the Group Companies or that may constitute a source thereof. In relation to all such agreements and obligatory relationships, no factual situation has arisen that may entitle any party to legitimately refuse to perform, terminate said agreements or declare the Group Companies to be in breach of their obligations. None of the counterparties to each agreement entered into by the Group Companies has communicated in writing its intention to terminate and/or withdraw early from, and/or not to renew, the relevant agreement.
(ii)
Except as listed in Appendix2.17 (ii) to this Annex 9.1, no agreement, covenant or arrangement to which the Group Companies are a party provides for the possibility of early termination, withdrawal or modification of terms and conditions as a result of the signing of this Agreement or the performance of any or all of the acts and/or transactions contemplated hereunder.

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2.18.
Agreements with the Public Administration.
(i)
The Group Companies possess, and have always possessed without interruption, all the subjective (relating to reliability and morality) and qualitative (technical, professional, organisational, economic and any other kind of) requirements necessary and declared by the Group Companies pursuant to the regulations applicable to public agreements in order to (i) participate in and/or be awarded public tender procedures and (ii) execute the relevant public agreements (the “Public Agreements”).
(ii)
All Public Agreements executed or being executed by the Group Companies have been entered into in compliance with the Law and with the regulations on public contracts applicable from time to time and may be legitimately executed by the same, all the prerequisites provided for by the applicable regulations having already been met, without any solution of continuity. As of the Closing Date, the Group Companies have not received any communication, in any form whatsoever, from the relevant contracting authorities concerning investigations or proceedings of any kind aimed at revoking the awarding of contracts or reopening public tenders or which in any way affect the rights of the Group Companies deriving from the same, and no default has occurred nor any other reason exists whereby, pursuant to applicable Laws (and/or contractual/tender provisions), the Group Companies may be excluded, be subject to revocation of award, be otherwise precluded or restricted in any way from participating in, performing, or being awarded any of the public tenders and Public Agreements.
(iii)
All Public Agreements shall be valid, binding and the respective obligations enforceable in accordance with the terms and conditions contained therein. Neither the signing of this Agreement nor the execution of this Final Transaction contemplated thereunder shall give rise to, nor constitute grounds for, termination, cancellation, termination, forfeiture or mandatory early repayment of the relevant debt owed by the Group Companies, invalidity, nullity or annulment in respect of any of the Public Agreements. Except as listed in Appendix 2.18(iii), the Group Companies have never received any written notice of termination, cancellation, withdrawal and/or annulment of, nor have any penalties been imposed on, any Public Agreement.
(iv)
As at the Closing Date, no counterparty to any Public Agreement has exercised or made known its intention to exercise any right of termination, rescission, withdrawal, forfeiture of the benefit of the term, mandatory early repayment of the related debt of the Group Companies with respect to the same Public Agreement.
2.19.
Insurance. The Group Companies have taken out the insurance policies set out in Appendix 2.19(1) to this Annex 9.1; such policies are, as of the Closing Date, valid and effective and shall remain in force until the expiration date indicated for each policy in the aforesaid Appendix 2.19(1). These insurance policies are considered adequate to cover the existing risks related

16

to the activities carried out by the Group Companies. All past due premiums in respect of the aforesaid policies have been duly paid by the Group Companies and at the time of entering into this Agreement no action of any kind has been threatened against the Group Companies for any failure to comply with the terms and conditions of the aforesaid policies, except as listed in Appendix 2.19(2). The Group Companies have not failed to give all notices and communications required by the said policies.
2.20.
Privacy.
(i)
The Group Companies comply and have at all times complied with all applicable Laws relating to the processing of personal data (including, without limitation, by Regulation (EU) 2016/679, Legislative Decree 196/2003, as amended by Legislative Decree 101/2018 and the measures and guidelines of the Italian Data Protection Authority and the European Data Protection Board (also “Data Protection Law”).
(ii)
Group Companies do not process personal data for the purposes of clinical trials and/or scientific and statistical research of any kind or nature except to the extent required by applicable law.
(iii)
The Group Companies have not received any notification (including notices of enforcement or imposition of financial penalties), letter or other communication or written complaint from any data subject and/or any other person alleging a breach of any Data Protection Law, nor are there any circumstances that would cause the above to occur.
(iv)
The Group Companies have not received any inspections or received any written requests to provide information or produce documents from any competent Data Protection Authority and there is no complaint from any person or proceedings pending or threatened in writing relating to the processing of personal data of the Group Companies. There are no circumstances such that any of the above events are likely to occur.
(v)
Group Companies have not suffered any loss, damage or unauthorised access, disclosure, use or breach of security of personal data in its possession, custody or control, or otherwise held or processed on its behalf, which has had a material effect on its business.
2.21.
Transactions with Related Parties. No transactions have ever been conducted, executed or finalised between Group Companies and their Related Parties.
2.22.
Compliance with environmental regulations.
(i)
Group Companies have always conducted their activities in compliance with the environmental regulations provided for by the Law, including the EC REACH Regulation No. 1907/2006, the EC CLP Regulation No. 1272/2008 and the applicable provisions on the management of fluorinated gases and greenhouse gases. The assets and facilities used by the Group Companies comply with and have always been managed in accordance with the applicable environmental laws, directives and regulations provided for by the Law.

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(ii)
The Group Companies are not involved in inspections, investigations or judicial, settlement or administrative proceedings, whether pending, already concluded or threatened or about to begin, relating to compliance with the environmental regulatory provisions of the Law, nor are there any situations, facts or circumstances of such a nature as to constitute valid grounds, assumptions or reasons for initiating them.
(iii)
In none of the areas in which the activities of the Group Companies are carried out are there any situations, either current related to their conduct or previous, of irregularity with respect to the regulatory provisions on environmental matters provided for by the Law or Authorisations, and the Group Companies have never carried out and do not carry out activities without the necessary permits, licences, authorisations, environmental communications, of any nature and in any form required by the applicable laws, directives, and regulations, and has not committed any violations, non-compliance, or infringements that may lead to the application of administrative and/or criminal sanctions and/or safety measures, the suspension of the activity, or the closure of the installation, pursuant to the applicable laws and regulations.
(iv)
In the performance of the activities of the Group Companies in the Real Estate and/or in the sites used or in any case available for any reason by the same, there has never been any release, emission, emission, discharge, leakage, spillage into the air, soil, subsoil, surface water and/or groundwater of polluting, contaminating, hazardous or toxic substances as defined by the applicable laws, directives and regulations.
(v)
In the Real Estate and/or sites owned, used or in any case at the disposal for any reason of the Group Companies, there is and has been no contamination, historical and/or accidental contamination of the soil or the water table that, based on the applicable laws and regulations, would require emergency safety works, reclamation, investigations, reports, investments, interventions or expenses, nor have the Group Companies ever been involved in reclamation proceedings in relation to the sites in which it operates and has operated.
(vi)
In the Real Estate and/or sites owned, used or in any case at the disposal for any reason of the Group Companies, there have never been nor are there any tanks, above ground or underground, even if no longer or not currently in use or present in the past and then removed. There are tanks in good standing. With reference to the aforementioned tanks, there have never been leaks or spills that have caused contamination or potential contamination, pursuant to applicable laws and regulations, of the environmental matrices soil, subsoil, surface water and/or groundwater.
(vii)
No hazardous and/or toxic substances, such as asbestos, PCBs, PCTs, CFCs, Halon and R-22 and/or other substances restricted or prohibited by applicable laws, directives and regulations, have ever been or are present in the buildings and/or sites owned, used or otherwise available to the Group Companies.

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(viii)
Group Companies have always used, transported, installed, stored and, if necessary, disposed of waste in accordance with applicable laws and regulations and any other applicable legislation, including commitments related to membership of consortia pursuant to Articles 223 and 224 of Legislative Decree 152/2006.
2.23.
Product liability.
(i)
The products manufactured and/or marketed by the Group Companies possess and have always possessed the characteristics and qualities guaranteed to purchasers under the relevant contracts of sale or, in any case, under the applicable laws.
(ii)
To the best of the Sellers’ knowledge, there are no actual circumstances, events or occurrences that would require the Group Companies to (i) proceed with product recall campaigns, (ii) with the exception of what is due under agreements containing “SLA” clauses for a total amount exceeding Euro 50,000.00 (fifty thousand), compensate customers or consumers for damages in connection with the use or possession of defective products, or (iii) pay any amount as a fine for violation of the regulations concerning the safety of its products.
(iii)
Except as listed in Appendix 2.23(ii), no third party has made any claim or demand against the Group Companies based on product defects or faults.
(iv)
There are no facts or circumstances capable of causing the occurrence of the situations, circumstances or commitments of Group Companies referred to in the preceding Paragraph 2.23 (iii).
2.24.
Commissions. There is no natural or legal person or other entity entitled to receive a commission from the Sellers as a finder, broker or intermediary in connection with or in connection with this Agreement and/or the transaction contemplated hereby as a result of any agreement and/or undertaking entered into by the Sellers, and the Sellers are not a party to any agreement whereby any natural or legal person or other entity may charge the Sellers and/or the Group Companies a brokerage or other commission in any capacity whatsoever in connection with this Agreement and/or the transaction contemplated hereby.
2.25.
Due Diligence. All data and information provided to the Investor and its advisers during the negotiations preceding the execution of this Agreement (including those to be provided during the Due Diligence during the Interim Period and the Confirmatory Due Diligence Period) are true, correct and complete.

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